    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999


                                                      REGISTRATION NO. 333-70003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       FIRST SECURITY AUTO GRANTOR TRUSTS
                   (Issuer with respect to the Certificates)

                        FIRST SECURITY AUTO OWNER TRUSTS
            (Issuer with respect to the Notes and the Certificates)

                FIRST SECURITY BANK,-REGISTERED TRADEMARK- N.A.
                   (Originator of the Trust described herein)

   UNITED STATES OF AMERICA                  6025                  87-0131890
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
              of                   Classification Code No.)      Identification
incorporation or organization)                                        No.)

                           FIRST SECURITY BANK, N.A.
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976

(Address, including zip code, and telephone number, including area code, of the
                    Registrant's principal executive office)
                         ------------------------------

                                 BRAD D. HARDY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:

                      A.R. THORUP                                          KENNETH P. MORRISON
                RAY, QUINNEY & NEBEKER                                      JILL SUGAR FACTOR
       79 SOUTH MAIN STREET, 400 DESERT BUILDING                            KIRKLAND & ELLIS
            SALT LAKE CITY, UTAH 84145-0385                              200 EAST RANDOLPH DRIVE
                                                                         CHICAGO, ILLINOIS 60601

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF                     AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
  SECURITIES TO BE REGISTERED          BE REGISTERED (1)        UNIT (2)           PRICE (2)              (3)
Asset Backed Securities..............    $2,500,000,000           100%           $2,500,000,000         $695,000



(1) $280,517,678.78 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 333-35847 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 333-35847. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $2,780,517,678.78.



(2) Estimated solely for the purposes of calculating the registration fee.



(3) All $695,000 of such registration fee was paid with the initial filing.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES WHICH ARE PART OF THIS REGISTRATION STATEMENT ARE COMBINED PROSPECTUSES AND INCLUDE ALL OF THE INFORMATION CURRENTLY REQUIRED IN A PROSPECTUS RELATING TO THE SECURITIES COVERED BY REGISTRATION STATEMENT 333-35847 PREVIOUSLY FILED BY THE REGISTRANT.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE CERTIFICATES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Prospectus Supplement to Prospectus dated January 20, 1999


    [LOGO]

$ ________

First Security Auto Grantor Trust 19__-__

$________ __% ASSET BACKED CERTIFICATES, CLASS A
$________ __% ASSET BACKED CERTIFICATES, CLASS B

First Security Bank-Registered Trademark-, N.A.

SELLER AND SERVICER

CONSIDER CAREFULLY
THE RISK FACTOR ON
PAGE S-2 IN THIS
PROSPECTUS
SUPPLEMENT AND
THE RISK FACTORS
BEGINNING ON
PAGE 10 IN THE
PROSPECTUS.
The Certificates represent the beneficial interest in the related Trust only. The Certificates issued by any Trust do not represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its affiliates.
This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.

   THE CERTIFICATES
   The Trust will issue the following Certificates:

                                                          Class A              Class B
                                                          Certificates         Certificates
                                                          -------------------  -------------------
Principal Amount
Price to Public(1)
Underwriting Discount(2)
Proceeds to Seller(3)

    (1) Plus accrued interest, if any, from ________. Total price to public (excluding such interest) = $________.
    (2) Total underwriting discount = $________.
    (3) Total proceeds to the Seller = $________.
        Principal and interest on the Certificates will be payable on each monthly Distribution Date. Interest will begin accruing on ________, 19__. The first Distribution Date will be ________.
   CREDIT ENHANCEMENT
       - The Class B Certificates are subordinated to the Class A Certificates as described in the related Prospectus.
       - Reserve Account, with an initial balance of $________.
       - Yield Supplement Agreement and the related Yield Supplement Account provide funds to supplement interest collections on certain Receivables. The initial balance in the Yield Supplement Account will be $________.
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
                                   SECURITIES
 OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    Underwriters of the Class A Certificates
                    Underwriters of the Class B Certificates
                                     [DATE]

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

We tell you about the Certificates in two separate documents that progressively provide more detail:

    (a) the accompanying Prospectus, which provides general information.

    (b) this Prospectus Supplement, which describes the specific terms of your Certificates and the specific meanings certain terms will have.

If the terms of the Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Certificates in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

Capitalized terms used in this Prospectus Supplement but not otherwise defined shall have the meanings given such terms in the Prospectus. You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 58 in the accompanying Prospectus.

                            ------------------------

                               Table of Contents

                                       Page
                                        ---

THE CERTIFICATES..................         S-1

RISK FACTOR.......................         S-2

  Lack of Geographic
   Diversification................         S-2

DELINQUENCY AND LOSS EXPERIENCE OF
  SELLER..........................         S-3

  Delinquency Experience..........         S-3

  Credit Loss/Repossession
   Experience.....................         S-3

THE RECEIVABLES POOL..............         S-4

  The Receivables.................         S-4

  Certain Characteristics.........         S-4

                                       Page
                                        ---

  Composition of the
   Receivables....................         S-4

  Distribution by Contract Rate of
   the Receivables................         S-4

  Geographic Distribution of the
   Receivables....................         S-5

  Payments on the Receivables.....         S-5

  Weighted Average Life of the
   Certificates...................         S-5

THE TRUSTEE.......................         S-8

ERISA CONSIDERATIONS..............         S-8

UNDERWRITING......................         S-9

                                The Certificates

The First Security Auto Grantor Trust 19__-__ will issue the following Certificates. This series of Certificates consists of two classes, entitled __% Asset Backed Certificates, Class A and __% Asset Backed Certificates, Class B. The initial Collection Period will be the period from but not including the Cutoff Date to and including ____, 19_.

General
Original Pool Balance....................................                         $
Cutoff Date..............................................                      , 19
Closing Date.............................................                      , 19
Collateral Agent.........................................
Required Class A Rating..................................                       AAA
Required Class B Rating..................................          Investment Grade

Certificate Terms
Class A Percentage.......................................                         %
Class B Percentage.......................................                         %
Original Class A Certificate Balance.....................                         $
Original Class B Certificate Balance.....................                         $
Class A Pass-Through Rate................................                         %
Class B Pass-Through Rate................................                         %
Interest Accrual Date....................................                      , 19
Initial Distribution Date................................                      , 19
Final Scheduled Distribution Date........................                      , 20

Reserve Account and Yield Supplement Account
Reserve Account Initial Deposit..........................                         $
Basic Reserve Account Percentage.........................                         %
Reserve Account Floor Amount.............................                         $
Reserve Account Increase Percentage......................                         %
Reserve Account Trigger Starting Date....................                      , 19
Default Trigger..........................................                         %
Delinquency Trigger......................................                         %
Yield Supplement Initial Deposit.........................                         $

                                  Risk Factor

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTOR AND THE RISK FACTORS SET FORTH IN THE PROSPECTUS IN DECIDING WHETHER TO PURCHASE THE CERTIFICATES.

Lack of Geographic Diversification  Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession
                                    experience of the Trust with respect to the Receivables.
                                    As of the Cutoff Date, the mailing addresses of Obligors
                                    with respect to %, % and % of the Original Pool Balance
                                    were located in Utah, Washington and Idaho,
                                    respectively. Adverse economic conditions in Utah,
                                    Washington and/or Idaho, or that area of the country
                                    generally, may have a disproportionate impact on the
                                    performance of the Receivables. Economic factors such as
                                    unemployment, interest rates, the rate of inflation and
                                    consumer perceptions may affect the rate of prepayment
                                    and defaults on the Receivables and could reduce or
                                    delay payments to you. See "The Receivables
                                    Pool--Certain Geographic Distribution of the
                                    Receivables."

                   Delinquency and Loss Experience of Seller

The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans (including Motor Vehicle Loans that it previously sold but continues to service). The tables include both Mother Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for Obligors, rising consumer debt burden per household and increases in personal bankruptcies.

No assurance can be made, that the delinquency and loss experience for the Motor Vehicle Loans as a whole or those transferred to the Trust will be similar to the historical experience set forth below.

Delinquency Experience

                                                                                                                     As of
                                                               As of September 30,                               December 31,
                                   ----------------------------------------------------------------------------  -------------
                                             1998                      1997                      1996                1995
                                   ------------------------  ------------------------  ------------------------  -------------
                                      Number                    Number                    Number                    Number
                                     of Loans      Amount      of Loans      Amount      of Loans      Amount      of Loans
                                   -------------  ---------  -------------  ---------  -------------  ---------  -------------
                                                                     (DOLLARS IN THOUSANDS)
Portfolio at Period End
Delinquency(1)
  30-59 Days.....................
  60-89 Days.....................
  90 Days or More................
Total Delinquencies..............
Total Delinquencies as Percentage
 of the Portfolio

                                                        1994                      1993
                                              ------------------------  ------------------------
                                                 Number                    Number
                                    Amount      of Loans      Amount      of Loans      Amount
                                   ---------  -------------  ---------  -------------  ---------
Portfolio at Period End
Delinquency(1)
  30-59 Days.....................
  60-89 Days.....................
  90 Days or More................
Total Delinquencies..............
Total Delinquencies as Percentage
 of the Portfolio

------------------------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans under than Motor Vehicle Loans previously charged off.

Credit Loss/Repossession Experience

                                                                Nine Months Ended
                                                                  September 30,               Year Ended December 31,
                                                               --------------------  ------------------------------------------
                                                                 1998       1997       1997       1996       1995       1994
                                                               ---------  ---------  ---------  ---------  ---------  ---------
                                                                                    (DOLLARS IN THOUSANDS)
Portfolio Balance at Period End..............................
Average Portfolio Balance During Period......................
Average Number of Loans Outstanding During the Period........
Number of Repossessions During the Period....................
Number of Repossessions as percentage of Average Number of
 Loans Outstanding...........................................
Gross Charge-offs(1).........................................
Recoveries on Loans Previously Charged Off(2)................
Net Charge-offs(3)...........................................
Net Charge-offs as a Percentage of Portfolio Balance at
 Period End..................................................
Net Charge-offs as a Percentage of Average Balance During
 Period......................................................

                                                                 1993
                                                               ---------
Portfolio Balance at Period End..............................
Average Portfolio Balance During Period......................
Average Number of Loans Outstanding During the Period........
Number of Repossessions During the Period....................
Number of Repossessions as percentage of Average Number of
 Loans Outstanding...........................................
Gross Charge-offs(1).........................................
Recoveries on Loans Previously Charged Off(2)................
Net Charge-offs(3)...........................................
Net Charge-offs as a Percentage of Portfolio Balance at
 Period End..................................................
Net Charge-offs as a Percentage of Average Balance During
 Period......................................................

------------------------------
(1) Gross Charge-offs are generally stated net of liquidation proceeds.

(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.

(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.

                              The Receivables Pool

The Receivables

Approximately ___% of the Original Pool Balance of Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("CONTRACT RATE") of at least ___% and not more than ___%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than ___ months and not more than ___ months; (iv) each Receivable had a remaining principal balance of not less than $_______ and not more than $________ as of the Cutoff Date; (v) no Receivable was more than ___ days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable; (viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after __________. No procedures adverse to Certificateholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Certificateholders are described in the Prospectus.

Certain Characteristics

As of the Cutoff Date, approximately ___% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles and approximately ___% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles.

The composition, distribution by Contract Rate and distribution by remaining term of the Receivables as of the Cutoff Date are set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

Composition of the Receivables


  Weighted Average                               Number of
  Contract Rate of       Original Pool         Receivables in      Average Principal      Weighted Average      Weighted Average
    Receivables             Balance                 Pool                Balance            Original Term         Remaining Term
--------------------  --------------------  --------------------  --------------------  --------------------  --------------------
      _______%             $________             _________             $________             ____ mos.             ____ mos.


Distribution by Contract Rate of the Receivables

                                                                                                        Aggregate      Percentage of
                                                                                       Number of        Principal      Original Pool
Contract Rate Range                                                                   Receivables        Balance          Balance
-----------------------------------------------------------------------------------  -------------  -----------------  -------------
6.00-6.99%.........................................................................                     $                        %
7.00-7.99%.........................................................................                     $                        %
8.00-8.99%.........................................................................                     $                        %
9.00-9.99%.........................................................................                     $                        %
10.00-10.99%.......................................................................                     $                        %
11.00-11.99%.......................................................................                     $                        %
12.00-12.99%.......................................................................                     $                        %
13.00-13.99%.......................................................................                     $                        %
14.00-14.99%.......................................................................                     $                        %
15.00 and up.......................................................................                     $                        %

Geographic Distribution of the Receivables


The following table sets forth the percentage of the Original Pool Balance:



                                                                                            Percentage of
                                                                                              Original
State                                                                                       Pool Balance
---------------------------------------------------------------------------------------  -------------------
Utah...................................................................................               %
Idaho..................................................................................               %
Oregon.................................................................................               %
Nevada.................................................................................               %
Washington.............................................................................               %
Montana................................................................................               %
Wyoming................................................................................               %


Payments on the Receivables

All Receivables provide for the allocation of payments according to the "Simple Interest" method (each a "SIMPLE INTEREST RECEIVABLE"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level months payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceedings from credit life, disability, theft or physical damage, insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

Weighted Average Life of the Certificates

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing

10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables and the final distribution in respect of either class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned "Percent of Original Certificate Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Balance and (v) the Servicer does not exercise its option to purchase the Receivables. The pools have an assumed cutoff date of __________. The ABS Table indicates the projected weighted average life of each class of Certificates and sets forth the percent of the Original Certificate Balance of each class of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                         Original Term    Remaining Term
                                                        Aggregate                         to Maturity       to Maturity
Pool                                                Principal Balance   Contract Rate     (In Months)       (In Months)
--------------------------------------------------  -----------------  ---------------  ---------------  -----------------
1.................................................      $
2.................................................
3.................................................
4.................................................
5.................................................
6.................................................
7.................................................
8.................................................
9.................................................
10................................................
11................................................
                                                           ------
12................................................
                                                           ------
                                                           ------

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the Certificates.

       Percent of Original Certificate Balance at Various ABS Percentages

                                                          Class A Certificates                  Class B Certificates
                                               ------------------------------------------  -------------------------------
Distribution Date                                0.5%       1.0%       1.5%       1.8%       0.5%       1.0%       1.5%
---------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Closing Date.................................     100.00     100.00     100.00     100.00     100.00     100.00     100.00
__/__/__.....................................
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Weighted Average Life (years) (1)............

Distribution Date                                1.8%
---------------------------------------------  ---------
Closing Date.................................     100.00
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Weighted Average Life (years) (1)............

------------------------------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment on a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related Original Certificate Balance of the Certificate.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                  The Trustee

The Trustee will be ________________. The Trustee's Corporate Trust Office is located at ____________________.

                              ERISA Considerations

The Exemption described under "ERISA Considerations" in the Prospectus refers to the exemption granted to J.P. Morgan Securities Inc. (Prohibited Transaction Exemption 90-23).

                                  Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                                                Principal Amount  Principal Amount
                                                                                   of Class A        of Class B
                                                                                  Certificates      Certificates
                                                                                ----------------  ----------------
              ................................................................    $                 $
              ................................................................
              ................................................................
              ................................................................
        Total.................................................................    $                 $

The Seller has been advised that the Underwriters propose initially to offer the Certificates to the public at the prices set forth herein and to certain dealers at such prices less a concession not in excess of __% of the Class A Certificate denominations or __% of the Class B Certificate denominations, and that the Underwriters may allow, and such dealers may reallow, a discount not in excess of __% of the Class A Certificate denominations or __% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering price, concessions, and discounts to dealers may be changed by the Underwriters.

The Seller has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Seller has also agreed to reimburse the Underwriters for certain of their expenses.

In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the seller and its affiliates.

[The Seller will retain a Class A Certificate in the principal amount of $_____. First Security Capital Markets, Inc. ("FSCM") is an affiliate of the Seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE CERTIFICATES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Base Prospectus

         [LOGO]

First Security-Registered Trademark- Auto Grantor Trusts

ASSET BACKED CERTIFICATES, CLASS A
ASSET BACKED CERTIFICATES, CLASS B

First Security Bank-Registered Trademark-, N.A.

SELLER AND SERVICER

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THIS PROSPECTUS.
The Certificates of a series represent the beneficial interest in the related Trust only. The Certificates issued by any Trust do not represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its respective affiliates.
This Prospectus may be used to offer and sell any Certificates only if accompanied by an applicable Prospectus Supplement.

    THE TRUSTS--
    - A new trust will be formed to issue each series of Certificates. Each series will include two classes of Certificates, the Class A Certificates and the Class B Certificates.
    - The primary assets of each Trust will be:
       - a pool of fixed rate retail motor vehicle installment sales contracts and installment loans;
       - monies received on such contracts and loans;
       - a security or ownership interest in the automobiles and lights trucks financed under such contracts and loans;
       - rights to amounts on deposit in the related Reserve Account and the related Yield Supplement Account and under the related Yield Supplement Agreement; and
       - other related assets.
   THE CERTIFICATES--
       - will represent beneficial interests in the related Trust in the percentages set forth in the related Prospectus Supplement;
       - will be paid only from the assets of the related Trust and amounts on deposit in the related Reserve Account;
       - will represent the right to payments of principal and interest on a monthly basis in the amounts described herein and in the related Prospectus Supplement; and
       - the Class B Certificates issued by any Trust will be subordinated to the related Class A Certificates.
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                January 20, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We tell you about the Certificates in two separate documents that progressively provide more detail:

    (a) this Prospectus, which provides general information and terms of the Certificates.

    (b) the accompanying supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"), which will describe the specific terms of your Certificates and the specific meanings the following terms will have:

    - Original Pool Balance

    - Cutoff Date

    - Closing Date

    - Collateral Agent

    - Required Class A and B Ratings

    - Class A Percentage, Class B Percentage

    - Original Class A Certificate Balance, Original Class B Certificate Balance

    - Class A Pass-Through Rate, Class B Pass-Through Rate

    - Interest Accrual Date

    - Initial Distribution Date

    - Final Scheduled Distribution Date

    - Reserve Account Initial Deposit

    - Basic Reserve Account Percentage

    - Reserve Account Floor Amount

    - Reserve Account Increase Percentage

    - Reserve Account Trigger Starting Date

    - Default Trigger

    - Delinquency Trigger

    - Yield Supplement Initial Deposit

The terms of particular Certificates may vary between this Prospectus and the Prospectus Supplement, in which case you should rely on the information in the Prospectus Supplement.

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Certificates in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms" beginning on page 58 in this Prospectus.

                            ------------------------

                               Table of Contents

                                       Page
                                        ---

PROSPECTUS SUMMARY................           5

  The Parties.....................           5

  The Offered Certificates........           5

  The Trust Property..............           7

  Reserve Account.................           7

  Yield Supplement Agreement;
   Yield Supplement Account.......           8

  Advances........................           8

  Servicing Fees..................           9

  Optional Repurchase.............           9

  Tax Status......................           9

  ERISA Considerations............           9

RISK FACTORS......................          10

  Maturity and Prepayment
   Considerations.................          10

  Extensions and Deferrals of
   Payments on Receivables........          10

  Limited Assets of Each Trust....          10

  Potential Priority of Certain
   Liens..........................          11

  Possible Reductions and Delays
   in Payments Due to Bankruptcy
   and Insolvency.................          11

  Limited Enforceability of the
   Receivables....................          12

  Limited Reliance on the Bank and
   its Affiliates.................          12

  Subordination...................          12

  Risk of Commingling of Assets...          13

  Federal Income Taxation;
   Subordination of Class B
   Certificate Owners.............          13

  Limited Ability to Resell
   Certificates...................          14

  Limited Significance of
   Ratings........................          14

FORMATION OF THE TRUSTS...........          15

TRUST PROPERTY....................          15

THE MOTOR VEHICLE LOAN PORTFOLIO..          16

  General.........................          16

  Origination of Receivables......          16

  Underwriting....................          16

  Servicing and Collections.......          17

  Physical Damage Insurance.......          18

  Delinquency and Loss
   Experience.....................          18

                                       Page
                                        ---

MATURITY AND PREPAYMENT
  ASSUMPTIONS.....................          19

YIELD CONSIDERATIONS..............          19

POOL FACTORS AND OTHER
  INFORMATION.....................          20

USE OF PROCEEDS...................          20

THE BANK..........................          20

THE CERTIFICATES..................          21

  General.........................          21

  Book-Entry Registration.........          22

  Definitive Certificates.........          24

  Sale and Assignment of the
   Receivables....................          25

  Mandatory Repurchase of
   Receivables....................          27

  Credit Deferrals and Optional
   Payment Deferrals..............          27

  Accounts........................          28

  Collections on the
   Receivables....................          29

  Servicing Procedures............          29

  Servicing Compensation..........          30

  Advances........................          30

  Yield Supplement Account; Yield
   Supplement Agreement...........          31

  Reserve Account.................          32

  Distributions on Certificates...          34

  Statements to
   Certificateholders.............          38

  Evidence as to Compliance.......          38

  Certain Matters Regarding the
   Servicer.......................          39

  Events of Servicing
   Termination....................          39

  Rights upon an Event of
   Servicing Termination..........          40

  Amendment.......................          40

  List of Certificateholders......          41

  Termination.....................          41

  The Trustee.....................          42

  Duties of the Trustee...........          42

CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.....................          43

  Rights in the Receivables.......          43

  Security Interests in the
   Financed Vehicles..............          43

  Repossession....................          45

                                       Page
                                        ---
  Notice of Sale; Redemption
   Rights.........................          45

  Deficiency Judgments and Excess
   Proceeds.......................          45

  Consumer Protection Laws........          46

  Other Limitations...............          47

FEDERAL INCOME TAX CONSEQUENCES...          47

  Tax Status of the Trusts........          47

  Treatment of Certificate Owners'
   Interest in Trust Property.....          47

  Discount and Premium............          49

  Class B Certificate Owners......          52
                                       Page
                                        ---

  Yield Supplement Amounts........          52

  Sale of a Certificate...........          53

  Foreign Certificate Owners......          53

  Backup Withholding..............          54

ERISA CONSIDERATIONS..............          54

PLAN OF DISTRIBUTION..............          56

LEGAL MATTERS.....................          57

WHERE YOU CAN FIND MORE
  INFORMATION.....................          57

INDEX OF TERMS....................          58

                               Prospectus Summary

    - This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Certificates, read carefully this entire document and the accompanying Prospectus Supplement.

    - This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this information in this Prospectus and the accompanying Prospectus Supplement.

THE PARTIES

ISSUER.......................  Each Series of Certificates will be issued by a separate
                               Trust created pursuant to a Pooling and Servicing Agreement.

SELLER AND SERVICER..........  First Security Bank-Registered Trademark-, N.A. will be the
                               Seller and the Servicer for each Trust.

TRUSTEE......................  Each Trust will have a Trustee as specified in the related
                               Prospectus Supplement.

COLLATERAL AGENT.............  Each Trust will have a Collateral Agent as specified in the related Prospectus Supplement.

THE OFFERED CERTIFICATES       We will describe in each Prospectus Supplement the
                               Certificates we are offering at that time. The offered
                               Certificates will include two classes of asset-backed
                               Certificates, the Class A Certificates and the Class B
                               Certificates. We sometimes refer to the Certificates issued by the same Trust as a "SERIES." We may retain one or more of the Certificates.

                               Interest

                               - Interest on the Class A Certificates will be payable at
                               the Class A Pass-Through Rate set forth in the related
                                 Prospectus Supplement.

                               - Interest on the Class B Certificates will be payable at
                               the Class B Pass-Through Rate set forth in the related
                                 Prospectus Supplement.

                               - Interest will be payable monthly on the Distribution Dates set forth in the Prospectus Supplement.

                               - Interest will be paid in any Distribution Date only to the extent funds are available therefor as described herein.

                               - Payment of interest on the of Class B Certificates will be subordinated to payment of interest on the Class A
                                 Certificates to the extent described herein.

                               Principal

                               - Payments of principal on the Certificates will be made
                               monthly on Distribution Dates.

                               - Principal payments will be in an amount based on the
                               amount of principal payments on the Receivables received by the Servicer during the related Collection Period and all
                                 Liquidation Proceeds, to the extent allocable to
                                 principal. Principal will be paid on any Distribution Date only to the extent funds are available therefor as
                                 described herein.

                               - Principal payments will generally be made pro rata to the holders of Class A Certificates and Class B Certificates
                                 based on their respective percentage interest in the
                                 Trust.

                               - Payments of principal on the Class B Certificates will be subordinated to payments of principal and interest on the
                                 Class A Certificates to the extent described herein.

                               Subordination of Class B Certificates

                               On each Distribution Date:

                               - The Class B Certificateholders will receive distributions of interest only after the full amount of interest on the
                                 Class A Certificates has been provided for.

                               - The Class B Certificateholders will receive distributions of principal only after the full amount of interest and
                                 principal on the Class A Certificates has been provided
                                 for.

                               Registration and Clearance

                               Unless otherwise provided, the Certificates offered hereby will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company in the United States or
                               Cedel or Euroclear in Europe. A Certificate Owner will not receive a definitive certificate representing its interest, except in certain limited circumstances when Certificates in fully registered, certificated form are issued.

                               Denominations

                               The Certificates will be available for purchase in the
                               denominations specified in the related Prospectus
                               Supplement. If no denomination is specified, then the
                               Certificates will be available for purchase in denominations of $1,000 and greater whole-dollar denominations.

                               Ratings of the Certificates

                               We will not issue the Certificates unless (1) the Class A
                               Certificates be rated in the "AAA" category or its
                               equivalent and (2) the Class B Certificates be rated at
                               least in the "A" category or its equivalent, in each case by at least two nationally recognized statistical rating
                               agencies. There can be no assurance that such ratings will not be lowered or withdrawn by the applicable rating agency.

THE TRUST PROPERTY             The primary assets of each Trust will be a pool of fixed
                               rate retail motor vehicle installment sales contracts and
                               installment loans made by the Seller or through a Dealer
                               that sold a motor vehicle. The Receivables in each Trust
                               will be sold by the Seller to the Trust. The Trust Property will also include:

                               - All monies due or received under the Receivables after a date which will be specified in the related Prospectus
                                 Supplement;

                               - A security or ownership interest in the new and used
                               automobiles and lights trucks financed by the Receivables;

                               - Any proceeds from claims on certain related insurance
                               policies or from obligors under the Receivables;

                               - Certain amounts on deposit in the Accounts as described
                               under "The Certificates--Accounts" and in the related
                                 Prospectus Supplement;

                               - Certain rights of the Seller relating to Receivables from agreements between the Seller and the Dealers that sold the
                                 Financed Vehicles and related documents; and

                               - All rights of the Trust under the related Agreement.

RESERVE ACCOUNT                Unless otherwise specified in the related Prospectus
                               Supplement, the Collateral Agent for each Trust will hold a
                               "RESERVE ACCOUNT." The Reserve Account will be funded as
                               follows:

                               - On the Closing Date, the Seller will deposit the RESERVE
                               ACCOUNT INITIAL DEPOSIT set forth in the related Prospectus
                                 Supplement.

                               - For each Collection Period, the amount in the Reserve
                               Account will be supplemented by the deposit of funds
                                 remaining in the Certificate Account after providing for
                                 amounts to be distributed to the holders of the
                                 Certificates and the Servicer.

                               Funds on deposit in the Reserve Account will be applied for each Collection Period in the following priority:

                               - To reimburse the Servicer for Advances previously made and not reimbursed;

                               - To the Servicer, in respect of accrued and unpaid Basic
                                 Servicing Fees;

                               - To the Certificateholders, to the extent the amounts on
                               deposit in the Certificate Account are insufficient to pay amounts distributable to the Certificateholders; and

                               - To the Seller, to the extent funds on deposit in the
                               Reserve Account exceed the Specified Reserve Account
                                 Balance.

                               Unless otherwise specified in the related Prospectus
                               Supplement, the Specified Reserve Account Balance will equal a percentage of the Pool Balance as of the last day of the related Collection Period. In no event will the Specified
                               Reserve Account Balance be less than the lesser of:

                               - the Reserve Account Floor Amount set forth in the related
                               Prospectus Supplement; and

                               - the sum of the Pool Balance of the related Trust and an
                               amount sufficient to pay interest on the Certificates and
                                 the Basic Servicing Fee through the Final Scheduled
                                 Distribution Date.

YIELD SUPPLEMENT AGREEMENT;    Unless otherwise specified in the related Prospectus
YIELD SUPPLEMENT ACCOUNT       Supplement, with respect to each Series of Certificates, the
                               Seller will enter a Yield Supplement Agreement with the
                               related Trust if any Receivable has a Contract Rate below
                               the sum of (i) the applicable Class A Pass-Through Rate or the Class B Pass-Through Rate and (ii) the Basic Servicing
                               Fee Rate. The Yield Supplement Agreement will provide funds to supplement the interest collections on such Receivables.

                               Unless otherwise specified in the related Prospectus
                               Supplement, the Yield Supplement Amount for all Receivables
                               with respect to any Collection Period, will equal
                               one-twelfth of the difference, if any, of (i) the sum of:

                               (A)  interest on the Class A Percentage of such Receivable's principal balance as of the first day of the related
                                    Collection Period at a rate equal to the Class A Pass
                                    -Through Rate and the Basic Servicing Fee Rate; and

                               (B)  interest on the Class B Percentage of such Receivable's principal balance as of the first day of the related
                                    Collection Period at a rate equal to the sum of the
                                    Class B Pass-Through Rate and the Basic Servicing Fee
                                    Rate MINUS (ii) interest at the Contract Rate on such
                                    Receivable's principal balance of the first day of the
                                    related Collection Period.

                               Under each Yield Supplement Agreement, the Seller will be
                               obligated to pay to the Trust the Yield Supplement Amount
                               for each Collection Period. The Seller's obligation will be secured by funds on deposit in an account to be maintained by the Seller in the name of the Collateral Agent. The
                               amount on deposit in a Yield Supplement Account and
                               available for any Collection Period will be equal to at
                               least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future
                               Scheduled Payments on the Receivables are made on their
                               scheduled due dates. Amounts in excess of this amount will be paid to the Seller. If the amount on deposit is less than the Specified Yield Supplement Balance, funds will not be
                               withdrawn from the Yield Supplement Account.

                               On the Closing Date, the Seller will deposit the YIELD
                               SUPPLEMENT INITIAL DEPOSIT set forth in the related
                               Prospectus Supplement in the Yield Supplement Account.

ADVANCES                       To the extent specified herein, the Servicer may make an
                               Advance with respect to each Receivable serviced by it if
                               payments are due and unpaid on such Receivable. The Servicer will not be obligated to make any Advance in

                               respect of a Receivable to the extent that it does not
                               expect to recover such Advance from subsequent collections or recoveries on such Receivable. The Servicer will be
                               entitled to reimbursement of all Advances. See "The
                               Certificates--Advances."

SERVICING FEES                 With respect to each Series of Certificates, the Servicer
                               will receive, on a monthly basis, the Basic Servicing Fee to compensate it for servicing the Receivables. In addition,
                               the Servicer will also receive to the Supplemental Servicing
                               Fee. See "The Certificates--Servicing Compensation."

OPTIONAL REPURCHASE            Unless otherwise provided in the Prospectus Supplement, the
                               Servicer will have the option to purchase the Receivables of a Trust in the manner and on the terms and conditions
                               described under "The Certificates--Termination." Any such
                               purchase would result in the payment in full of all
                               outstanding Certificates.

TAX STATUS                     In the opinion of Kirkland & Ellis, special tax counsel to the Seller, each Trust will be classified for Federal income tax purposes as a grantor trust and not as an association
                               taxable as a corporation. Certificate Owners must report
                               their respective allocable shares of income earned on Trust assets. Subject to certain limitations applicable to
                               individuals, estates and trusts, Certificate Owners may
                               deduct their respective allocable shares of reasonable
                               servicing and other fees. Individuals should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and
                               disposition of the Class A Certificates or the Class B
                               Certificates. See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS           Subject to the considerations discussed under "ERISA
                               Considerations" herein and in the related Prospectus
                               Supplement, the Class A Certificates are eligible for
                               purchase by employee benefit plans.

                               No Class B Certificates may be acquired by any employee
                               benefit plan subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), or by any
                               individual retirement account. See "ERISA Considerations"
                               herein and in the related Prospectus Supplement.

                                  Risk Factors

You should consider the following risk factors in deciding whether to purchase any Certificates.

Maturity and Prepayment        Obligors may prepay the Receivables in full or in part. In
 Considerations                addition, prepayment may result from defaults or the receipt of proceeds from credit life, disability or physical damage insurance. Also, the Seller may be required to repurchase
                               Receivables from a Trust in certain circumstances, and the
                               Servicer may have the right to purchase all remaining
                               Receivables from a Trust pursuant to its optional purchase right. See "The Certificates--Sale and Assignment of
                               Receivables" and "--Termination." Each such prepayment,
                               repurchase or purchase will shorten the average life of the related Certificates. Prepayment rates may be influenced by a variety of economic, social and other factors and cannot be predicted with any assurance. For example, decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle without the consent of the
                               Seller may affect the rate of prepayment. If prepayments
                               occurred after a decline in interest rates, you may be
                               required to reinvest your funds at a return lower than the applicable Pass-Through Rate. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the Receivables held by your
                               Trust unless otherwise provided in the related Prospectus
                               Supplement. See "Maturity and Prepayment Assumptions."

Extensions and Deferrals       In certain circumstances, the Servicer may permit an
 of Payments on Receivables    extension on payments due on Receivables on a case-by-case basis. In addition, the Servicer has historically offered
                               payment deferrals to all Obligor's that meet the Bank's
                               eligibility requirements for such deferrals in June and in
                               December of each year. Any such deferrals or extensions may extend the maturity of the Receivables and increase the
                               weighted average life of the related Certificates. Any fees received by the Servicer associated with such deferrals or extensions will increase the principal balance of the
                               related Receivable. Any reinvestment risk resulting from
                               extensions or deferrals of payments on Receivables will be borne entirely by you as a Certificateholder. However, if
                               any payment deferral of a Receivable results in extending
                               the term beyond the FINAL SCHEDULED DISTRIBUTION DATE (as
                               defined in the related Prospectus Supplement) for any class of Certificates, the Servicer will be required to purchase the Receivable from the related Trust. See "The Motor
                               Vehicle Loan Portfolio--Underwriting."

Limited Assets of Each         Each Trust will not have any significant assets or sources
 Trust                         of funds other than the Receivables and the right to receive payments in certain circumstances from the Reserve Account and the Yield Supplement Account and under the Yield
                               Supplement Agreement. The Certificates will represent
                               interests in the related Trust. The Certificates will not be insured or guaranteed by the Seller, any Trustee, any of
                               their affiliates or any other person or entity. You must
                               rely on payments on the related Receivables and, if
                               available, amounts on deposit in the Reserve Account and the
                               Yield Supplement Account and payable under the Yield
                               Supplement Agreement for repayment of your Certificates.

Potential Priority of          The Seller will file financing statements to perfect the
 Certain Liens                 interest of each Trust in its Receivables as required by the
                               Uniform Commercial Code in the relevant states (the "UCC").
                               For each Trust, the Servicer will appoint First Security
                               Service Company, an affiliate of the Servicer, as the
                               custodian to hold the Receivables and the Receivable Files.
                               The Receivables Files will not be segregated, stamped or
                               otherwise marked to indicate that they have been sold to the
                               Trust. However, the Servicer and First Security Service
                               Company will note in their computer records that the
                               Receivables have been sold to the Trust. If another party
                               purchases or takes a security interest in the Receivables
                               (i) for value, (ii) in the ordinary course of business and
                               (iii) without actual knowledge of the Trust's interest, such purchaser or secured party will acquire an interest in the
                               Receivables superior to the interest of the Trust.

                               The Seller will assign its security interest in the Financed
                               Vehicles to the Trust. The certificates of title or
                               ownership of the Leased Vehicles will not identify the Trust as the new secured party. In Utah, Idaho and most other
                               states, in most cases, if (i) the Bank files an application requesting the Bank's lien be noted on the certificates of title or ownership, and/or (ii) the Bank has possession of such certificates with the notation within 20 days after the
                               Obligor takes possession of the Financed Vehicle, then the security interest of the Trust in the Financed Vehicle will be perfected against other security interests. Idaho also
                               has procedures allowing for a paperless electronic record of title. There is a risk, however, in certain states that if the Trust is not identified as the new secured party on the certificate of title, its security interest may not be
                               perfected. In the event a Trust does not have a perfected
                               security interest in a Financed Vehicle, its security
                               interest would be subordinate to a bankruptcy trustee of the
                               Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest. See "Certain Legal
                               Aspects of the Receivables."

Possible Reductions and        The Seller intends that the transfer of Receivables to each
 Delays in Payments Due to     Trust be treated as a sale. If the Seller were to become
 Bankruptcy and Insolvency     insolvent, the Federal Deposit Insurance Act ("FDIA"), as
                               amended by the Financial Institutions Reform, Recovery and
                               Enforcement Act of 1989 ("FIRREA"), gives certain powers to the Federal Deposit Insurance Corporation ("FDIC"), if it
                               were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to a Trust of payments
                               collected on the related Receivables. Under FIRREA, if the transfer of the Receivables to the Trust were characterized as a loan secured by a pledge of Receivables rather than a sale, such Trust's security interest in the Receivables
                               should be respected by the FDIC if--

                               - the Seller's transfer of the Receivables is the grant of a valid security interest in the Receivables to such Trust;

                               - the Seller becomes insolvent and the FDIC is appointed
                               conservator or receiver of the Seller; and

                               - the security interest (a) is validly perfected before the
                               Seller's insolvency and (b) was not taken in contemplation of the Seller's insolvency or with the intent to hinder,
                                 delay or defraud the Seller or its creditors.

                               If the FDIC were to assert a different position, your
                               payments of outstanding principal and interest could be
                               delayed and possibly reduced or the FDIC might have the
                               right to repay the Certificates early and for an amount
                               which may be greater or less than their principal balance.
                               For example, under the FDIA, the FDIC could--

                               - require the Trust to go through an administrative claims procedure to establish its right to those payments;

                               - request a stay of proceedings with respect to the Seller;
                                 or

                               - reject the Seller's sales contract and limit the Trust's resulting claim to "actual direct compensatory damages."

                               See "Certain Legal Aspects of the Receivables--Other
                               Limitations" in this Prospectus.

Limited Enforceability         Federal and state consumer protection laws regulate the
 of the Receivables            creation and enforcement of consumer loans such as the
                               Receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory
                               provisions. In some cases, this liability could affect an
                               assignee's ability to enforce secured loans such as the
                               Receivables. If an Obligor had a claim against any Trust for violation of these laws prior to the Cutoff Date, the Seller must repurchase the Receivable unless the breach is cured.
                               If the Seller fails to repurchase such Receivable, payments in respect of your Certificate may be reduced or delayed.

Limited Reliance on the Bank   The Bank and its affiliates are generally not obligated to
 and its Affiliates            make any payments to you in respect of your Certificates and do not guarantee payments on the Receivables or your
                               Certificates. However, the Bank, as Seller will make
                               representations and warranties with respect to the
                               characteristics of the Receivables. In certain
                               circumstances, the Seller may be required to repurchase
                               Receivables with respect to which the representations and
                               warranties have been breached. If the Seller fails to
                               repurchase such Receivables, payments in respect of your
                               Certificate may be reduced or delayed. See "The
                               Certificates--Sale and Assignment of Receivables."

                               In addition, in certain circumstances, the Servicer may be required to purchase Receivables. If the Servicer fails to purchase Receivables, payments in respect of your
                               Certificate may be reduced or delayed. See "The
                               Certificates--Servicing Procedures." If the Bank were to
                               stop acting as the Servicer, delays in processing payments on the Receivables and information in respect of the
                               Receivables could occur and result in delays in payments to you.

Subordination                  Distributions of interest and principal on the Class B
                               Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. If you hold the Class B Certificates on any Distribution Date, you will not receive any distributions of interest until the full amount of interest then due on the Class A Certificates has been provided for and you will not receive any
                               distributions of principal until the full amount of interest and principal then due on the Class A Certificates has been provided for. See "The Certificates--Distributions on
                               Certificates."

Risk of Commingling of         With respect to each Trust, the Servicer will generally be
 Assets                        required to deposit all collections and proceeds of the
                               Receivables into the Certificate Account of such Trust
                               within two business days of receipt. However, if certain
                               conditions satisfactory to the Rating Agencies are
                               satisfied, the Servicer will not be required to deposit such amounts in the Certificate Account until shortly before
                               funds are needed to make required distributions to the
                               Certificateholders. Until these funds have been deposited in the Collection Account, the Servicer may invest these funds at its own risk and for its own benefit and will not
                               segregate them from its own funds. If the Servicer cannot
                               deposit the funds in the Certificate Account on the
                               specified date, you might incur a loss. See "The
                               Certificates--Collections on the Receivables."

Federal Income Taxation;       If amounts otherwise payable on the Class B Certificates are
 Subordination of Class B      paid on the Class A Certificates pursuant to the
 Certificate Owners            subordination provisions described above, we expect that,
                               for federal income tax purposes, such amounts will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See "Federal Income Tax Consequences--Class B
                               Certificate Owners."

                               If the Class B Certificate Owners receive less than their
                               share of the related Trust's receipts of principal or
                               interest (the "SHORTFALL AMOUNT"), we expect that Class B
                               Certificate Owners would, for Federal income tax purposes, be treated as if they had:

                               - received as distribution their full share of such
                                 receipts;

                               - paid over to the Class A Certificate Owners an amount
                               equal to such Shortfall Amount; and

                               - retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

                               Under this analysis,

                               - Class B Certificate Owners would be required to accrue as current income any interest or OID income of such Trust that was a component of the Shortfall Amount, even though they
                                 did not receive such amount as it was in fact paid to the
                                 Class A Certificate Owners,

                               - Class B Certificate Owners would only be allowed a loss
                               when their right to receive reimbursement of such Shortfall
                                 Amount become worthless (for example, when it becomes
                                 clear that such amount will not be available from any
                                 source to reimburse such loss), and

                               - Class B Certificate Owners would not have taxable income for reimbursement of such Shortfall Amount prior to such a claim of worthlessness because such amount was previously
                                 included in income.

                               If you hold a Class B Certificate, these results should not significantly affect the inclusion of income to you if you are on the accrual method of accounting. However, if you are on the cash method of accounting, it could accelerate
                               inclusion of income by, in effect, placing you on the
                               accrual method.

Limited Ability to             The related Underwriters may assist in resales of the
 Resell Certificates           Certificates but they are not required to do so. A secondary market for any Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your
                               Certificates.

Limited Significance of        Each class of Certificates offered hereunder will be issued
 Ratings                       only if the rating specified in the related Prospectus
                               Supplement is received. A security rating is not a
                               recommendation to buy, sell or hold the Certificates. The
                               ratings may be revised or withdrawn at any time. Ratings on the Certificates do not address the timing of distributions of principal and interest on the Certificates prior to the applicable Final Scheduled Distribution Date.

                            Formation of the Trusts

With respect to each Series of Certificates, the Seller will establish a trust (a "TRUST") by selling and assigning the Receivables and certain other Trust Property to the related Trust in exchange for the Certificates. Prior to such sale and assignment, such Trust will have no assets or obligations or any operating history. No Trust will engage in any activity other than acquiring and holding the related Trust Property, issuing the Certificates and making payments on the Certificates.

The Servicer will service the Receivables of each Trust, either directly or through subservicers, and will be paid the Basic Servicing Fee out of collections from the Receivables, prior to distributions to the Certificateholders. The Servicer will also be entitled to the Supplemental Servicing Fee. Certain other expenses of each Trust will be paid by the Servicer or by the Seller as provided in the applicable Agreement. See "The Certificates--Servicing Procedures," "--Servicing Compensation" and "--Distributions on Certificates."

For each Trust, the Servicer will appoint an affiliate, First Security Service Company, to hold the Receivables and Receivable Files as custodian (the "CUSTODIAN") for the Trust and the Trustee. Although the Receivables will not be marked or stamped to indicate that they have been sold to a Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify such Trust as the new secured party, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust. Under such circumstances and in certain jurisdictions, a Trust's interest in the Receivables and the Financed Vehicles may be subordinate to certain third parties. See "Certain Legal Aspects of the Receivables--Rights in the Receivables" and "--Security Interests in the Financed Vehicles."

No Trust will acquire any assets other than the related Trust Property, and it is not anticipated that any Trust will have a need for additional capital resources. Because each Trust will have no operating history upon its establishment and will not engage in any activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to a Trust have been included herein, nor will any be included in a Prospectus Supplement.

                                 Trust Property

Each Certificate will represent a fractional undivided interest in the related Trust. The primary assets of each Trust (the "TRUST PROPERTY") will include (i) a pool of fixed rate motor vehicle installment sales contracts and installment loans made by the Seller or through a motor vehicle dealer (a "DEALER") that sold a motor vehicle (collectively, for any Trust, the "RECEIVABLES"), (ii) all monies due or received under such Receivables after a date which will be specified in the related Prospectus Supplement (the "CUTOFF DATE"), (iii) certain amounts from time to time on deposit in the related Certificate Account, Class A Distribution Account and Class B Distribution Account, (iv) security interests in the new and used automobiles and light trucks financed by the Receivables (the "FINANCED VEHICLES"), (v) certain rights of such Trust under the related Yield Supplement Agreement (if any), (vi) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering such Financed Vehicles or the related obligors under the Receivables (each, an "OBLIGOR"), (vii) the Seller's right to all documents and information contained in the Receivable Files, (viii) the rights of such Trust under the related Agreement, (ix) certain of the Seller's rights relating to such Receivables from agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents (the "DEALER AGREEMENTS"), and (x) all proceeds (within the meaning of the UCC) of the foregoing. The Reserve Account and the Yield Supplement Account for a Series of Certificates, and any amounts therein, will not be property of the related Trust, but will be pledged to and held by the Collateral Agent, as secured party for the benefit of the related Certificateholders.

                        The Motor Vehicle Loan Portfolio

General

The Bank originates retail motor vehicles installment sales contracts and installment loans secured by new and used automobiles and light-duty trucks manufactured by a number of automobile manufacturers through Dealers and branches of the Bank ("MOTOR VEHICLE LOANS"). The Motor Vehicle Loans to be transferred to any Trust have been or will be originated by participating Dealers or will be made by the Bank directly to borrowers. All applications are reviewed by the Bank in accordance with its established underwriting procedures.

Historically, a substantial portion of the Bank's portfolio of Motor Vehicle Loans are located in Utah and Idaho, and that area of the country generally. Detailed information relating to the geographic distribution of Motor Vehicle Loans will be set forth in the related Prospectus Supplement.

The following is a description of the origination, underwriting and servicing of the Bank's portfolio of Motor Vehicle Loans as of the date of this Prospectus. Any material changes to this information with respect to a Trust known at the time such Trust is created will be set forth in the related Prospectus Supplement.

Origination of Receivables

The Bank's direct loans are referred to, and approved at, the Direct Loan Center located in Boise.

Applications for credit which originate with Dealers are sent via facsimile to the Application Processing Center in Boise. These applications are data-entered and transmitted through the Application Processing System to Regional Dealer Services Centers located in Salt Lake City, Utah and Boise and Lewiston, Idaho. These centers are responsible for all credit analysis and credit decisions on indirect loan requests.

Bank wide consumer loan collections are performed by the Consumer Collection Center located in Salt Lake City.

The Consumer Loan Servicing Center located in Boise, reviews and tracks all loan documentation, stores and maintains all loan files, follows up on lien perfection, processes payments, reconciles accounting records and provides for internal and external reporting for all of the Bank's direct and indirect consumer lending business. In addition, this department provides central processing of manufacturers' drafts and flooring requests for the Regional Dealer Services Centers and processing of flooring billing and payments.

Credit administration is provided by the Small Business and Consumer Loan Administration department located in Boise. This department provides policy and functional guidance for all areas of consumer lending.

Underwriting

The Bank uses the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a Dealer and in making an installment loan. Each applicant is evaluated individually by the Bank based on underwriting guidelines developed by the Bank. These underwriting guidelines are intended to assess the applicant's ability to repay such loan and the adequacy of the Financed Vehicle as collateral. Among the criteria considered in evaluating the individual applications are (i) stability of the applicant with specific regard to the applicant's length of residence in the area, occupation, length of employment, and whether the applicant rents or owns a residence, (ii) the applicant's payment history, (iii) a debt service to net monthly income ratio test, and (iv) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle.

The Bank obtains information from the loan application form which generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history, and a description of the Financed Vehicle. Upon receipt of an application, the Bank obtains a credit bureau report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. The Bank's analysts generally verify the applicant's employment or, where appropriate, check directly with the applicant's creditors. The Bank's general policy has been to reject applications for applicants whose debt service to net monthly income ratio exceeds 45%.

The amount financed by the Bank under a retail installment sale contract generally will not exceed (i) for a new Financed Vehicle, the Dealer wholesale price, plus sales tax, license fees, title fees, service and warranty contracts, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing and (ii) for a used Financed Vehicle, the wholesale value of the Financed Vehicle (as determined according to industry standards and price quotations), plus sales tax, license fees, title fees, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing. However, the maximum amounts advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the Financed Vehicle. These adjustments are made to assure the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan.

Since January 1994, an empirically based credit scoring process has been used to objectively index an applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles in order to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and validated and, if necessary, updated based upon statistical sampling of actual credit results. The Bank's credit scoring process is intended to provide a basis for lending decisions, but is not meant to supersede the judgment of the credit analyst.

The information for an applicant is evaluated by the Bank's experienced credit officers as a package; no one factor is determinative to the analysis. As a result, certain Motor Vehicle Loans may not comply with all of the Bank's guidelines. Deviations from the guidelines must be approved by a lending officer with appropriate authority. Motor Vehicle Loans which do not comply with all of the Bank's guidelines must have strong compensating factors which indicate a high ability of the applicant to repay the loan. Any Receivables sold by the Bank to any Trust which were the subject of special financing or other promotional programs will have been approved by the Bank in accordance with its normal and customary underwriting practices and procedures for all Motor Vehicle Loans.

The Bank has established internal control procedures and performs periodic audits to ensure compliance with the underwriting guidelines and its established policies and procedures for Motor Vehicle Loans originated directly by the Bank as well as those originated through Dealers.

Dealers from which the Bank purchases retail installment sale contracts have been selected by the Bank based on the Dealer's financial and operating history. Each such Dealer has made representations and warranties to the Bank with respect to the contracts originated through it and the security interests in the Financed Vehicles relating thereto, although such representations and warranties do not relate to the creditworthiness of any applicant or the collectibility of any loans. However, as to a generally small percentage of the Motor Vehicle Loans, there is recourse to a Dealer ("DIRECT RECOURSE") if an applicant defaults under a Receivable, subject to certain conditions to be fulfilled by the Bank. Upon breach of any representation or warranty made by a Dealer with respect to a retail installment sale contract originated through it, the Bank has a right against such Dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right or any right of direct recourse, the Bank considers the prior performance of the Dealer and other business and commercial considerations. The Bank, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the applicable Trust.

Servicing and Collections

Collection activities with respect to delinquent Motor Vehicle Loans are performed by the Bank's collection personnel. Under current practices, collection personnel generally initiate contact, by mail, with obligors whose Motor Vehicle Loans have become more than 10 days delinquent. In the event that such contact fails to resolve the delinquency, the collection personnel typically contact the obligor by telephone after the Motor Vehicle Loan becomes 13 days delinquent. Generally, after a Motor Vehicle Loan continues delinquent for 90 days, the Financed Vehicle is repossessed; however, under certain circumstances, the Financed Vehicle may be repossessed immediately after a Motor Vehicle Loan has become delinquent. After repossession, the Bank is required to give reasonable notice of any proposed sale of the Financed Vehicle, and the Bank's practice is to give the obligor 10 days' notice. Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the vehicle to be repossessed. The Bank recognizes losses on Motor Vehicle Loans at the time it deems such Motor Vehicle Loans to be uncollectible, which is generally at the time it has exhausted all of its non-legal remedies, typically no later than the 120th day of delinquency. The servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment. Upon repossession and disposition of the Financed Vehicle, any deficiency remaining will be pursued to the extent deemed practical.

The Bank, as Servicer, may, on a case-by-case basis, permit extensions with respect to the due dates of Receivables or payment deferrals in the discretion of a senior credit officer other than the origination officer. In addition to such extensions, the Bank, as Servicer, has historically offered payment deferrals to a broader population of qualifying applicants in June and in December of each year. Unless otherwise specified in a Prospectus Supplement, all obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of such payment deferrals. Any such deferrals or extensions may extend the maturity of the applicable Receivable and increase the weighted average life of the Receivables and any fees associated therewith will increase the principal balance of the related Receivable. Any deferral or extension could also result in delays of payments on the Certificates.

Physical Damage Insurance

The Bank requires that an obligor provide an insurance policy covering collision and comprehensive insurance. The deductibles are a maximum of $1,000 (or such other amount as the Servicer determines, consistent with the standard of care required by the applicable Agreement) each for the collision insurance and the comprehensive insurance. The Bank uses an automatic insurance tracking system. If, after 42 days, the Bank has not received evidence of the proper insurance, a notice is sent to the obligor. After giving the obligor another 28 days to purchase the required insurance, the Bank force places "collateral protection insurance" policies on the Financed Vehicle. If the principal balance of a Motor Vehicle Loan is less than $3,500 (or such other amount as the Servicer determines, consistent with the standard of care required by the applicable Agreement) the Bank does not force place insurance. An amount equal to the premium to cover the policy is added to the loan, and monthly payments are adjusted to pay for the insurance premium over a nine-month period. Unless otherwise specified in the Prospectus Supplement, such additional principal and any interest thereon will not be deemed Trust Property. Virtually all of such force placed insurance policies are written for one year and then re-issued for subsequent years if necessary. Insurance on the Motor Vehicle Loans is currently written through Balboa Life and Casualty Company. Balboa Life and Casualty Company also currently provides the Bank with an errors and omissions policy for insurance follow-ups.

Delinquency and Loss Experience

Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, rising consumer debt burden per household and increases in personal bankruptcies. Information with respect to delinquencies, repossessions and charge-offs will be set forth in the Prospectus Supplement, including, to the extent appropriate, data indicating the delinquency and credit/loss repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans. No assurance can be made that the performance of the Receivables in any Trust will be similar to historical experience.

                      Maturity and Prepayment Assumptions

Full or partial prepayments on the Receivables in a Trust will have the effect of reducing the weighted average life of the Certificates, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Certificates. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the related Financed Vehicle or the Receivable becoming a Defaulted Receivable. No assurance can be given as to the level or timing of prepayments. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Pass-Through Rate. Certificateholders will bear all reinvestment risk resulting from prepayment of the Receivables in the related Trust.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables in a Trust. Any reinvestment risks resulting from a faster or slower incidence of prepayment of such Receivables will be borne by the related Certificateholders. See "The Certificates--Termination" regarding the Servicer's option to purchase all of the Receivables in a Trust as of the last day of any Collection Period in which (i) the Pool Balance of such Trust as a percentage of the Original Pool Balance is 10.0% or less (or such other percentage as is specified in the related Prospectus Supplement) and (ii) the Purchase Amount for the Receivables (other than Defaulted Receivables) is greater than or equal to the sum of the Class A Certificate Balance and the Class B Certificate Balance.

The Bank maintains certain records of the historical prepayment experience of its portfolio of indirect Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful information with respect to the Receivables in a Trust. In any event, no assurance can be given that prepayments on such Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to any Receivables.

                              Yield Considerations

With respect to any Series of Certificates, on each Distribution Date, interest on the Certificates will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to all payments made on such preceding Distribution Date). In the event of a principal prepayment on a Receivable during a Collection Period, Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the related Certificate Account and in the related Reserve Account are available for such purpose. The Receivables are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less than they would be if the payments were received as scheduled. If the related Reserve Account is exhausted, the amount of interest distributed to the Class B Certificateholders and, in certain circumstances, the Class A Certificateholders, may be less than that described above. See "The Certificates--Distributions on Certificates."

Although the Receivables have different Contract Rates, disproportionate rates of prepayments between Receivables with Contract Rates greater than or less than a rate equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate will generally not affect the yield to the Certificateholders because the Seller has entered into a Yield Supplement Agreement with each Trust. However, higher rates of prepayments of Receivables with higher Contract Rates will decrease the amount available to cover delinquencies and defaults on the Receivables. See "The Certificates--Distributions on Certificates."

Additional information concerning the Receivables, including the selection criteria and other characteristics of the Receivables, will be set forth in the Prospectus Supplement for each Series of Certificates.

                       Pool Factors and Other Information

The "CLASS A POOL FACTOR" and the "CLASS B POOL FACTOR" for any Series of Certificates will each be a seven-digit decimal which the Servicer will compute each month indicating the remaining Class A Certificate Balance and Class B Certificate Balance, respectively, as of the close of business of the Servicer on the Distribution Date (after giving effect to distributions made on such date), as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the date of the initial issuance of the Certificates (the "CLOSING DATE"), and thereafter will decline to reflect reductions in the outstanding principal balance of the Class A Certificates and Class B Certificates.

A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original denomination of the holder's Class A Certificate and (ii) the related Class A Pool Factor. A Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original denomination of the holder's Class B Certificate and (ii) the related Class B Pool Factor.

Pursuant to the applicable Agreement, the Certificateholders of a Series will receive from the related Trustee monthly reports concerning the payments received on the Receivables, Pool Balance, Class A Pool Factor and Class B Pool Factor, and various other items of information. In addition, Certificateholders of record during any calendar year will be furnished information by such Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Certificateholders."

                                Use of Proceeds

For any Series of Certificates, the Seller will receive the Certificates in exchange for the contribution to a Trust of the Receivables and the other Trust Property described in a related Prospectus Supplement. Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Certificates will be added to its general corporate funds and will be used for general corporate purposes.

                                    The Bank

First Security Bank-Registered Trademark-, N.A., a national banking association (the "BANK"), which will act as the Seller and Servicer for the Trusts, is a subsidiary of First Security Corporation, a Delaware multi-state financial services corporation based in Salt Lake City, Utah. First Security Corporation is the oldest continuously operating multi-state bank holding company in the United States. The Bank is a major participant in the motor vehicle financing and dealer flooring markets in Utah, Idaho and neighboring market areas, as well as in all facets of consumer and commercial lending.

                                The Certificates

With respect to each Trust, asset-backed certificates (the "CERTIFICATES") will be issued pursuant to the terms of a Pooling and Servicing Agreement (an "AGREEMENT"). The Certificates will be issued in Series. Each Series of Certificates will consist of two classes, the "CLASS A CERTIFICATES" and the "CLASS B CERTIFICATES," in each case as designated in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of an Agreement may be obtained by the Certificateholders upon written request to the Bank at 79 South Main Street, Salt Lake City, Utah 84111. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the related Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries.

General

Each Series of Certificates will evidence interests in a Trust to be created pursuant to an Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the CLASS A PERCENTAGE (as defined in the related Prospectus Supplement) of the outstanding principal balance of the Receivables determined in accordance with the Agreement (the "POOL BALANCE") as of the Cutoff Date (the "ORIGINAL POOL BALANCE") of the Trust. The Class B Certificates will evidence in the aggregate an undivided ownership interest of the CLASS B PERCENTAGE (as defined in the related Prospectus Supplement) of the Original Pool Balance of the Trust. The Class A Certificates will be issued in an initial principal amount specified in the related Prospectus Supplement (the "ORIGINAL CLASS A CERTIFICATE BALANCE"), and the Class B Certificates will be issued in an initial principal amount specified in the related Prospectus Supplement (the "ORIGINAL CLASS B CERTIFICATE BALANCE" and, together with the Original Class A Certificate Balance, the "ORIGINAL CERTIFICATE BALANCE"). On each Distribution Date, the Trustee will distribute, to holders of record of the related Class A Certificates (the "CLASS A CERTIFICATEHOLDERS") or the Class B Certificates (the "CLASS B CERTIFICATEHOLDERS" and, together with the Class A Certificateholders, the "CERTIFICATEHOLDERS") as of the Record Date, all payments of principal on the Receivables received by the Servicer during the related Collection Period, plus interest at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to all payments made on such Distribution Date), to the extent that sufficient funds are on deposit in the related Certificate Account or available in the related Reserve Account to make such distribution. See "--Distributions on Certificates" and "--Reserve Account." Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts by the Seller or the Servicer, draws from the related Reserve Account, payments pursuant to the related Yield Supplement Agreement, repossession of, or other enforcement measures taken with respect to, Financed Vehicles after default by Obligors and the realization of net Liquidation Proceeds with respect thereto, or Recoveries (if any) of deficiencies from Obligors after repossession and sale of Financed Vehicles. See "--Sale and Assignment of the Receivables" and "--Servicing Procedures." In the event that, on any Distribution Date, funds available from the foregoing sources are insufficient to provide for such distributions, any shortfall will be payable on the subsequent Distribution Date, to the extent funds are available therefor.

The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by global certificates registered in the name of a nominee of DTC (together with any successor depository selected by the Trust (the "DEPOSITORY") except as set forth below. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in any Trust unless Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by the Depository upon instructions from its Direct Participants and all references to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Depository. See "--Definitive Certificates."

Book-Entry Registration

Certificate Owners may hold their Certificates through the Depository Trust Company ("DTC") (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

DTC's nominee will be Cede & Co. ("CEDE"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any book-entry securities of any class or Series. Unless and until Definitive Certificates are issued under the limited circumstances described therein or in the related Prospectus Supplement, no Certificate Owner will be entitled to receive a physical certificate representing its interest in such Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from its Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "--Definitive Certificates" herein.

Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. "PARTICIPANTS" include securities brokers and dealers (who may include an underwriter with respect to any series), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to "INDIRECT PARTICIPANTS" such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or

Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the related Agreement only at the direction of one or more Participants to whose accounts with DTC the Certificates are credited. DTC has advised the Seller that to the extent the applicable Agreement requires that any action may be taken only by holders of Class A Certificates or Class B Certificates representing specified percentages of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Certificates among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owner. Accordingly, although Certificate Owners will not physically possess Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of physical certificates for such Certificates.

Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear

Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholders under the related Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Certificates of any series held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

Each Series of Certificates will be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to the Depository or its nominee, only if (i) the Seller advises the related Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and such Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, with respect to a Series of the Class A Certificates, Class A Certificate Owners of such Series representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, Class B Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, advise the Trustee and the Depository through Direct Participants in writing that the continuation of a book-entry system through the Depository (or successor thereto) is no longer in the Class A Certificate Owners' or the Class B Certificate Owners', as the case may be, best interests.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Direct Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository to the Trustee of the global certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the related Agreement ("HOLDERS").

Distributions of principal of, and interest on, the Class A Certificates and the Class B Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the related Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business of the Trustee on the related Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by such Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of the Definitive Certificate at the office or agency specified in the related notice of final distribution mailed to Holders.

Definitive Certificates will be transferable and exchangeable subject to such reasonable regulations as the Trustee may prescribe. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge imposed in connection therewith.

Sale and Assignment of the Receivables

On or prior to a Closing Date, pursuant to each Agreement, the Seller will sell and assign to the related Trust, without recourse, the Seller's entire interest in the Receivables, certain related property and the proceeds thereof, including, among other things, its security interests in the related Financed Vehicles. Each such Receivable with respect to a Trust will be identified in a schedule appearing as an exhibit to the related Agreement (the "SCHEDULE OF RECEIVABLES"). The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the global certificates representing the Certificates to the Seller, to be delivered by, or on behalf of, the Seller to the Depository. The Seller will sell the related Certificates offered hereby (which may not include all Certificates of such Series) to the respective underwriters set forth in the Prospectus Supplement. See "Plan of Distribution."

The Seller will warrant in each Agreement as to each Receivable conveyed by it to the related Trust that, among other things, as of the Closing Date (unless otherwise indicated): (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated by the Seller in the ordinary course of its business or has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business and has been purchased by the Seller in the ordinary course of the Seller's business and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting and enforceable security interest in favor of the Seller in the related Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by the Seller to the Trust, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the first and last payments may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) in the event of a complete prepayment, provides for a payment that will fully pay the principal balance of such Receivable as of the first day of the Collection Period in which the Receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related Contract Rate; (ii) the information set forth in the related Schedule of Receivables was true and correct as of the close of business of the Seller on the Cutoff Date; (iii) the Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable Federal, state and local laws, and regulations thereunder; (iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has no notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; (v) the Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the related Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this paragraph; (vii) the Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen; (ix) if the principal balance of a Receivable exceeds $3,500 (or such other amount as is specified in the related Prospectus Supplement or as determined by the Servicer, consistent with the standard of care required by the Agreement), the Financed Vehicle securing such Receivable is insured under an insurance policy covering theft and physical damage, the premiums for which have been paid in full, and such insurance policy is in full force and effect, (x) the Receivable has not been sold, assigned, pledged or otherwise conveyed by the Seller to any person other than the related Trust, and, immediately prior to the transfer and assignment under the related Agreement, the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, such Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if such transfer to such Trust is deemed to be a transfer for security, such Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (xi) the Receivables are "chattel paper" as defined in the UCC; (xii) the Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and (xiii) there is only one original executed Receivable, and immediately prior to the related Closing Date, the Seller will have possession of such original executed Receivable.

The Seller also will warrant in each Agreement that: (i) the Original Pool Balance will be a specified amount (which amount is described in the related Prospectus Supplement); (ii) as of the related Cutoff Date, the Receivables had the individual characteristics described in the applicable Prospectus Supplement under "The Receivables--Selection Criteria;" (iii) as of the related Cutoff Date, the Receivables had the characteristics described in the applicable Prospectus Supplement under "The Receivables--Certain Characteristics;" (iv) by the related Closing Date, the Seller will have caused the portions of the Seller's electronic master record of retail motor vehicle loans relating to the Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Trust Property and are owned by such Trust in accordance with the terms of the related Agreement; and (v) the Seller has not taken any action to convey any right to any person that would result in such person having a right to payments received under the related theft and physical damage insurance policies or Dealer Agreements or to payments due under such Receivables that is senior to or equal with that of the Trust.

To assure uniform quality in servicing the Receivables and to reduce administrative costs, pursuant to each Agreement, the Trustee will appoint the Servicer and the Servicer will appoint the Custodian to hold the Receivables and the motor vehicle certificates of title relating thereto (each, a "RECEIVABLE FILE") on behalf of the Trustee for the benefit of Certificateholders. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Custodian. Documents related to the Receivables that are not included in the original Receivable Files will be maintained by the Custodian on behalf of the Servicer, in a computer imaging system (but not in original form). The Seller's and the Custodian's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust, and UCC financing statements with respect to such sale and assignment will be filed. See "Formation of the Trusts" and "Certain Legal Aspects of the Receivables."

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Mandatory Repurchase of Receivables

In the event of a breach or failure to be true of any warranty described in "--Sale and Assignment of the Receivables" by the Seller with respect to the Receivables in a Trust, which breach or failure materially and adversely affects the interests of such Trust and the related Certificateholders in a Receivable (it being understood that any such breach or failure with respect to certain representations and warranties which does not affect the ability of the Trust to receive and retain payment in full on the Receivable will not be deemed to have such a material and adverse effect), the Seller, unless such breach or failure has been cured by the last day of the related Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trustee, without recourse, representation or warranty, other than that the Trustee has not imposed any liens on such Receivable to be repurchased, for the Purchase Amount. In addition, if any payment deferral or credit extension permitted by the Servicer results in the term of a Receivable extending beyond the last day of the Collection Period immediately preceding the related Final Scheduled Distribution Date, the Servicer is required to purchase that Receivable for the Purchase Amount. See "--Credit Deferrals and Optional Payment Deferrals." The Purchase Amount is payable on the Deposit Date related to such Collection Period. The repurchase obligation will constitute the sole remedy available to the related Certificateholders, Trustee or Trust against the Seller for any such uncured breach or failure, except with respect to certain indemnities of the Seller under the related Agreement.

The "PURCHASE AMOUNT" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (i) the outstanding principal balance of such Receivable as of the last day of the related Collection Period and (ii) an amount equal to the amount of accrued and unpaid interest on such principal balance at the applicable Contract Rate through the last day of such related Collection Period, in each case after giving effect to Collections on such Receivable in such Collection Period.

Credit Deferrals and Optional Payment Deferrals

Other than as described below, the Servicer will not be allowed to increase or decrease the amount or number of payments under a Receivable or the Contract Rate of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, release collateral securing a Receivable, or otherwise modify or waive any material term of a Receivable. Notwithstanding the foregoing, the Servicer will be allowed to grant to an Obligor one or more payment deferrals (each, a "CREDIT DEFERRAL") if (i) the Servicer determines that, absent such deferral, a payment default by the Obligor is reasonably foreseeable, (ii) the Servicer would grant such Credit Deferral if the Receivable were serviced by it for its own account and in accordance with its customary standards, (iii) the cumulative extensions with respect to any Receivable would not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the related Final Scheduled Distribution Date, (iv) such extensions in the aggregate would not exceed two months for each twelve months of the original term of the Receivable and (v) interest would continue to accrue on the outstanding principal balance of the Receivable during the term of such Credit Deferral. In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer will be required to purchase the Receivable or Receivables affected thereby for the Purchase Amount. The Servicer will receive a fee in connection with the grant of Credit Deferrals, which fee is then added to the principal balance of the related Receivable.

Unless otherwise provided in a Prospectus Supplement, the Servicer will be allowed to grant non-credit related extensions of any regularly scheduled payment due under a Receivable (each, an "OPTIONAL PAYMENT DEFERRAL") to Obligors satisfying the following conditions: (i) at the time of the extension, the Receivable is not the subject of two Optional Payment Deferrals in the related fiscal year of the related Trust; (ii) the Receivable is (x) not the subject of any Credit Deferral within 90 days of the related Optional Payment Deferral, or (y) not the subject of more than two Credit Deferrals since its date of origination; (iii) the Receivable has been more than 30 days past due no more than once; (iv) at the time of the Optional Payment Deferral, the Receivable is not 15 days or more delinquent; (v) at the time of the Optional Payment Deferral, the remaining term of the Receivable is greater than 20%, but not more than 95%, of the original specified term of the Receivable; and (vi) in the reasonable judgment of the Servicer, the Receivable is not likely to become a Defaulted Receivable following the Optional Payment Deferral. If, as an

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inadvertent result of any Optional Payment Deferral, the extension breached any of the terms of the preceding criteria (i) through (vi) or caused the term of the Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer will be obligated to purchase the Receivable for the Purchase Amount. The Servicer will receive a fee in connection with the grant of Optional Payment Deferrals, which fee is then added to the principal balance of the related Receivable.

Accounts

With respect to each Trust, the Trustee will establish one or more segregated accounts (collectively for such Series, the "CERTIFICATE ACCOUNT"), in the name of the Trustee on behalf of the related Trust and for the benefit of the Certificateholders of such Series, into which all payments made on or with respect to the Receivables will be deposited. Additionally, with respect to each Series of Certificates, the Trustee will establish a segregated account (the "CLASS A DISTRIBUTION ACCOUNT") in the name of the Trustee on behalf of the related Trust and for the benefit of the Class A Certificateholders, and a segregated account (the "CLASS B DISTRIBUTION ACCOUNT") in the name of the Trustee on behalf of the related Trust and for the benefit of the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Certificate Account, the Class A Distribution Account and the Class B Distribution Account for a Series are collectively referred to as the "ACCOUNTS," and such Accounts shall initially be established with the Trustee.

Each Account will be at all times an Eligible Deposit Account, unless otherwise provided in the related Prospectus Supplement. If any Account held by the Trustee in its own trust department ceases to be an Eligible Deposit Account, the Trustee will be required to transfer such Account to an Eligible Bank or otherwise cause such Account to again become an Eligible Deposit Account. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each nationally recognized rating agency (each, a "RATING AGENCY") in one of its generic rating categories which signifies investment grade.

"ELIGIBLE BANK" means any institution with trust powers (which may be the Bank or the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a combined capital and surplus in excess of $100,000,000, the deposits of which are insured to the full extent permitted by law by the FDIC, which is subject to supervision and examination by Federal or state banking authorities and which has (A) (i) a rating of at least P-1 from Moody's Investors Service, Inc. ("MOODY'S") and A-l+ from Standard & Poor's Ratings Service, a Division of the McGraw Hill Companies ("S&P") with respect to short-term deposits obligations, and (ii) a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations, or (B) such other ratings as may be described in a Prospectus Supplement.

The Accounts may be maintained with the Bank, or any affiliate of the Bank, if the Bank or such affiliate, as the case may be, and the Accounts meet the eligibility criteria described in the preceding paragraphs.

Funds in the Accounts will be invested as provided in the related Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Certificates and may include, if otherwise eligible, debt securities of the Trustee, the Bank or any of their affiliates and money market funds for which the Trustee, the Bank or any of their affiliates is an investment manager or investment advisor. Investments of amounts on deposit in the Accounts with respect to any Collection Period or Distribution Date are limited to obligations or securities that mature not later than the related Deposit Date. However, to the extent permitted by each Rating Agency, funds on deposit in the Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Certificates. Unless otherwise provided in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts will be paid to the Servicer and will not be available to Certificateholders.

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Collections on the Receivables

The Servicer will deposit all payments on Receivables held by a Trust (other than late fees, prepayment charges and certain other amounts payable to the Servicer under the applicable Agreement, which are not required to be deposited into the related Certificate Account) into the Certificate Account not later than two business days after receipt thereof. However, if conditions satisfactory to the Rating Agencies have been met, the Servicer will no longer be required to make such payments within two business days, but instead will be permitted to make such payments for a Collection Period into the Certificate Account not later than the close of business (New York time) on the related Deposit Date. Notwithstanding that payments received in respect of the Receivables by the Servicer may not be required to be segregated from the Servicer's own funds, the Agreement requires the Servicer to deposit into the Certificate Account the full amount of all payments received from Obligors representing monies due or received under the Receivables during the related Collection Period and consequently the Servicer, not the Certificateholders, will bear the risk of loss on all amounts received with respect to the Receivables prior to their deposit into the Certificate Account.

The Seller and the Servicer will also deposit into the Certificate Account on or before the next Deposit Date the Purchase Amount of each Receivable to be repurchased or purchased by them pursuant to an obligation that arose during the related Collection Period. The Servicer will be entitled to retain, or to be reimbursed from, amounts otherwise payable into, or on deposit in, the Certificate Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

As an administrative convenience, so long as no Event of Servicing Termination has occurred, the Servicer will be permitted to make deposits for a Collection Period net of distributions to be made to it with respect to such Collection Period. The Servicer will account to the Trustee and to the Certificateholders, however, as if all such deposits and distributions were made individually.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by a Trust in a manner consistent with the related Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle loans serviced by the Servicer for itself or others and that are consistent with prudent industry standards. The Servicer is permitted to delegate (i) any and all of its servicing duties to any of its affiliates or (ii) specific duties to subcontractors who are in the business of performing such duties; PROVIDED, HOWEVER, the Servicer will remain obligated and liable to the Trustee and the Certificateholders for servicing and administering the Receivables in accordance with the related Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.

In each Agreement, the Servicer will covenant that: (A) the Servicer will not release the Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated by such Agreement; (B) the Servicer will not impair in any material respect the rights of the Certificateholders in the Receivables, the Dealer Agreements or the physical damage insurance policies; and (C) except in the case of certain extensions, amendments or modifications explicitly permitted by such Agreement, the Servicer will not (i) amend or modify the principal balance or Contract Rate of any Receivable or (ii) amend, waive or otherwise modify any material term of a Receivable.

In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the related Trust and the Certificateholders in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of such breach from the Trustee or the Seller, will be required to purchase the Receivable from the Trustee, without recourse, representation or warranty, other than that the Trustee has not imposed any liens on such Receivable to be repurchased, for the Purchase Amount on the Deposit Date related to such Collection Period or earlier under certain circumstances. In addition, if any payment deferral or credit

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
extension permitted by the Servicer results in the term of a Receivable extending beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date of the related Series, the Servicer will be required to purchase that Receivable for the Purchase Amount. Such purchase will occur as of the last day of the related Collection Period. The purchase obligation will constitute the sole remedy available to the Certificateholders, the related Trust or Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the related Agreement.

Each Agreement will also generally require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary servicing procedures, to use its best efforts to repossess and liquidate the Financed Vehicle as soon as feasible and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the related Agreement, to realize upon any Receivable. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

Each Agreement will provide that the Servicer will defend and indemnify the related Trust, Collateral Agent and Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operations by the Servicer or any affiliate thereof of any Financed Vehicle or (ii) the willful misfeasance, negligence or bad faith of the Servicer in the performance of its duties under an Agreement. The Servicer's obligations to indemnify the related Trust, the Collateral Agent and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor servicer.

Servicing Compensation

With respect to each Series of Certificates, on each Distribution Date, to the extent of Interest Collections, the Servicer will receive a fee for servicing the Receivables equal to one-twelfth of a per annum rate (the "BASIC SERVICING FEE RATE") multiplied by the Pool Balance as of the first day of the related Collection Period (the "BASIC SERVICING FEE"). If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Basic Servicing Fee in respect of a Collection Period (together with any portion of the Basic Servicing Fee that remains unpaid from prior Distribution Dates) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables for such Collection Period. The Basic Servicing Fee Rate will equal 1.0% per annum (or such other percentage as is set forth in the related Prospectus Supplement). In addition, with respect to each Series of Certificates, the Servicer will be entitled to retain any late fees, prepayment charges (other than Deferral Fees) and other fees and charges collected during the related Collection Period, plus any interest earned during the Collection Period on deposits in the Accounts (the "SUPPLEMENTAL SERVICING FEE").

The Basic Servicing Fee and Supplemental Servicing Fee with respect to each Series of Certificates will compensate the Servicer for performing the functions of a third party servicer of Motor Vehicle Loans and for administering the Receivables on behalf of the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, responding to inquiries of Obligors, investigating delinquencies and providing collection and repossession services in cases of Obligor default. The Basic Servicing Fee and Supplemental Servicing Fee will provide further compensation for certain taxes, accounting fees, outside auditor fees and processing costs, and other costs incurred by the Servicer under each Agreement in connection with administering and servicing the Receivables.

Advances

With respect to any Series of Certificates, on each Deposit Date, the Servicer may, in its sole discretion, subject to the following and unless otherwise specified in a Prospectus Supplement, make a payment (an "ADVANCE") with respect to each Receivable serviced by it (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the principal balance of such Receivable as of the first day of the applicable Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) Interest Collections actually received by the Servicer as of the last day of such Collection Period with respect to such

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
Receivable. The Servicer may elect not to make any Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to any Series of Certificates, on each Distribution Date, prior to making any distribution to the Certificateholders, the Servicer shall be reimbursed for all Advances previously made and not reimbursed ("OUTSTANDING ADVANCES") with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the related Reserve Account. If it is acceptable to each Rating Agency without reduction in the rating of the Certificates, the Outstanding Advances at the option the Servicer may be paid at or as soon as possible after the beginning of the applicable Collection Period out of the first collections of interest received on the Receivables held by the related Trust for such Collection Period.

The Servicer will deposit all Advances into the applicable Certificate Account on the Deposit Date.

Yield Supplement Account; Yield Supplement Agreement

Unless otherwise provided in the related Prospectus Supplement, with respect to any Series of Certificates, simultaneously with the sale and assignment of the Receivables by the Seller to the related Trust, such Trust and the Seller will enter into a Yield Supplement Agreement (each, a "YIELD SUPPLEMENT AGREEMENT") if the amount calculated below is greater than zero. Each Yield Supplement Agreement will, with respect to each Receivable held by the related Trust, provide for the payment by the Servicer on or prior to each Deposit Date of the amount (if positive) calculated by the Servicer equal to one-twelfth of the excess of (i) the sum of the amount of interest that would accrue on the Class A Percentage of such Receivable's principal balance as of the first day of the related Collection Period at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate and the amount of interest that would accrue on the Class B Percentage of such Receivable's principal balance as of the first day of the related Collection Period at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of the applicable Collection Period (in the aggregate, for all Receivables with respect to a Deposit Date, the "YIELD SUPPLEMENT AMOUNT").

The Seller's obligations under each Yield Supplement Agreement will be secured by funds on deposit in a separate Eligible Deposit Account to be maintained by the Seller in the name of the Collateral Agent for the benefit of the Certificateholders (a "YIELD SUPPLEMENT ACCOUNT"). The amount required to be deposited by the Seller into such Yield Supplement Account on the Closing Date will be equal to the Yield Supplement Initial Deposit. The amount on deposit in a Yield Supplement Account and available on any Distribution Date will be equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future Scheduled Payments on the Receivables are made on their scheduled due dates (the "SPECIFIED YIELD SUPPLEMENT BALANCE").

Each Yield Supplement Account will be an Eligible Deposit Account which the Seller shall establish and maintain in the name of, and under the control of, the Collateral Agent. Funds on deposit in such Yield Supplement Account will be invested in Eligible Investments selected by the Seller; PROVIDED that, if permitted by the Rating Agencies, funds on deposit in a Yield Supplement Account may be invested in Eligible Investments that mature later than the next Deposit Date. A Yield Supplement Account and any amounts therein shall not be property of the related Trust, but will be pledged to and held for the benefit of the Collateral Agent, as secured party for the benefit of the Certificateholders. Each Yield Supplement Account shall initially be maintained at the corporate trust office of the related Trustee.

Amounts on deposit in a Yield Supplement Account will be released to the Seller on each Distribution Date to the extent the amount on deposit in such Yield Supplement Account exceeds the Specified Yield Supplement Balance. The Collateral Agent also shall cause all investment earnings attributable to any Yield Supplement Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from a Yield

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Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts. If the amount on deposit in the Yield Supplement Account is less than the Specified Yield Supplement Balance, funds will not be withdrawn from the Yield Supplement Account.

Reserve Account

Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, a separate Reserve Account, will be created with an initial deposit of cash or Eligible Investments having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the related Certificate Account with respect to the related Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the related Reserve Account until the amount of such Reserve Account is equal to the Specified Reserve Account Balance.

Each Reserve Account will be an Eligible Deposit Account which the Seller shall establish and maintain in the name of, and under the control of, the related Collateral Agent. Funds on deposit in any Reserve Account will be invested in Eligible Investments selected by the Seller; PROVIDED that, if permitted by the Rating Agencies, funds on deposit in such Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. A Reserve Account and any amounts therein will not be property of the Trust, but will be pledged to and held by the related Collateral Agent, as secured party for the benefit of the related Certificateholders.

On each Distribution Date, the amount available in any Reserve Account (the "AVAILABLE RESERVE AMOUNT") will equal the lesser of (i) the amount on deposit in such Reserve Account (net of investment earnings) and (ii) the Specified Reserve Account Balance.

Unless otherwise provided in the related Prospectus Supplement, for each Series, on or prior to each Deposit Date, the related Collateral Agent will withdraw funds from the applicable Reserve Account (i) to the extent required to make reimbursements of Outstanding Advances to the extent not recovered from Interest Collections and (ii) to the extent (x) the sum of the amounts required to be distributed to Certificateholders and the accrued and unpaid Basic Servicing Fees payable to the Servicer on such Distribution Date exceeds (y) the amount on deposit in the Certificate Account as of the last day of the related Collection Period (net of investment income). Such deficiencies in a Certificate Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure of the Servicer to make any remittance required to be made under the related Agreement. The aggregate amount to be withdrawn from a specific Reserve Account on any Deposit Date will not exceed the Available Reserve Amount with respect to the applicable Distribution Date. The related Collateral Agent will deposit the proceeds of the withdrawal described in clause (ii) above into the Certificate Account on or before the Distribution Date with respect to which such withdrawal was made.

For each Series, the "SPECIFIED RESERVE ACCOUNT BALANCE" on any Distribution Date will equal the Basic Reserve Account Percentage of the related Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of (i) the Reserve Account Floor Amount and (ii) the Full Payoff Amount; provided that the Specified Reserve Account Balance will be calculated using the Reserve Account Increase Percentage instead of the Basic Reserve Account Percentage for any Distribution Date (beginning on the Reserve Account Trigger Starting Date) on which the Average Net Loss Ratio exceeds the Default Trigger or the Average Delinquency Ratio exceeds the Delinquency Trigger.

    "AGGREGATE NET LOSSES" means, for each Series, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

    "AVERAGE DELINQUENCY RATIO" means, for each Series, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

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    "AVERAGE NET LOSS RATIO" means, for each Series, as of any Distribution
    Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

    "BASIC RESERVE ACCOUNT PERCENTAGE" for any Series will be specified in the related Prospectus Supplement.

    "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided, however, that any Receivable which the Seller or the Servicer is obligated to repurchase or purchase shall be deemed not to be a Defaulted Receivable during a Collection Period unless the Seller or the Servicer fails to deposit the Purchase Amount on the related Deposit Date when due unless such Receivable is otherwise repurchased or purchased on or prior to the last day of the Collection Period in which such Receivable is determined to be a Defaulted Receivable.

    "DEFAULT TRIGGER" for any Series will be specified in the related Prospectus Supplement.

    "DELINQUENCY RATIO" means, for each Series, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.

    "DELINQUENCY TRIGGER" for any Series will be specified in the related Prospectus Supplement.

    "FULL PAYOFF AMOUNT" for a Series means the sum of the Pool Balance of the related Trust plus an amount sufficient to pay interest on (i) the Class A Percentage of such Pool Balance at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date and (ii) the Class B Percentage of such Pool Balance at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date.

    "LIQUIDATION PROCEEDS" means, for each Series, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle and any payments required by law to be remitted to the Obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

    "NET LOSS RATIO" means, for each Series, for any Collection Period, an amount, expressed as a percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period and (b) twelve, divided by (ii) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

    "RECOVERIES" means, for each Series, with respect to any Distribution Date, all monies received by the Servicer with respect to any Defaulted Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor, but, in any event, not less than zero.

    "RESERVE ACCOUNT FLOOR AMOUNT" for any Series will be specified in the related Prospectus Supplement.

    "RESERVE ACCOUNT INCREASE PERCENTAGE" for any Series will be specified in the related Prospectus Supplement.

    "RESERVE ACCOUNT TRIGGER STARTING DATE" for any Series will be specified in the related Prospectus Supplement.

The Specified Reserve Account Balance with respect to each Series of Certificates may be reduced to a lesser amount as determined by the Seller, provided that the Seller gives prior written notice of such reduction to the Rating Agencies and such reduction does not adversely affect the ratings of the Certificates by the Rating Agencies. Amounts on deposit in any Reserve Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in such Reserve Account would exceed the Specified Reserve Account Balance. The related Collateral Agent will cause all investment earnings attributable to the applicable Reserve Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from any Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

In the event that the funds in a Reserve Account are reduced to zero, the Certificateholders of such Series will bear directly the credit and other risks associated with ownership of the Receivables held by the related Trust, including the risk that such Trust may not have a perfected security interest in the Financed Vehicles. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result, among other things, of defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

Distributions on Certificates

DEPOSITS TO CERTIFICATE ACCOUNT. With respect to each Series of Certificates, on or before the Determination Date, the Servicer will provide the related Trustee and Collateral Agent with a certificate (the "SERVICER'S CERTIFICATE") containing certain information with respect to the applicable Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables held by the related Trust which became Defaulted Receivables during such Collection Period, the Yield Supplement Amount, the aggregate Purchase Amounts of Receivables to be repurchased by the Seller or to be purchased by the Servicer on the related Deposit Date and the aggregate amount to be withdrawn from the Reserve Account.

With respect to each Series of Certificates, on or before each Deposit Date, (a) the Servicer will cause all related Collections and Liquidation Proceeds and Recoveries to be deposited into the applicable Certificate Account and will deposit into the Certificate Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Seller will deposit into the Certificate Account all Purchase Amounts of Receivables to be repurchased by the Seller on such Deposit Date, (c) the Collateral Agent will make any required withdrawals for the related Distribution Date from the Reserve Account for such Series and deposit such amounts into the Certificate Account, (d) the Servicer will deposit all Advances for the related Distribution Date into the Certificate Account and (e) the Seller (or, if the Seller fails to do so, the Collateral Agent) will deposit the Yield Supplement Amount for such Distribution Date into the Certificate Account.

    "AVAILABLE INTEREST" means, for each Series, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date, (ii) the Yield Supplement Amount for such Distribution Date and (iii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

    "AVAILABLE PRINCIPAL" means, for each Series, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all Collections allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (iii) all related Recoveries, to the extent allocable to principal and (iv) all related Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

    "COLLECTIONS" means all collections on the Receivables.

    "INTEREST COLLECTIONS" means, for each Series, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary procedures, (ii) all related Liquidation Proceeds, to the extent allocable to interest, (iii) to the extent allocable to interest, all related Recoveries and (iv) to the extent attributable to interest, the Purchase Amount of all Receivables that are repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

    "PURCHASED RECEIVABLE" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Seller or the Servicer pursuant to the applicable Agreement.

DEPOSITS TO THE DISTRIBUTION ACCOUNTS. With respect to each Series of Certificates, on each Distribution Date, after making reimbursements of Outstanding Advances to the Servicer, the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority, all in accordance with the direction contained in the Servicer's Certificate:

    (i) to the Servicer, any unpaid Basic Servicing Fee for the related Collection Period and all unpaid Basic Servicing Fees from prior Collection Periods, but only from Interest Collections;

    (ii) to the Class A Distribution Account, the Class A Interest Distribution for such Distribution Date; and

    (iii) to the Class B Distribution Account, the Class B Interest Distribution for such Distribution Date.

With respect to each Series of Certificates, on each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

    (a) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

    (b) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

    (c) to the Collateral Agent for deposit in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

    (d) to the Collateral Agent for distribution to the Seller, any amounts remaining.

With respect to any Series of Certificates, on each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders by the Trustee, all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders by the Trustee and all amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be distributed to the Seller by the Collateral Agent; PROVIDED, HOWEVER, that upon distribution with respect to such Class A Certificates of an amount, together with all prior distributions with respect to the Class A Certificates, equal to the Original Class A Certificate Balance plus interest thereon, such Class A Certificateholders shall have no right to any additional distribution and the Trustee shall make no distributions with respect to the Class A Certificates and upon distribution with respect to the Class B Certificates of an amount, together with all prior distributions with respect to the Class B Certificates, equal to the Original Class B Certificate Balance plus interest thereon, the Class B Certificateholders shall have no right to any additional distribution and the Trustee shall make no distributions with respect to the Class B Certificates.

    "CLASS A CERTIFICATE BALANCE" for each Series, at any time, equals the Original Class A Certificate Balance, as reduced by all amounts allocable to principal on such Class A Certificates distributed to Class A
    Certificateholders prior to such time.

    "CLASS A INTEREST CARRYOVER SHORTFALL" means, for each Series, (i) with respect to any initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the applicable Class A Pass-Through Rate.

    "CLASS A INTEREST DISTRIBUTION" means, for each Series, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

    "CLASS A MONTHLY INTEREST" means, for each Series, with respect to any Distribution Date, one-twelfth of the applicable Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date, or, in the case of the first Distribution Date, as of the Closing Date.

    "CLASS A MONTHLY PRINCIPAL" means, for each Series, with respect to any Distribution Date, (i) the sum of the Class A Percentage of Available Principal for such Distribution Date and the Class A Percentage of Realized Losses with respect to the related Collection Period over (ii) the Class A Percentage of all Recoveries received during the related Collection Period, to the extent allocable to principal.

    "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, for each Series, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

    "CLASS A PRINCIPAL DISTRIBUTION" means, for each Series, with respect to the initial Distribution Date, the Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the sum of the Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date for such Series, the Class A Principal Distribution shall include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    "CLASS B CERTIFICATE BALANCE" for each Series, at any time, equals the Original Class B Certificate Balance, as reduced by all amounts allocable to principal on such Class B Certificates distributed to Class B
    Certificateholders prior to such time.

    "CLASS B INTEREST CARRYOVER SHORTFALL" means, for each Series, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

    "CLASS B INTEREST DISTRIBUTION" means, for each Series, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

    "CLASS B MONTHLY INTEREST" means, for each Series, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to any distributions made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

    "CLASS B MONTHLY PRINCIPAL" means, for each Series, with respect to any Distribution Date, (i) the sum of the Class B Percentage of Available Principal for such Distribution Date and the Class B Percentage of Realized Losses with respect to the related Collection Period over (ii) the Class B Percentage of all Recoveries received during the related Collection Period, to the extent allocable to principal.

    "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, for each Series, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

    "CLASS B PRINCIPAL DISTRIBUTION" means, for each Series, with respect to any initial Distribution Date, the Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date for such Series, the Class B Principal Distribution will include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    "INTEREST ACCRUAL DATE" means, for each Series, the date on which interest begins to accrue on the Certificates of such Series, which date will be specified in the Prospectus Supplement.

    "REALIZED LOSSES" means, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, the excess of (i) the aggregate principal balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

The following chart sets forth an example of the application of the foregoing provisions and defines a significant period and dates to a hypothetical monthly distribution with respect to a Series of Certificates:

May 24-June 23   The COLLECTION PERIOD is the period from and including the 24th day of a calendar month to and including the 23rd day of the succeeding calendar month. The Initial Collection Period will be the period from but not including the Cutoff Date to and including the 23rd day of the succeeding month. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables.

July 10          The DETERMINATION DATE is the tenth calendar day of each month. On or before this date, the Servicer delivers to the Trustee the Servicer's
                 Certificate, which notifies the Trustee of the amounts required to be distributed and the amounts available for distribution on the next
                 Distribution Date.

July 14          The RECORD DATE is the day immediately before each Distribution Date (or, if Definitive Certificates are issued, the Record Date will be the last day of the Correction Period, June 23 for a July 15 Distribution Date).
                 Distributions on the next Distribution Date are made to Certificateholders of record at the close of business of the Trustee on this date.

July 14          The DEPOSIT DATE is the Business Day immediately preceding each
                 Distribution Date. All Collections, Advances and any Yield Supplement
                 Amount relating to the related Collection Period are required to be deposited into the Certificate Account on or before this date. The Trustee withdraws funds from the Reserve Account to the extent necessary.

July 15          The DISTRIBUTION DATE is the 15th day of each calendar month (or the next
                 Business Day) unless otherwise specified in the related Prospectus
                 Supplement. The Trustee distributes to Certificateholders amounts payable in respect of the Certificates, pays the Basic Servicing Fee and reimburses
                 Outstanding Advances to the Servicer, deposits any excess funds to the
                 Reserve Account and, if the Reserve Account is equal to the Specified
                 Reserve Account Balance, pays any remaining funds to the Seller.

Statements to Certificateholders

With respect to each Series of Certificates, on each Distribution Date, the Trustee will include with the distribution to each Class A Certificateholder and Class B Certificateholder a statement setting forth the following information for the related Collection Period, to the extent applicable to that Series:

      (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

     (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

     (iii) the Yield Supplement Amount;

     (iv) the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Collection Period;

     (v) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

     (vi) the Pool Balance as of the close of business of the Servicer on the last day of the related Collection Period;

    (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

    (viii) the amount of the aggregate Defaulted Receivables, if any, for such Collection Period;

     (ix) the amount otherwise distributable to the Class B Certificateholders that is distributed to the Class A Certificateholders for the related Collection Period;

     (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer with respect to the related Collection Period;

     (xi) the amount of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;

    (xii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

    (xiii) the excess, if any, of the Class A Certificate Balance over the Pool Balance and the excess, if any, of the Class B Certificate Balance over the amount by which the Pool Balance exceeds the Class A Certificate Balance; and

    (xiv) the aggregate outstanding balances of the Receivables which were delinquent 30-59 days, 60-89 days, 90-119 days and 120 or more days, respectively, as of the close of business on the last day of the related Collection Period.

Each amount set forth pursuant to clauses (i) through (iv) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Certificates.

With respect to each Series of Certificates, within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder of such Series a statement containing the sum of the amounts described in the clauses (i) and (ii) above and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable Certificateholders to prepare their Federal income tax returns. See "Federal Income Tax Consequences."

Evidence as to Compliance

Each Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, will furnish to the Trustee, on or before March 15 of each year, beginning the first

March 15 which is at least three months after the related Closing Date, a report of examination to the effect that such firm has examined the motor vehicle loan servicing functions of the Servicer over the previous calendar year (or shorter or longer period in the case of the first such report) and that such examination
(i) included tests relating to motor vehicle loans serviced and such other auditing procedures as such firm considered necessary under the circumstances and (ii) except as described in such report, disclosed no exceptions or errors in the records relating to motor vehicle loans serviced that, in such firm's opinion, requires such firm to report.

Each Agreement will also provide for delivery to the Trustee, on or before March 15 of each year, beginning on the first March 15 which is at least three months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement for the previous calendar year (or shorter period in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

Certificateholders and Certificate Owners may obtain copies of such statements and certificates by written request addressed to the Trustee. See "--The Trustee."

Certain Matters Regarding the Servicer

Each Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity assumes the obligations of the Servicer under an Agreement, will be the successor to the Servicer under that Agreement.

Each Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under such Agreement and will have no other obligations or liabilities thereunder.

Each Agreement will also provide that the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of an Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

Events of Servicing Termination

Except as otherwise provided in the related Prospectus Supplement, "EVENTS OF SERVICING TERMINATION" under each Agreement will consist of: (i) any failure by the Servicer to deliver to the related Trustee the Servicer's Certificate for any Collection Period (which failure continues beyond the earlier of three business days from the date the Servicer's Certificate was due to be delivered and the related Deposit Date), (ii) any failure by the Servicer to deliver to the related Accounts any required payment or deposit, which failure continues unremedied for five business days following the due date (or, in the case of a payment or deposit to be made not later than a Deposit Date related to a Distribution Date, the failure to make such payment or deposit by such Distribution Date), (iii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer in the Certificates and the related Agreement, which failure materially and adversely affects the rights of the Trust or the Certificateholders of such Series (which determination shall be made without regard to whether funds are available to the Certificateholders pursuant to the applicable Reserve Account) and which continues unremedied for 90 days after written notice of such failure is given to the Servicer or the Seller by the Trustee or to the Servicer and Trustee by the holders of Class A Certificates of a Series, for so long as Class A Certificates of such Series are outstanding, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates of such Series or, if no Class A Certificates of a Series are outstanding, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates of such Series, (iv) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions by the Servicer indicating its insolvency pursuant to bankruptcy, receivership, conservatorship, insolvency or similar proceedings or its inability to pay its obligations and (v) the failure by the Servicer to be an Eligible Servicer.

For so long as Class A Certificates of a Series are outstanding, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates of such Series or, if no Class A Certificates of a Series are outstanding, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificate of such Series may waive any Event of Servicing Termination, except an event resulting from the failure to make any required deposit or payment to a related Account.

If an Event of Servicing Termination occurs, the Trustee will have no obligation to notify Certificateholders of such Series of such event prior to the end of any cure period described above.

Rights upon an Event of Servicing Termination

Unless otherwise provided in the related Prospectus Supplement, as long as an Event of Servicing Termination under an Agreement remains unremedied, the Trustee or, if Class A Certificates of a Series are outstanding, the holders of Class A Certificates of such Series evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, if no Class A Certificates of a Series are outstanding, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of Class B Certificates of such Series may terminate the Servicer's rights and obligations under such Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement. Thereafter, the Trustee will be entitled to the same Basic Servicing Fee and Supplemental Servicing Fee otherwise payable to the Servicer. In the event that such Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under such Agreement. The Trustee may make such arrangement for compensation to be paid to such successor which in no event may be greater than the Basic Servicing Fees payable to the outgoing Servicer under such Agreement. In the event of the bankruptcy or insolvency of the Servicer, the bankruptcy trustee or the Servicer, as debtor-in-possession, may have the power to prevent a termination of the Servicer's rights and obligations under the related Agreement. The Bank will be entitled to receive all accrued and unpaid Basic Servicing Fees and Supplemental Servicing Fees through and including, and to be reimbursed for all Outstanding Advances as of, the effective date of its termination as the Servicer.

"ELIGIBLE SERVICER" means (a) any affiliate of the Seller, (b) the Trustee or
(c) any person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000 (or such other amount as is specified in the related Prospectus Supplement), (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/ or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle loans similar to the Receivables professionally and completely in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the related Agreement.

Amendment

Each Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of such Series, to add any provisions to or change in any manner or eliminate any of the provisions of any Agreement or modify the rights of the Certificateholders of such Series; PROVIDED, HOWEVER, that such action will not, in the opinion of counsel (which may be an employee of the Seller, the Servicer or any of their affiliates) reasonably satisfactory in form to the Trustee, materially and adversely affect the interests of any Certificateholder of such Series or cause the related Trust to be classified for Federal income tax purposes as an association taxable as a corporation. Each such Agreement also may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the

Class A Certificates and the Class B Certificates of such Series taken together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Agreement or of modifying the rights of the Certificateholders of such Series; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, Collections or distributions that are required to be made on any Certificate of such Series, without the consent of all adversely affected Certificateholders,
(ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates of such Series, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of such Series,
(iii) materially and adversely affect the interests of either the Class A Certificateholders or the Class B Certificateholders without the consent of the holders of Class A Certificates or Class B Certificates of such Series, as the case may be, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be, (iv) adversely affect the rating of the Class A Certificates or the Class B Certificates by any Rating Agency without the consent of holders of Class A Certificates or Class B Certificates, as the case may be, evidencing not less than two-thirds of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates of such Series, as the case may be or
(v) cause the related Trust to be taxable as a corporation.

List of Certificateholders

With respect to any Series of Certificates, if Definitive Certificates have been issued, the Trustee, upon written request of the holders of Class A Certificates or Class B Certificates evidencing not less than 25% of the aggregate outstanding principal balance of either the Class A Certificates or the Class B Certificates of such Series, as the case may be, will afford such Class A Certificateholders or Class B Certificateholders access during business hours to the most current list of Certificateholders of such Series for purposes of communicating with other Certificateholders of such Series with respect to their rights under the related Agreement. Prior to such time, neither the Trustee nor DTC will have an obligation to maintain, or provide Certificate Owners with access to, a list of Certificate Owners. Definitive Certificates will be issued only in the limited circumstances described above in "--Definitive Certificates."

No Agreement will provide for holding any annual or other meetings of Certificateholders.

Termination

With respect to each Series of Certificates, the Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee under each such Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Servicer's purchase of the remaining Trust Property, as described below, (ii) payment to Certificateholders, the Trustee and the Collateral Agent of all amounts required to be paid to them pursuant to the related Agreement and
(iii) the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Agreement.

Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administration expense, the Servicer will be permitted, at its option, in the event that (i) the Pool Balance as of the last day of a Collection Period has declined to 10.0% or less of the applicable Original Pool Balance (or such other percentage as is specified in the related Prospectus Supplement) and (ii) the aggregate Purchase Amount for the Receivables (other than Defaulted Receivables) is greater than or equal to the sum of the Class A Certificate Balance and the Class B Certificate Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Trust Property at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables (other than Defaulted Receivables). The exercise of this right may effect an early retirement of the related Certificates.

The Trustee will give written notice of termination of the Trust to each related Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the

Trustee specified in the notice of termination. Any funds remaining in such Trust after setting aside all funds required to be distributed to Certificateholders, will be distributed to the Seller or as otherwise provided in the related Agreement.

The Trustee

With respect to any Series of Certificates, the Trustee will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by an Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. Each Agreement will provide that the Servicer will pay the Trustee's reasonable fees and expenses.

A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged bankrupt, insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor Trustee. Upon removal or termination of a Trustee for any reason, the related Collateral Agent will also be removed or terminated, and the successor Trustee shall also become the successor Collateral Agent.

The address of the Trustee's Corporate Trust Office will be specified in the related Prospectus Supplement. The Seller, the Servicer and their respective affiliates may have other banking relationships with a Trustee and its affiliates in the ordinary course of their business.

Duties of the Trustee

No Trustee will make representations as to the validity or sufficiency of any Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables, or any related documents, and no Trustee will be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables or for any monies prior to the time such monies are deposited into the related Certificate Account. No Trustee will independently verify the Receivables.

If no Event of Servicing Termination has occurred and is continuing, a Trustee will be required to perform only those duties specifically required of it under the related Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to such Trustee under the related Agreement, in which case the Trustee will only be required to examine such instruments to determine whether they conform to the requirements of the related Agreement.

No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the related Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder will have any right under such Agreement to institute any proceeding with respect to that Agreement, unless such holder has given the Trustee written notice of default and unless, if there are Class A Certificates of a Series outstanding, the holders of the Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates of such Series or, if no Class A Certificates of a Series are outstanding, the holders of Class B Certificates of such Series evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates of such Series, shall have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

                    Certain Legal Aspects of the Receivables

Rights in the Receivables

The Receivables are "chattel paper" as defined in Article 9 of the UCC. Article 9 of the UCC specifically states that with respect to a sale of chattel paper, the provisions of Article 9 apply. In that connection and to avail the related Trust of the benefits and protections afforded by the UCC to a purchaser of chattel paper against other competing claimants, actions prescribed by the UCC will be taken to "perfect" the interests of the Trust in the Receivables transferred to such Trust. First, the Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of Washington, Utah and Idaho. Second, following the sale and assignment of the Receivables to such Trust, pursuant to the related Agreement, an affiliate of the Servicer, First Security Service Company, will be appointed by the Trustee to have physical possession of the Receivables and the Receivable Files as custodian for the Trustee. The Receivables will not be stamped, or otherwise marked to indicate that they have been sold to such Trust; however, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust and both will have notice of the interest of such Trust in such Receivables. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and somehow manages to take possession of the Receivables without actual knowledge of the Trust's interests, such purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of that Trust. Under the related Agreement, in addition to the obligation to provide for perfection as above-described, the Seller is also obligated to assure that the interest of the Trust in the Receivables is perfected in such a manner as to affect the highest priority afforded by the UCC to such interests.

Security Interests in the Financed Vehicles

Generally, retail motor vehicle installment sale contracts and installment loans such as the Receivables evidence loans to obligors to finance the purchase of motor vehicles. The loan documents also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Washington, Utah, Idaho and most other states, with the exception of the Idaho electronic title option hereinafter described, perfection of a security interest in the vehicle is accomplished by taking action to have the secured party's lien noted on the certificate of title. If the filing of the registration, title and lien application papers necessary to cause such notation to occur is accomplished within the appropriate period (20 days for Idaho and Washington and 30 days for Utah), the date of perfection is the date that such papers were executed except that the date of perfection in Washington is the date of attachment. Not all states have similar relation-back rules. Otherwise, perfection is deemed to occur at the time of filing such papers. Accordingly, if for any reason there is a failure to file such papers within the aforesaid period, subsequent purchasers and lien or security interest claimants whose interests are perfected before the filing of such papers would have prior claims to the vehicle. Also, even though the laws in Utah allow 30 days for such filing, a filing after 20 days exposes the secured party to a possible claim in a bankruptcy proceeding that the Obligor's grant of the security interest is a preferential transfer.

According to recent revisions to the laws of Washington, a security interest in a certificated vehicle may be temporarily perfected through use of a "transitional ownership record." This is an electronic record of the interests of secured parties in a particular vehicle. It is only effective when a secured party does not possess the actual title to the vehicle and the department of licensing already has a computer record of the vehicles. None of the Receivables will be perfected utilizing this revision.

In Idaho, upon receipt of a properly completed title application, the department of motor vehicles is authorized to create a paperless electronic record of title to a vehicle in lieu of issuing a paper certificate of title if the department and the lienholder so agree in writing. Under this alternative method of registering and maintaining title to a motor vehicle, liens filed with the department shall be perfected and take priority according to the order of time in which the same are entered into the electronic records of the department. In the absence of a written agreement between the department and the lienholder to create a paperless electronic title, the paper certificate of title is the controlling title document evidencing the recording date.

The Bank's practice is to take such action as is required in accordance with its normal and customary servicing practices and procedures to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of title is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Bank will warrant in each Agreement that it has an enforceable first priority perfected security interest with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

Pursuant to each Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the related Trustee. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Trustee as the new secured party, however, because of the administrative burden and expense involved.

In Utah, Idaho and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. Of course, as provided above, actions to perfect such assignment are also taken. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the notation of the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the related Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

With respect to each Trust, the Seller will warrant in the related Agreement as to each Receivable conveyed by it to such Trust that, on the Closing Date, it has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency) and such security interest will be assigned by the Seller to the related Trust or Trustee. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount. The repurchase obligation will constitute the sole remedy available to the affected Trust or Trustee and the Certificateholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Washington, Utah, Idaho and most other states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to reregister a motor vehicle, and many require that notice of such surrender be given to each secured party noticed on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would likely learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would likely learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Servicer would therefore have the opportunity to re-perfect the Seller's security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Motor Vehicle Loans, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor of a relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

Under the laws of Washington, Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain Federal tax liens over the lien of a secured party. The laws of certain states and Federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. For each Trust, the Seller will warrant in the related Agreement that, as of the Closing Date, the Seller has not taken any action which would have a material and adverse effect on the interests of the related Trust and Certificateholders. If the Seller takes any such action, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the related Trust and Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

Repossession

In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, the laws of many jurisdictions (but not Washington, Utah and Idaho) require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession, except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest and, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states (but not Washington, Utah and Idaho), the Obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and other states that do not prohibit or limit such judgments (assuming proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions). Although a deficiency judgment can be sought in Washington, deficiency judgments are limited to the extent (i) the agreement so provides and
(ii) the collateral is chattel paper or accounts. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Financed Vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the Obligor.

Consumer Protection Laws

Numerous Federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts and regulations, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and other similar laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce secured loans such as the Receivables.

The FTC's holder-in-due-course rule (the "FTC RULE") has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in most states. Although the Bank is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Bank, and each Trust as a holder of Receivables, will be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle. In Washington, Utah and Idaho, such claims and defenses could also arise under state "lemon laws," statutes governing the sale of "salvage" vehicles, and other consumer protection laws. Other examples of such claims include, but are not limited to, breach of implied UCC warranties and fraud.

Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage of such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Bank is not a seller of motor vehicles and is not subject to those laws, a violation thereof may form the basis for a claim or defense against the Bank or a Trust as a holder of the affected Receivable.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

The Seller will warrant in each Agreement as to each Receivable conveyed by it to the related Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against such Trust for violation of any law and such claim materially and adversely affects that Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the Trust, the related Trustee and Certificateholders against the Seller in respect of any such uncured breach, except with respect to the affected Seller's indemnity obligations under the related Agreement with respect thereto. See "The Certificates--Sale and Assignment of the Receivables."

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

The Seller intends that the transfer of the Receivables under each Agreement constitute a sale. FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to a Trust of payments collected on the Receivables. To the extent that the Seller is deemed to have granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to such Trust with respect to the affected Receivables should not be subject to recovery by the FDIC as receiver. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee, on behalf of the Trust, to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in distributions on the Certificates and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repay the Certificates for an amount which may be greater or less than the principal balance thereof and which would shorten their weighted average life.

                        Federal Income Tax Consequences

The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Consequences to individual investors of investment in the Certificates will vary according to circumstances; accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

Tax Status of the Trusts

In the opinion of Kirkland & Ellis, special tax counsel to the Seller, each Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the related Trust and paid directly its share of reasonable expenses paid by that Trust.

Treatment of Certificate Owners' Interest in Trust Property

With respect to any Series of Certificates, each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the related Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the applicable Pass-Through Rate, or (ii) an interest in each of the Receivables and in the Yield Supplement Agreement and any other Trust Property. Each Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Receivables (other than the Retained Yield), and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in such Receivables.

TREATMENT AS DEBT OBLIGATION. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the Class A Certificate Balance or the Class B Certificate Balance, as the case may be, at the applicable Pass-Through Rate in accordance with its usual method of accounting.

The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below with respect to Stripped Receivables. However, in determining whether such OID is DE MINIMIS, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "PREPAYMENT ASSUMPTION"). OID includible in income for any accrual period (generally, the period between Distribution Dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the related Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The related Certificates would also be subject to the market discount provisions of the Code to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

INCOME ON RECEIVABLES. The remainder of the discussion herein assumes that a Certificate Owner of any given Series will be treated as owning an interest in each Receivable (and the proceeds thereof) held by the related Trust and an interest in the related Yield Supplement Agreement and other Trust Property of such Trust.

For Federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (each, a "STRIPPED RECEIVABLE") equal to the difference between (x) the annual percentage rate of the Receivable and (y) the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (the "RETAINED YIELD"). The Retained Yield will be treated as "STRIPPED COUPONS" within the meaning of Section 1286 of the Code, and the Stripped Receivables will be treated as "STRIPPED BONDS." Accordingly, each Certificate Owner will be treated as owning its PRO RATA percentage interest in (i) payments received under the Yield Supplement Agreement, and (ii) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the Stripped Receivables).

Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (the "SUPPLEMENTED RECEIVABLES") will not be treated as Stripped Receivables. Instead, Yield Supplement Amounts will be payable to eliminate the difference between the actual yield on each Supplemented Receivable and the yield such Receivable would have had if its interest rate had equaled the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate. See "--Yield Supplement Amounts."

Each Certificate Owner will be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on such Receivables will exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificate Owner's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificate Owner will be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Class A Certificate Owner from the Reserve Account or from the subordination of the Class B Certificates will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

A Class A Certificate Owner will report its share of the income of the Trust including interest and certain other charges accrued on the Receivables, OID and market discount, payments received under the Yield Supplement Agreement (to the extent treated as income) and investment earnings on funds held pending distribution, under its usual method of accounting. Accordingly, interest, excluding OID or market discount, will be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables.

For administrative convenience, the Servicer intends to report the total amount of income with respect to the Class A Certificates of any given Series on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Receivable and the Yield Supplement Agreement, or (ii) by aggregating all Stripped Receivables under the aggregation rule described below and accounting for the remaining Receivables and the Yield Supplement Agreement on an asset-by-asset basis. See "--Discount and Premium--Original Issue Discount on Stripped Receivables." In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Receivables and its interest in the Yield Supplement Agreement in proportion to their fair market values. Because the annual percentage rates of the Receivables vary widely, the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Receivables had more uniform characteristics.

The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Receivables and the Yield Supplement Agreement on a separate asset basis.

Discount and Premium

In determining whether a Certificate Owner has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount and whether such Receivables (or any Receivable) have OID or, in the case of Supplemented Receivables, market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Amounts. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Receivables (or any Receivable) (the "PURCHASE PRICE") will be decreased and the potential OID and/or market discount on the Receivables (or any Receivable) could be increased.

ORIGINAL ISSUE DISCOUNT ON STRIPPED RECEIVABLES. Because the Stripped Receivables represent stripped bonds, they will be subject to the OID rules of the Code. Accordingly, the tax treatment of a Certificate Owner will depend in part upon whether the amount of OID on a Stripped Receivable is less than a statutorily defined DE MINIMIS amount.

In general, under Treasury Regulations issued under Section 1286 of the Code (the "SECTION 1286 REGULATIONS"), the amount of OID on a receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of one percent for each full year of weighted average life remaining after the purchase date until the maturity of the Receivable, although it is not clear whether expected prepayments are taken into account. Under the Section 1286 Regulations, it appears that the portion of the interest on each Receivable payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Stripped Receivable will equal the amount by which the Purchase Price of a Stripped Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

If the amount of OID is DE MINIMIS under the rule set forth above, a Stripped Receivable would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

If the OID on a Receivable is not treated as being DE MINIMIS, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivable (or Receivables). It is possible that the IRS could require use of a Prepayment Assumption in computing the yield of a Receivable. Accrued OID would increase a Class A Certificate Owner's tax basis in the Class A Certificate (and the applicable Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Receivables at the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate) would reduce a Class A Certificate Owner's tax basis. If a Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

The Trustee intends to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in Receivables represented by a Certificate.

The Trustee will calculate OID, if any, on all of the Receivables (including both Stripped Receivables and Supplemented Receivables) on an aggregate basis and without the use of a Prepayment Assumption. Regulations issued under the OID provisions of the Code (the "OID REGULATIONS") suggest that all payments on the Stripped Receivables allocable to the Certificates may be aggregated in determining whether the Stripped Receivables will be treated as having OID, although the regulation does not include the Supplemented Receivables, since they are not "stripped bonds." Separate accounting for the Stripped Receivables and the Receivables that are not stripped would reduce the possibility that the Stripped Receivables would be treated as issued with OID; however, as discussed below, the Supplemented Receivables would be treated as having imputed interest, market discount, or both. In addition, it is not clear whether use of a Prepayment Assumption is required in computing OID. If the IRS were to require that OID be computed on a Receivable-by-Receivable basis, or that a Prepayment Assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

In the event that a Receivable is treated as purchased at a premium (I.E., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates of a particular Trust or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its PRO RATA share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 163 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($121,200 in the case of a married couple filing jointly for the taxable year beginning in 1997). Because the Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on Collections, such a holder may effectively underreport its net taxable income.

SUPPLEMENTED RECEIVABLES. The Supplemented Receivables will not be treated as stripped bonds. A portion of the Certificate Owner's purchase price for a Certificate will be allocated to each Supplemented Receivable, based on its fair market value relative to the other assets of the Trust.

Some or all of the Supplemented Receivables may have imputed interest and/or market discount. If, as is likely, a Supplemented Receivable did not have "adequate stated interest" (as defined in the Code) when originated, then such Receivable has "imputed interest." Under the imputed interest rules of the Code, the "total unstated interest" on any Receivable as of its origination would equal the excess of (a) the sum of all principal payments due more than six months after such Receivable's date of origination over (b) the sum of the discounted present values of such principal payments and all interest payments due under such Receivable. The discount rate to be used in computing the present values is the "applicable federal rate" for the period during which the Receivable was originated. A portion of the Receivable's stated principal amount equal to such total unstated interest would be recharacterized as interest, and the Receivable's principal amount would be correspondingly reduced, thus increasing the total amount of income to be realized with respect to the Receivable. The total unstated interest would be included in gross income over the term of the Receivable using a constant yield-to-maturity method. It is not clear whether imputed interest may be reduced to the extent that a Receivable having imputed interest is subsequently sold for a price in excess of the imputed principal amount. It would appear reasonable to reduce the amount of imputed interest to the extent that such a purchase price reflects a movement of market interest rates since the origination of the Receivable.

To the extent that the portion of the purchase price allocated to a Certificate Owner's undivided interest in a Supplemented Receivable is less than the "stated redemption price at maturity" (or possibly the imputed principal amount, in the case of a Receivable with imputed interest) such Receivable will have market discount. The allocation of a portion of the purchase price of a Certificate to the rights to payments under the Yield Supplement Agreement, accrued interest and/or amounts collected and undistributed as of the date such Certificate was purchased may cause or increase the amount of market discount.

In general, under the market discount provisions of the Code, principal payments received by a Trust and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of a Certificate by a Certificate Owner will be treated as ordinary income to the extent of accrued market discount. Any payment received by a Certificate Owner upon a sale or other disposition of a Certificate in an amount in excess of accrued market discount will be treated as capital gain, assuming the Certificate Owner held such Certificate as a capital asset. In addition, a portion of the interest deductions of the Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Certificate Owner makes an election to include market discount in income currently as it accrues, which election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Taxpayers may, in general, elect to accrue market discount either (i) under a constant yield-to-maturity method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation.

The manner in which the imputed interest rules interact with the market discount rules is unclear. It is also not clear whether the stated redemption price at maturity should be determined by excluding imputed interest under Section 483 of the Code, thereby avoiding duplicative amounts of market discount and imputed interest or whether the imputed interest is also recharacterized as market discount. The effect of a discount sale of a debt instrument that did not have adequate stated interest when originated may be to create overlapping amounts of imputed interest and market discount. It is unclear whether a purchaser of a debt instrument, such as a Supplemented Receivable, which has imputed interest and market discount should continue to report the imputed interest using the rules of Section 483 of the Code and the regulations thereunder (with a corresponding reduction in the amount of market discount) or whether all or a portion of such imputed interest is instead converted into market discount.

Class B Certificate Owners

IN GENERAL. Except as described below, it is believed that the Class B Certificate Owners will be subject to tax in the same manner as Class A Certificate Owners. However, no Federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificate Owners in the manner described below.

Each Class B Certificate Owner will be treated as owning (i) the Class B Percentage of the principal on each Receivable plus (ii) a proportionate portion of the interest on each Receivable (not including the Retained Yield). Income will be reported to a Class B Certificate Owner based on the assumption that all amounts payable to the Class B Certificate Owners are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificate Owner's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificate Owners in the manner described above for the Class A Certificate Owners.

EFFECT OF SUBORDINATION. If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the "SHORTFALL AMOUNT") because of the subordination of the Class B Certificates, Class B Certificate Owners would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

Under this analysis, (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

Yield Supplement Amounts

The proper Federal income tax characterization of the Yield Supplement Amounts is not clear. Moreover, the sum of the income and deductions properly reportable by a Certificate Owner in any taxable year may not equal the amounts that would be reportable if a Certificate Owner held instead of an interest in the Receivables and in the Yield Supplement Agreement either (i) a debt instrument bearing interest at the applicable Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass-Through Rate plus the Basic Servicing Fee Rate.

It is likely that the right to receive Yield Supplement Amounts will be treated as a separate asset purchased by each Certificate Owner, in which case a portion of each Certificate Owner's purchase price or other tax basis in the Certificate equal to the fair market value of the right to receive such Yield Supplement Amounts should be allocated to the right to receive payments of Yield Supplement Amounts. See "--Discount and Premium--Original Issue Discount on Stripped Receivables." The right to receive Yield Supplement Amounts may be treated as a loan made by a Certificate Owner to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate, of the projected Yield Supplement Amounts. In that event, a portion of the Yield Supplement Amounts generally representing a yield equal to the applicable Pass-Through Rate plus the Basic Servicing Fee Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Amount should be included in income as accrued or received, in which event a Certificate Owner should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Amounts. The method of calculating such amortization is unclear, and could result in the inclusion of greater amounts of income than a Certificate Owner's actual yield on a Receivable.

Alternatively, it is possible that the Yield Supplement Amounts could be treated as payments adjusting the purchase price of the Supplemented Receivables, rather than as a separate asset. In that event, a Certificate Owner could be treated as having purchased each Supplemented Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of such Receivable, produces a yield equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate. See "--Discount and Premium."

It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Certificate Owner in some other manner. In addition, to the extent that the amounts payable pursuant to Yield Supplement Agreement decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Certificate Owner during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is expected that the annual statement furnished to Certificateholders will report the net income derived from the Yield Supplement Agreement using a method that causes the total income attributable to a Certificate to equal income at the applicable Pass-Through Rate on the Class A Percentage or Class B Percentage of the Pool Balance. Certificate Owners are advised to consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

Sale of a Certificate

With respect to any Series of Certificates, if a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Receivables and any other assets held by the related Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

Foreign Certificate Owners

Interest attributable to Receivables held by any Trust which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, PROVIDED that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

It is not clear whether amounts received by Certificate Owners that are attributable to payments of Yield Supplement Amounts received pursuant to any Yield Supplement Agreement would be subject to withholding tax. Accordingly, a prospective investor in Certificates who is not a United States person should assume that tax will be withheld from such payments at a rate of 30% (or such lower rate as may be provided in an applicable tax treaty). As a result, a Certificate may not be a suitable investment for a non-United States person.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% (or such other level as may be applicable under then current law) unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA Considerations

ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "PLAN") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in any Series of Certificates by a Plan might result in the assets of the related Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of such Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase any Certificates are deemed to own an interest in the underlying assets of the related Trust. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "REGULATION"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity.

Unless otherwise provided in the Prospectus Supplement, the DOL has granted an administrative exemption (each, an "EXEMPTION") to the underwriter(s) specified in the related Prospectus Supplement, exempting from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the applicable Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan from the underwriter specified in the Prospectus Supplement, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

    (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust;

    (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities, including S&P and Moody's;

    (4) the Trustee is not an affiliate of any other member of the "RESTRICTED GROUP," which consists of the Underwriters, the Seller, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the related Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties;

    (5) the sum of all payments made to and retained by the underwriter specified in the related prospectus supplement in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT").

Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by any one of the rating entities, including S&P and Moody's. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the fourth general condition set forth above. The Seller and the Servicer expect that the fifth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

In addition the related Trust must satisfy the following requirements:

    (a) the corpus of such Trust must consist solely of assets of the type which have been included in other investment pools,

    (b) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. for at least one year prior to the Plan's acquisition of Class A Certificates, and

    (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Section 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or underwriter specified in the related Prospectus Supplement and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also applies to transactions in connection with the servicing, management and operation of the related Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Class A Certificates issued by the related Trust. Each Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of each Trust will be carried out in accordance with the related Agreement. See "The Certificates."

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Exemption and other applicable issues and whether the Class A Certificates are an appropriate investment for a Plan under ERISA and the Code.

Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Plan will be eligible to purchase or otherwise hold Class B Certificates and no beneficial interest therein may be sold or otherwise transferred to a Plan.

                              Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to any Series of Certificates (an "UNDERWRITING AGREEMENT"), the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Class A Certificates and Class B Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement (if any) in the event of an increase or decrease in the aggregate amount of Class A Certificates and Class B Certificates offered hereby and by the related Prospectus Supplement).

In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates and Class B Certificates offered hereby and by the related Prospectus Supplement if any of such Class A Certificates and Class B Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

Each Prospectus Supplement will set forth the prices at which the Class A Certificates and Class B Certificates being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act.

The place and time of delivery for the Certificates in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement.

                                 Legal Matters

Certain legal matters will be passed upon for the Seller by Ray, Quinney & Nebeker, Salt Lake City, Utah and for the Underwriters by Kirkland & Ellis. Certain federal income tax and other matters will be passed upon for the Seller by Kirkland & Ellis. Certain Idaho state tax and other matters will be passed upon for the Seller by Moffatt, Thomas, Barrett, Rock & Fields. Alonzo W. Watson, a shareholder and director of Ray, Quinney & Nebeker, is also an officer of First Security Corporation. A daughter of the chief executive officer of First Security Corporation is a shareholder and director of Ray, Quinney & Nebeker.

                      Where You Can Find More Information

We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov.).

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement.

As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 801-246-5976.

                                 Index of Terms

                                                                                                                 Page
                                                                                                                  ---
Accounts....................................................................................................          28
Advance.....................................................................................................          30
Aggregate Net Losses........................................................................................          32
Agreement...................................................................................................          21
Available Interest..........................................................................................          34
Available Principal.........................................................................................          34
Available Reserve Amount....................................................................................          32
Average Delinquency Ratio...................................................................................          32
Average Net Loss Ratio......................................................................................          33
Bank........................................................................................................          20
Basic Reserve Account Percentage............................................................................          33
Basic Servicing Fee.........................................................................................          30
Basic Servicing Fee Rate....................................................................................          30
Cede........................................................................................................          22
Cedel.......................................................................................................          23
Cedel Participants..........................................................................................          23
Certificate Account.........................................................................................          28
Certificateholders..........................................................................................          21
Certificates................................................................................................          21
Class A Certificate Balance.................................................................................          35
Class A Certificateholders..................................................................................          21
Class A Certificates........................................................................................          21
Class A Distribution Account................................................................................          28
Class A Interest Carryover Shortfall........................................................................          36
Class A Interest Distribution...............................................................................          36
Class A Monthly Interest....................................................................................          36
Class A Monthly Principal...................................................................................          36
Class A Percentage..........................................................................................          21
Class A Pool Factor.........................................................................................          20
Class A Principal Carryover Shortfall.......................................................................          36
Class A Principal Distribution..............................................................................          36
Class B Certificate Balance.................................................................................          36
Class B Certificateholders..................................................................................          21
Class B Certificates........................................................................................          21
Class B Distribution Account................................................................................          28
Class B Interest Carryover Shortfall........................................................................          36
Class B Interest Distribution...............................................................................          36
Class B Monthly Interest....................................................................................          36
Class B Monthly Principal...................................................................................          37
Class B Percentage..........................................................................................          21
Class B Pool Factor.........................................................................................          20
Class B Principal Carryover Shortfall.......................................................................          37
Class B Principal Distribution..............................................................................          37
Closing Date................................................................................................          20
Code........................................................................................................          47
Collateral Agent............................................................................................           5
Collection Period...........................................................................................          37
Collections.................................................................................................          35

Cooperative.................................................................................................          23
Credit Deferral.............................................................................................          27
Custodian...................................................................................................          15
Cutoff Date.................................................................................................          15
Dealer......................................................................................................          15
Dealer Agreements...........................................................................................          15
Default Trigger.............................................................................................          33
Defaulted Receivable........................................................................................          33
Definitive Certificates.....................................................................................          24
Delinquency Ratio...........................................................................................          33
Delinquency Trigger.........................................................................................          33
Deposit Date................................................................................................          37
Depositaries................................................................................................          22
Depository..................................................................................................          21
Determination Date..........................................................................................          37
direct recourse.............................................................................................          17
Distribution Date...........................................................................................          37
DOL.........................................................................................................          54
DTC.........................................................................................................          22
Eligible Bank...............................................................................................          28
Eligible Deposit Account....................................................................................          28
Eligible Investments........................................................................................          28
Eligible Servicer...........................................................................................          40
ERISA.......................................................................................................           9
Euroclear...................................................................................................          23
Euroclear Operator..........................................................................................          23
Euroclear Participants......................................................................................          23
Events of Servicing Termination.............................................................................          39
Exemption...................................................................................................          54
FDIA........................................................................................................          11
FDIC........................................................................................................          11
Final Scheduled Distribution Date...........................................................................          11
Financed Vehicles...........................................................................................          15
FIRREA......................................................................................................          11
FTC Rule....................................................................................................          46
Full Payoff Amount..........................................................................................          33
Holders.....................................................................................................          24
Indirect Participants.......................................................................................          22
Interest Accrual Date.......................................................................................          37
Interest Collections........................................................................................          35
IRS.........................................................................................................          47
Issuer......................................................................................................           5
Liquidation Proceeds........................................................................................          33
Moody's.....................................................................................................          28
Motor Vehicle Loans.........................................................................................          16
Net Loss Ratio..............................................................................................          33
Obligor.....................................................................................................          15
OID.........................................................................................................          48
OID Regulations.............................................................................................          50
Optional Payment Deferral...................................................................................          27
Original Certificate Balance................................................................................          21
Original Class A Certificate Balance........................................................................          21

Original Class B Certificate Balance........................................................................          21
Original Pool Balance.......................................................................................          21
Outstanding Advances........................................................................................          31
Participants................................................................................................          22
Plan........................................................................................................          54
Pool Balance................................................................................................          21
Prepayment Assumption.......................................................................................          48
Prospectus Supplement.......................................................................................           2
Purchase Amount.............................................................................................          27
Purchase Price..............................................................................................          49
Purchased Receivable........................................................................................          35
Rating Agency...............................................................................................          28
Realized Losses.............................................................................................          37
Receivable File.............................................................................................          26
Receivables.................................................................................................          15
Record Date.................................................................................................          37
Recoveries..................................................................................................          33
Regulation..................................................................................................          54
Reserve Account.............................................................................................           7
Reserve Account Floor Amount................................................................................          33
Reserve Account Increase Percentage.........................................................................          34
Reserve Account Initial Deposit.............................................................................           7
Reserve Account Trigger Starting Date.......................................................................          34
Restricted Group............................................................................................          57
Retained Yield..............................................................................................          48
Rules.......................................................................................................          23
S&P.........................................................................................................          28
Schedule of Receivables.....................................................................................          25
Section 1286 Regulations....................................................................................          49
Securities Act..............................................................................................          55
Seller......................................................................................................           5
Series......................................................................................................           5
Servicer....................................................................................................           5
Servicer's Certificate......................................................................................          34
Shortfall Amount............................................................................................          13
Specified Reserve Account Balance...........................................................................          32
Specified Yield Supplement Balance..........................................................................          31
stripped bonds..............................................................................................          48
stripped coupons............................................................................................          48
Stripped Receivable.........................................................................................          48
Supplemental Servicing Fee..................................................................................          30
Supplemented Receivables....................................................................................          48
Terms and Conditions........................................................................................          24
Trust.......................................................................................................          15
Trust Property..............................................................................................          15
Trustee.....................................................................................................           5
UCC.........................................................................................................          11
Underwriting Agreement......................................................................................          56
Yield Supplement Account....................................................................................          31
Yield Supplement Agreement..................................................................................          31
Yield Supplement Amount.....................................................................................          31
Yield Supplement Initial Deposit............................................................................           8

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 20, 1999


        [LOGO]

FIRST SECURITY AUTO OWNER TRUST ____-____
ASSET BACKED NOTES

FIRST SECURITY BANK-REGISTERED TRADEMARK-, N.A.
SELLER AND SERVICER

CONSIDER CAREFULLY THE RISK FACTORS ON PAGE    IN THIS
PROSPECTUS SUPPLEMENT AND THE RISK FACTORS BEGINNING ON PAGE
  IN THE PROSPECTUS.
The Notes represent obligations of the Trust only and do not represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its affiliates.
This Prospectus Supplement may be used to offer and sell the Notes only if accompanied by the Prospectus.

THE NOTES
The Trust will sell pursuant hereto the following Notes:

                                                                                 CLASS A NOTES
                                                                ------------------------------------------------
                                                                   A-1 NOTES        A-2 NOTES       A-3 NOTES
Initial Principal Amount
Interest Rate
Final Scheduled Distribution Date
Price to Public(1)
Underwriting Discount(2)
Proceeds to Seller(3)

(1) Plus accrued interest, if any, from ______________. Total price to public (excluding such interest) = $______________
(2) Total underwriting discount = $_________
(3) Before deducting expenses payable by the Seller, estimated to be $________. Total proceeds to the Seller = $______________
- Principal and interest on all Notes will be payable on each monthly Distribution Date. The first Distribution Date will be _______________.
CREDIT ENHANCEMENT
    - The Trust will also issue Class B ___% Notes in the aggregate principal amount of $______________, all of which will be initially held by the Seller. The Class B Notes are subordinated to the Class A Notes as described herein.
    - Reserve Account, with an initial balance of $_____________.
       NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
      SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
                  IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

________________
                               __________________
                                                              __________________
                                     (Date)

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
We tell you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Notes, and (b) this Prospectus Supplement, which describes the specific terms of your Notes.

If the terms of the Notes vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page 29 in this Prospectus Supplement and under the caption "Index of Terms for Prospectus" beginning on page __ in the accompanying Prospectus.
                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF TERMS..........................................................   S-1
  The Parties.............................................................   S-1
  The Securities..........................................................   S-1
  Credit Enhancement......................................................   S-4
  Trust Property..........................................................   S-5
  The Receivables.........................................................   S-5
  Collection Account; Priority of Distributions...........................   S-6
  Tax Status..............................................................   S-6
  ERISA Considerations....................................................   S-6
  Legal Investment........................................................   S-6

RISK FACTORS..............................................................   S-7
  Lack of Geographic Diversification......................................   S-7

THE TRUST.................................................................   S-8
  Capitalization of the Trust.............................................   S-8
  The Owner Trustee.......................................................   S-8

DELINQUENCY AND LOSS EXPERIENCE OF SELLER.................................   S-9
  Delinquency Experience..................................................   S-9
  Credit Loss/Repossession Experience.....................................   S-9

THE RECEIVABLES POOL......................................................  S-10
  The Receivables.........................................................  S-10
  Certain Characteristics.................................................  S-10
  Composition of the Receivables..........................................  S-10
  Distribution by Contract Rate of the Receivables........................  S-11
  Distribution by Remaining Term of the Receivables.......................  S-11
  Geographic Distribution of the Receivables..............................  S-12
  Payments on the Receivables.............................................  S-12
  Weighted Average Life of the Notes......................................  S-12

                                                                            PAGE
                                                                            ----

THE NOTES.................................................................  S-16
  General.................................................................  S-16
  Payments of Interest....................................................  S-16
  Payments of Principal...................................................  S-17
  Monthly Dates...........................................................  S-17
  Redemption..............................................................  S-18
  Parity and Priority of Notes............................................  S-18
  Voting Rights...........................................................  S-18

THE TRANSFER AND SERVICING AGREEMENTS.....................................  S-18
  Distributions...........................................................  S-18
  Servicing Compensation..................................................  S-22
  Advances................................................................  S-22
  Reserve Account.........................................................  S-22

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................  S-23
  Characterization as Debt................................................  S-24
  Characterization of the Trust...........................................  S-24
  Interest Income to Noteholders..........................................  S-24
  Original Issue Discount.................................................  S-24
  Disposition of Notes....................................................  S-25
  Information Reporting and Backup Withholding............................  S-25
  Certain Tax Consequences to Foreign Noteholders.........................  S-25

STATE AND LOCAL TAX CONSEQUENCES..........................................  S-26

ERISA CONSIDERATIONS......................................................  S-26

UNDERWRITING..............................................................  S-27

LEGAL OPINIONS............................................................  S-28

                                SUMMARY OF TERMS

    - This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of our offering of the Notes, we urge you to read carefully this entire document and the accompanying Prospectus, including the information under "Risk Factors" in both as well.

    - This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

THE PARTIES

Issuer.......................  First Security Auto Owner Trust -, a Delaware business trust.

Seller and Servicer..........  First Security Bank-Registered Trademark-, N.A. will be the
                               Seller and the Servicer.

Indenture Trustee............  .

Owner Trustee................  .

THE SECURITIES                 THE NOTES

                               The Trust will issue the following Notes:

                               - Class A Notes

                                   - Class A-1 % Asset Backed Notes in the aggregate
                                   principal amount of $;

                                   - Class A-2 % Asset Backed Notes in the aggregate
                                   principal amount of $; and

                                   - Class A-3 % Asset Backed Notes in the aggregate
                                   principal amount of $.

                               - Class B % Asset Backed Notes in the aggregate principal
                               amount of $.

                               All of the Class B Notes will be initially held by the
                               Seller and are not offered hereby.

                               The Notes will have the benefit of the Credit Enhancements described below.

                               RATINGS OF THE NOTES

                               We will not issue the Notes unless (1) the Class A-1 Notes are rated in the highest short-term rating category, (2) the
                               Class A-2 Notes and the Class A-3 Notes are rated in the
                               highest long-term rating category and (3) the Class B Notes are rated at least investment grade, in each case by at
                               least two nationally recognized statistical rating agencies
                               (the "RATING AGENCIES"). After the Notes are issued, any
                               ratings may be lowered or withdrawn by the applicable Rating
                               Agency.

                               CLOSING DATE

                               The purchase of the Receivables and the issuance of the
                               Notes will take place on .

                               DISTRIBUTION DATES

                               The 15th day of each calendar month (or, if not a Business
                               Day, the next Business Day), beginning with .

                               INTEREST PAYMENTS

                               - The interest rate for each Class of Notes is the fixed
                               rate as specified on the cover page of this Prospectus
                                 Supplement. Interest will be payable on all Notes on each
                                 Distribution Date.

                               - Interest on the Class A-1 Notes and the Class A-2 Notes
                               will be calculated on the basis of the actual number of days elapsed from the last Distribution Date and a 360-day
                                 year.

                               - Interest on the Class A-3 Notes and the Class B Notes will be calculated on the basis of a 360-day year of twelve
                                 30-day months.

                               - Payments of interest on the Class B Notes are subordinated to interest payments on the Class A Notes.

                                   - On any Distribution Date, interest on the Class B
                                   Notes will not be paid until all accrued and unpaid
                                     interest on the Class A Notes has been paid in full.

                                   - After an acceleration of the Notes following an Event
                                   of Default or if any Notes remain outstanding following
                                     the applicable Final Scheduled Distribution Date, no
                                     interest will be paid on the Class B Notes until all
                                     principal and interest on the Class A Notes has been
                                     paid in full.

                               PRINCIPAL PAYMENTS

                               - Principal on the Notes will be payable on each
                               Distribution Date in an aggregate amount based on the amount of principal collected on the Receivables during the
                                 related Collection Period:

                                   - first, 100% to the Class A Notes, sequentially, so
                                   that no principal will be paid on any class of Class A
                                     Notes until each class of Class A Notes with a lower
                                     numerical designation has been paid in full (e.g., no
                                     principal will be paid on the Class A-2 Notes until
                                     the Class A-1 Notes have been paid in full and no
                                     principal will be paid on the Class A-3 Notes until
                                     the Class A-1 Notes and the Class A-2 Notes have been
                                     paid in full) until all off the Class A Notes have
                                     been paid in full; and

                                   - second, 100% to the Class B Notes until paid in full.

                               - After an acceleration of the Notes following an Event of
                               Default or if any Notes remain outstanding following the
                                 applicable Final Scheduled Distribution Date, in lieu of
                                 the above, principal payments will be made as follows:

                                   - first, to the Class A Noteholders ratably according to
                                   the amount due and payable on each class until all the
                                     Class A Notes have been paid in full; and

                                   - second, to the Class B Noteholders until the Class B
                                   Notes have been paid in full.

                               - After an acceleration of the Notes following an Event of
                               Default or if any Notes remain outstanding following the
                                 applicable Final Scheduled Distribution Date, any amounts
                                 otherwise payable as interest on the Class B Notes will be available to make payments of principal on the Class A
                                 Notes.

                               FINAL SCHEDULED DISTRIBUTION DATES

                               The outstanding principal amount, if any, of each class of
                               Notes will be payable in full on the date set forth below.
                               We refer to each such date as a "FINAL SCHEDULED
                               DISTRIBUTION DATE". If any class of Notes is not repaid in full on or prior to the applicable Final Scheduled
                               Distribution Date, an Event of Default will occur. In
                               addition, in such event, no interest or principal will be
                               paid as to the Class B Notes until all interest and
                               principal has been paid on the Class A Notes.

                                                                       Final Scheduled
                                    Notes                             Distribution Date
                                    ---------------------------  ---------------------------
                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class B

                               REDEMPTION

                               The Class A-3 Notes and the Class B Notes will be redeemed in whole on any Distribution Date if the Servicer exercises its option to purchase from the Trust the Receivables and
                               other Trust Property. The Servicer may exercise this option only if:

                               - the Aggregate Receivables Balance declines to 10% or less of the Aggregate Starting Receivables Balance;

                               - the aggregate of the Repurchase Amount of the Receivables
                               (other than Liquidating Receivables) is greater than or
                                 equal to the sum of the outstanding principal balance of
                                 all Notes, plus accrued and unpaid interest thereon; and

                               - the Class A-1 Notes and the Class A-2 Notes have been paid in full.

                               The redemption price will be equal to the unpaid principal amount of such Class A-3 Notes and Class B Notes, plus
                               accrued and unpaid interest thereon.

                               VOTING RIGHTS

                               If the Prospectus specifies certain circumstances under
                               which a specified percentage in principal amount of the
                               outstanding Notes must consent, approve, direct or request an action, such action shall be valid only if all
                               outstanding Class A Notes (or, in the event no Class A Notes are outstanding, all outstanding Class B Notes) voting as a single class have voted to give such consent, approval,
                               direction, request or notice, or take such action.

                               Any Notes held by the Seller will not be deemed to be
                               outstanding and shall be disregarded when a vote is taken.

CREDIT ENHANCEMENT             SUBORDINATION

                               The Class B Notes are subordinated to the Class A Notes.
                               This provides additional credit enhancement for the Class A
                               Notes.

                               - No interest will be paid on the Class B Notes on any
                               Distribution Date until all accrued and unpaid interest on the Class A Notes has been paid in full.

                               - No principal will be paid on the Class B Notes on any
                               Distribution Date until all principal owed on all the Class
                                 A Notes has been paid in full.

                               - After an acceleration of the Notes following an Event of
                               Default or if any of the Notes remain outstanding on and
                                 after the applicable Final Scheduled Distribution Date, no principal or interest will be paid on the Class B Notes
                                 until all principal and interest owed on the Class A Notes has been paid in full. In addition, in such event, amounts otherwise payable as interest on the Class B Notes will be available to make payments of principal on the Class A
                                 Notes.

                               RESERVE ACCOUNT

                               Funds on deposit in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes due to delinquencies and defaults on the Receivables. Amounts in the Reserve
                               Account will also be available to pay servicing fees.

                               The Reserve Account will be funded as follows:

                               - On the Closing Date, the Seller will deposit the Reserve
                               Account Initial Deposit of $ into the Reserve Account.

                               - On each Distribution Date, any collections on the
                               Receivables remaining after providing for all required
                                 payments to holders of the Notes, the payment of the Total
                                 Servicing Fee and reimbursement of Outstanding Advances
                                 will be deposited in the Reserve Account.

                               On each Distribution Date, any amount in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the Certificateholders (which will initially be the
                               Seller). The Noteholders will have no further rights to any amounts paid to the Certificateholders from the Reserve
                               Account.

                               The "SPECIFIED RESERVE ACCOUNT BALANCE" for any Distribution
                               Date will equal % of the Aggregate Receivables Balance as of the last day of the related Collection Period. However, the
                               Specified Reserve Account Balance will be calculated as % of the Aggregate Receivables Balance for any Distribution Date
                               (beginning on ) on which the Average Net Loss Ratio exceeds
                               % or the Average Delinquency Ratio exceeds %. In no event
                               will the Specified Reserve Account Balance be less than the lesser of (i) $ and (ii) the aggregate outstanding principal amount of the Notes. We may change this definition without your consent so long as the change does not cause the
                               ratings of the Notes to be reduced or withdrawn.

TRUST PROPERTY                 The primary assets of the Trust will be the Receivables,
                               which are a pool of fixed rate retail motor vehicle
                               installment sales contracts and installment loans made by
                               the Seller or through a Dealer that sold a motor vehicle.
                               The Receivables in the Trust will be sold by the Seller to the Trust. The Trust Property will also include:

                               - All monies due or received under the Receivables after the
                                 Cutoff Date;

                               - A security or ownership interest in the new and used
                               automobiles and lights trucks financed by the Receivables;

                               - Any proceeds from claims on certain related insurance
                               policies or from Obligors under the Receivables;

                               - Amounts on deposit in the Trust Accounts, including the
                                 Reserve Account;

                               - Certain rights of the Seller relating to Receivables from agreements between the Seller and the Dealers that sold the
                                 Financed Vehicles and related documents; and

                               - All rights of the Trust under the Sale and Servicing
                                 Agreement.

                               The Trust Property will be assigned by the Trust to the
                               Indenture Trustee for the benefit of the Noteholders to the extent provided in the Indenture and the Certificateholders.

THE RECEIVABLES                On the Closing Date, the Trust will acquire Receivables with an Aggregate Starting Receivables Balance of approximately $
                               as of the Cutoff Date. As of the Cutoff Date:

                               - the weighted average Contract Rate of the Receivables is approximately %,

                               - the weighted average remaining term (i.e., the period from but excluding the Cutoff Date to and including each
                                 Receivable's maturity date) of the Receivables is
                                 approximately months, and

                               - the weighted average original term of the Receivables is approximately months.

                               No Receivable has a scheduled maturity later than the date that is six months prior to the Final Scheduled Distribution
                               Date for the Class B Notes.

COLLECTION ACCOUNT; PRIORITY   Payments received on the Receivables will deposited in the
OF DISTRIBUTIONS               Collection Account until paid to the Noteholders or
                               otherwise applied by the Trust. On each Distribution Date, funds on deposit in the Collection Account relating to the prior Collection Period will be applied to the following (in the priority indicated but subject to the subordination
                               provisions described above):

                               (i)  reimbursement of Outstanding Advances;
                               (ii) the Total Servicing Fee;
                               (iii) accrued and unpaid interest on the Class A Notes;
                               (iv) accrued and unpaid interest on the Class B Notes;
                               (v) principal on the Notes; and
                               (vi) the remaining balance, if any, to be deposited in the
                                    Reserve Account.

                               Funds on deposit in the Reserve Account will also be
                               available as described herein.

TAX STATUS                     As described below under "Certain Federal Income Tax
                               Consequences," Kirkland & Ellis, special Federal tax counsel to the Seller, will opine that for Federal income tax
                               purposes the Class A Notes will be characterized as debt and the Trust will not be characterized as an association (or
                               publicly traded partnership) taxable as a corporation. See
                               "Certain Federal Income Tax Consequences" herein for
                               additional information concerning the application of Federal tax laws to the Trust and the Class A Notes. See also "State and Local Tax Consequences."

ERISA CONSIDERATIONS           Subject to the considerations discussed under "ERISA
                               Considerations," the Class A Notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" herein and "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT               The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7
                               under the Investment Company Act of 1940, as amended.

                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTOR AND THE RISK FACTORS SET FORTH IN THE PROSPECTUS IN DECIDING WHETHER TO PURCHASE THE NOTES.

LACK OF GEOGRAPHIC             Economic conditions in states where Obligors reside may
DIVERSIFICATION                affect the delinquency, loan loss and repossession
                               experience of the Trust with respect to the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to %, % and % by Aggregate Receivables Balance of
                               the Receivables were located in Washington, Utah and Idaho, respectively. Adverse economic conditions in Washington,
                               Utah and/or Idaho, or that area of the country generally,
                               may have a disproportionate impact on the performance of the
                               Receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may
                               affect the rate of prepayment and defaults on the
                               Receivables and could reduce or delay payments to you. See
                               "The Receivables Pool--Certain Geographic Distribution of
                               the Receivables."

                                   THE TRUST

The Issuer, First Security Auto Owner Trust __-__ (the "TRUST"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of the Closing Date between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (as amended and supplemented from time to time, the "TRUST AGREEMENT"). After its formation, the Trust will not engage in any activities other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will deliver the Securities to the Seller in exchange for the Receivables and other assets pursuant to the Sale and Servicing Agreement.

The Trust's principal offices are in ______________, Delaware, in care of ____________________________, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

The following table illustrates the capitalization of the Trust as of as if the issuance and sale of the Notes offered hereby had taken place on such date:

Class A-1 % Asset Backed Notes.............................................  $
Class A-2 % Asset Backed Notes.............................................  $
Class A-3 % Asset Backed Notes.............................................  $
Class B % Asset Backed Notes...............................................  $
                                                                             -----------------

  Total....................................................................  $
                                                                             -----------------
                                                                             -----------------

The Trust will also issue Certificates. The Certificates represent the equity of the Trust and will be issued pursuant to the Trust Agreement. The Class B Notes and the Certificates will initially be held by the Seller and/or one or more of its affiliates and are not offered hereby.

THE OWNER TRUSTEE

____________________________ is the Owner Trustee under the Trust Agreement.
____________________________ is a ____________________________ and its principal offices are located at ____________________________________.

                   DELINQUENCY AND LOSS EXPERIENCE OF SELLER

The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans (including Motor Vehicle Loans that it previously sold but continues to service). The tables include both Mother Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for Obligors, rising consumer debt burden per household and increases in personal bankruptcies.

No assurance can be made that the delinquency and loss experience for the Motor Vehicle Loans as a whole or those transferred to the Trust will be similar to the historical experience set forth below.

DELINQUENCY EXPERIENCE

                                     NINE MONTHS ENDED SEPTEMBER 30,                                    AS OF DECEMBER 31,
                                       1998                    1997                    1997                    1996
                              ----------------------  ----------------------  ----------------------  ----------------------
                               NUMBER OF               NUMBER OF               NUMBER OF               NUMBER OF
                                   LOANS      AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                  (DOLLARS IN THOUSANDS)
Portfolio at Period End.....     288,900  $3,261,808     231,374  $2,402,246     242,396  $2,557,565     200,922  $1,979,782
Delinquency(1)
  30-59 Days................       3,869  $   40,872       3,341  $   33,377       3,557  $   35,995       3,380  $   31,646
  60-89 Days................       1,141  $   12,728         807  $    8,440         765  $    8,035       1,209  $   11,330
  90 Days or More...........         638  $    6,923         394  $    4,320         444  $    4,694         600  $    5,947
Total Delinquencies.........       5,648  $   60,522       4,542  $   46,137       4,766  $   48,724       5,189  $   48,923
Total Delinquencies as
 Percentage of the
 Portfolio..................       1.96%       1.86%       1.96%       1.92%       1.97%       1.91%       2.58%       2.47%


                                       1995                    1994
                              ----------------------  ----------------------
                               NUMBER OF               NUMBER OF
                                   LOANS      AMOUNT       LOANS      AMOUNT
                              ----------  ----------  ----------  ----------

Portfolio at Period End.....     193,634  $1,824,411     197,996  $1,885,491
Delinquency(1)
  30-59 Days................       2,867  $   24,914       2,345  $   20,775
  60-89 Days................         557  $    5,358         603  $    5,839
  90 Days or More...........         255  $    2,462         273  $    2,594
Total Delinquencies.........       3,679  $   32,734       3,221  $   29,208
Total Delinquencies as
 Percentage of the
 Portfolio..................       1.90%       1.79%       1.63%       1.55%

----------------------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans other than Motor Vehicle Loans previously charged off.

CREDIT LOSS/REPOSSESSION EXPERIENCE

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                              ----------------------  ----------------------------------------------------------
                                                    1998        1997        1997        1996        1995        1994        1993
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                            (DOLLARS IN THOUSANDS)
Portfolio Balance at Period End.............  $3,261,808  $2,402,246  $2,557,565  $1,979,782  $1,824,411  $1,885,491  $1,409,268
Average Portfolio Balance during Period.....  $2,886,636  $2,190,936  $2,270,731  $1,883,171  $1,850,693  $1,670,756  $1,237,865
Average Number of Loans Outstanding during
 the Period.................................     264,609     216,426     222,092     195,749     195,834     180,660     147,126
Number of Repossessions during the Period...       4,579       3,666       4,967       4,198       4,153       3,528       2,583
Number of Repossessions as percentage of
 Average Number of Loans Outstanding........       2.31%       2.26%       2.24%       2.14%       2.12%       1.95%       1.76%
Gross Charge-offs(1)........................  $   35,752  $   29,691  $   39,184  $   29,488      25,644      17,354      11,631
Recoveries on Loans Previously Charged
 Off(2).....................................  $   13,812  $   13,196  $   16,901  $   11,849      11,321       8,370       6,885
Net Charge-offs(3)..........................  $   21,940  $   16,495  $   22,283  $   17,639      14,323       8,985       4,746
Net Charge-offs as a Percentage of Portfolio
 Balance at Period End(4)...................       0.90%       0.92%       0.87%       0.89%       0.79%       0.48%       0.34%
Net Charge-offs as a Percentage of Average
 Balance During Period(4)...................       1.01%       1.00%       0.98%       0.94%       0.77%       0.54%       0.38%

------------------------------

(1) Gross Charge-offs are generally stated net of liquidation proceeds.

(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.

(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.

(4) Annualized.

                              THE RECEIVABLES POOL

THE RECEIVABLES

Approximately ___% of the Aggregate Receivables Balance of Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("CONTRACT RATE") of at least __% and not more than ___%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than _ months and not more than _ months; (iv) each Receivable had a remaining principal balance of not less than $__ and not more than $____ as of the Cutoff Date; (v) no Receivable was more than _ days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable (as described below); (viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after _______________. No procedures adverse to Noteholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Noteholders are described in the Prospectus.

CERTAIN CHARACTERISTICS

As of the Cutoff Date, approximately ___% of the Aggregate Receivables Balance was attributable to loans for purchases of new Financed Vehicles and approximately ___% of the Aggregate Receivables Balance was attributable to loans for purchases of used Financed Vehicles.

The composition, distribution by Contract Rate and distribution by remaining term of the Receivables as of the Cutoff Date are set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

COMPOSITION OF THE RECEIVABLES

WEIGHTED AVERAGE       AGGREGATE          NUMBER OF        AVERAGE       WEIGHTED         WEIGHTED
CONTRACT RATE OF      RECEIVABLES      RECEIVABLES IN    RECEIVABLE       AVERAGE          AVERAGE
   RECEIVABLES         BALANCES             POOL           BALANCE     ORIGINAL TERM   REMAINING TERM
-----------------  -----------------  -----------------  -----------  ---------------  ---------------
             %     $                                     $                     mos.             mos.

DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                              NUMBER OF         RECEIVABLES   PERCENTAGE OF AGGREGATE
CONTRACT RATE RANGE                                          RECEIVABLES            BALANCE   RECEIVABLES BALANCE
-----------------------------------------------------------  -----------  ------------------  -----------------------
6.00-6.99%.................................................                $
7.00-7.99%.................................................                $
8.00-8.99%.................................................                $
9.00-9.99%.................................................                $
10.00-10.99%...............................................                $
11.00-11.99%...............................................                $
12.00-12.99%...............................................                $
13.00-13.99%...............................................                $
14.00-14.99%...............................................                $
15.00-15.99%...............................................                $
16.00-16.99%...............................................                $
17.00-17.99%...............................................                $
18.00-18.99%...............................................                $
19.00-19,99%...............................................                $
20.00-20.99%...............................................                $
21.00-21.99%...............................................                $
22.00-22.99%...............................................                $
23.00-23.99%...............................................                $
24.00-24.99%...............................................                $
25.00-25.99%...............................................                $
26.00-26.99%...............................................                $
27.00-27.99%...............................................                $
28.00-28.99%...............................................                $
29.00%.....................................................                $
                                                             -----------  ------------------             -----
  Total....................................................                $
                                                             -----------  ------------------             -----
                                                             -----------  ------------------             -----

DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES

                                                              NUMBER OF                       PERCENTAGE OF AGGREGATE
REMAINING TERM (MONTHS)                                      RECEIVABLES  RECEIVABLE BALANCE  RECEIVABLES BALANCE
-----------------------------------------------------------  -----------  ------------------  -----------------------
6-12.......................................................                $
13-24......................................................                $
25-36......................................................                $
37-48......................................................                $
49-60......................................................                $
61-65......................................................                $
                                                             -----------  ------------------             -----
  Total....................................................                $
                                                             -----------  ------------------             -----
                                                             -----------  ------------------             -----

The following table sets forth the percentage of the Aggregate Receivables Balance of the Receivables in the states with the largest concentration of Receivables. No other state accounts for more than 1.0% of the Aggregate Receivables Balance of the Receivables.

GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                          PERCENTAGE OF AGGREGATE
STATE                                                                     RECEIVABLES BALANCE
------------------------------------------------------------------------  -----------------------
Washington..............................................................                  %
Utah....................................................................                  %
Idaho...................................................................                  %
Nevada..................................................................                  %
Oregon..................................................................                  %
Montana.................................................................                  %
California..............................................................                  %
Wyoming.................................................................                  %

PAYMENTS ON THE RECEIVABLES

All Receivables provide for the allocation of payments according to the "Simple Interest" method (each a "SIMPLE INTEREST RECEIVABLE"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level months payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the Receivable Balance multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid Receivable Balance of the Receivables. Accordingly, if an Obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the Receivable Balance as of such date.

The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceedings from credit life, disability, theft or physical damage, insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model (the "MODEL"), is based on an assumed rate of prepayment (the "ABS") each month relative to the original number of receivables in a pool of receivables. The Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables and the final payment in respect of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

The table on the following pages captioned "Percent of Initial Principal Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables, as described below. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Notes are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month) and (iv) the Servicer does not exercise its option to purchase the Receivables. The pool has an assumed cutoff date of _______________. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal balance of each class of the Notes that is projected to be outstanding after payments are made on each of the Distribution Dates shown at various constant ABS percentages. The ABS Table also indicates the month in which the Servicer can exercise its optional clean-up call and the associated projected average weighted life.

The ABS Table also assumes that the Receivables have been aggregated into a hypothetical pool, with all of the Receivables within the pool having the following characteristics and that the level scheduled monthly payment (which is based on its Aggregate Receivables Balance, annual percentage rate ("APR"), original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that the pool will be fully amortized by the end of its remaining term to maturity.

    AGGREGATE
   RECEIVABLES                   ORIGINAL TERM TO       REMAINING TERM TO
     BALANCE           APR        MATURITY (MOS.)        MATURITY (MOS.)
------------------  ---------  ---------------------  ---------------------
 $

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within the hypothetical pool could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the Notes.

        PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                               CLASS A NOTES
                           --------------------------------------------------------------------------------------
                                        CLASS A-1 NOTES                             CLASS A-2 NOTES
                           ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE               0.0%       1.2%       1.5%       1.8%       0.0%       1.2%       1.5%       1.8%
-------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                        CLASS A NOTES
                           ---------------------------------------
                                       CLASS A-3 NOTES                            CLASS B NOTES
                           ---------------------------------------  ------------------------------------------
DISTRIBUTION DATE            0.0%       1.2%       1.5%       1.8%       0.0%       1.2%       1.5%       1.8%
-------------------------  ------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

        PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                               CLASS A NOTES
                           --------------------------------------------------------------------------------------
                                        CLASS A-1 NOTES                             CLASS A-2 NOTES
                           ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE               0.0%       1.2%       1.5%       1.8%       0.0%       1.2%       1.5%       1.8%
-------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Weighted Average Life
 (years) (1).............
*Weighted Average Life to
 Optional Clean Up Call
 (years) (1).............
*Optional Clean Up Call
 Date (mo/yr)............

                                        CLASS A NOTES
                           ---------------------------------------
                                       CLASS A-3 NOTES                            CLASS B NOTES
                           ---------------------------------------  ------------------------------------------
DISTRIBUTION DATE            0.0%       1.2%       1.5%       1.8%       0.0%       1.2%       1.5%       1.8%
-------------------------  ------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted Average Life
 (years) (1).............
*Weighted Average Life to
 Optional Clean Up Call
 (years) (1).............
*Optional Clean Up Call
 Date (mo/yr)............

------------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related principal balance of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                   THE NOTES

GENERAL

The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Indenture will be available from the Indenture Trustee upon request to holders of Notes and will be filed with the Securities and Exchange Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

For each class of Notes, the "INTEREST RATE" will be a fixed rate as set forth below:

                                                                                   INTEREST RATE
                                                                                   (PER ANNUM)
                                                                                   -------------
Class A-1 Notes..................................................................             %
Class A-2 Notes..................................................................             %
Class A-3 Notes..................................................................             %
Class B Notes....................................................................             %

PAYMENTS OF INTEREST

Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable monthly on each Distribution Date commencing with the Distribution Date on ______________; PROVIDED, HOWEVER, that interest on the Class B Notes will not be paid on any Distribution Date until all accrued interest due and payable on the Class A Notes on such Distribution Date has been paid in full. In addition, after acceleration of the Notes following an Event of Default and if any Notes remain outstanding following the applicable Final Scheduled Distribution Date, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed since the last Distribution Date and a 360-day year. Interest on the Class A-3 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the Prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "Distribution Date" or "Distribution Dates," as applicable, for purposes of this Prospectus Supplement.

On each Distribution Date, interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the Class A Notes has been paid in full. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case Noteholders of each class of Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

PAYMENTS OF PRINCIPAL

On each Distribution Date, principal of the Notes will be payable in an aggregate amount (the "PRINCIPAL PAYMENT AMOUNT") equal to the lesser of (x) the Noteholders' Principal Distributable Amount and (y) the Total Available Amount remaining after payment of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

The Principal Payment Amount will be applied on each Distribution Date as follows:

    (i) first, 100% to the Class A Notes, all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full; and

    (ii) second, 100% to the Class B Notes, until the Class B Notes are paid in full.

If an Event of Default occurs as a result of which the Notes are declared immediately due and payable or if any Notes remain outstanding after the applicable Final Scheduled Distribution Date, 100% of the Principal Payment Amount on each Distribution Date will be allocated pro rata to each outstanding class of the Class A Notes on the basis of their respective unpaid principal balances. Upon repayment of the Class A Notes in full, the Class B Notes will be allocated 100% of the Principal Payment Amount on each Distribution Date until the Class B Notes are paid in full.

MONTHLY DATES

The following chart defines a Collection Period and certain related dates and demonstrates the application of such terms to a hypothetical monthly distribution with respect to the Notes:

May 24-June 23     A "COLLECTION PERIOD" is the period from and including the 24th day of a calendar month to and including the 23rd day of the succeeding calendar month. The Initial
                   Collection Period will be the period from but not including the Cutoff Date to and including .
July 10            The "DETERMINATION DATE" is the tenth calendar day of each month. On or before this date, the Servicer will deliver to the Indenture Trustee and the Owner
                   Trustee a certificate specifying the amounts required to be distributed and the amounts available for distribution on the next Distribution Date.

July 14            The "RECORD DATE" is the day before each Distribution Date (or, if Definitive
                   Securities are issued, the Record Date will be the last day of the Collection
                   Period, June 23 for a July 15 Distribution Date). Distributions on the next
                   Distribution Date are made to Noteholders of record at the close of business of the Indenture Trustee on this date

July 14            The "DEPOSIT DATE" is the Business Day immediately preceding each Distribution
                   Date. All Collections and Advances relating to the related Collection Period are required to be deposited into the Collection Account on or before this date.
                   Funds will also be transferred between the Reserve Account and the Collection
                   Account to the extent required as described below.

July 15            The "DISTRIBUTION DATE" is the 15th day of each calendar month (or the next
                   Business Day). The Indenture Trustee pays to Noteholders amounts payable in respect of the Notes, pays the Total Servicing Fee and reimburses Outstanding
                   Advances to the Servicer, deposits any excess funds to the Reserve Account and, if the Reserve Account is equal to the Specified Reserve Account Balance, pays any remaining funds to the Certificateholders.

A "BUSINESS DAY" means a day on which the Indenture Trustee and commercial banks located in the State of Utah, the State of Idaho, the State of Delaware and the City of New York are open for the purpose of conducting commercial banking business; provided, however, that for purposes of determining any Distribution Date, the term "Business Day" shall mean a day on which the Indenture Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

REDEMPTION

The Class A-3 Notes and the Class B Notes will be redeemed in whole, but not in part, on any Distribution Date after all of the other classes of Notes have been paid in full if the Servicer exercises its option to purchase the Receivables when (i) the Aggregate Receivables Balance of the Receivables on the last day of the prior Collection Period shall have declined to 10% or less of the Aggregate Starting Receivables Balance and (ii) the sum of the Repurchase Amount of the Receivables (other than the Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all of the Class A-3 Notes and the Class B Notes, plus accrued and unpaid interest thereon, as described in the Prospectus under "Description of the Transfer and Servicing Agreements-- Termination." The redemption price will be equal to the unpaid principal amount of the Class A-3 Notes and the Class B Notes, plus accrued and unpaid interest thereon.

PARITY AND PRIORITY OF NOTES

Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and "--Payments of Principal" above. Also see "The Transfer and Servicing Agreements--Distributions."

VOTING RIGHTS

To the extent the Prospectus specifies certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of (a) all the outstanding Class A Notes and Class B Notes voting together as a single class and (b) the outstanding Class A Notes voting as a single class have voted to give such consent, approval, direction, request or notice, or take such action. However, after an acceleration of the Notes following an Event of Default, the direction to the Indenture Trustee to sell or liquidate the Trust Property requires the approval of all of the outstanding Class A Notes (or, if no Class A Notes are outstanding, all of the outstanding Class B Notes).

Any Notes held by the Seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

                     THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the Servicer upon request to Noteholders. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

DISTRIBUTIONS

Unless the Servicer satisfies the conditions for monthly remittances described in "The Transfer and Servicing Agreements--Collections" in the Prospectus, it will transfer all collections on the Receivables (including all prepayments) to the Collection Account within two Business Days after receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account will be determined in the manner described below.

DETERMINATION OF AVAILABLE AMOUNTS. The "AVAILABLE AMOUNT" for each Distribution Date will be the sum of the Available Interest and the Available Principal. The "TOTAL AVAILABLE AMOUNT" for a Distribution Date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date. See "Description of the Transfer and Servicing Agreements-- Determination of Available Amount" in the Prospectus.

MONTHLY WITHDRAWALS AND DEPOSITS. On or before the Determination Date, the Servicer will calculate, with respect to the preceding Collection Period and the related Distribution Date, the Available Amount, the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Principal Payment Amount and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Deposit Date:

     (i) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

    (ii) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of Outstanding Advances;

    (iii) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

    (iv) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

    (v) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account; and

    (vi) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders.

The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account on the Deposit Date as specified in clause (i) above will be the lesser of (A) the amount of cash or other immediately available funds on deposit in the Reserve Account on the Deposit Date and (B) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds
(y) the Available Amount for such Distribution Date.

The amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account on the Deposit Date as specified in clause (v) above will equal the amount, if any, by which the Available Amount for such Distribution Date exceeds the amount described in subclause (x) of clause (B) of the preceding sentence.

The amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders as specified in clause (vi) above will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to clause (v) above) and withdrawals on the Deposit Date exceeds the Specified Reserve Account Balance for such Distribution Date.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders, as described herein.

PRIORITIES FOR WITHDRAWALS FROM COLLECTION ACCOUNT. Withdrawals of funds from the Collection Account on each Deposit Date will be made first for reimbursements of Outstanding Advances. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses
(iii) and (iv) under "Distributions-- Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses
(iii) and (iv), the Indenture Trustee, at the direction of the Servicer, will allocate the Total Available Amount in the following order of priority:

     (i) the Total Servicing Fee;

    (ii) the Aggregate Class A Noteholders' Interest Distributable Amount;

    (iii) the Class B Noteholders' Interest Distributable Amount; and

    (iv) the Noteholders' Principal Distributable Amount.

All amounts allocated pursuant to clauses (iii) and (iv) above shall be deposited in the Note Distribution Account and will be applied as described above under "The Notes--Payments of Interest" and "--Payments of Principal," including the subordination provisions contained therein.

CERTAIN DEFINITIONS.

"AGGREGATE CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"AVAILABLE INTEREST" means, with respect to any Distribution Date, the excess of
(a) the sum of (i) Interest Collections for such Distribution Date and (ii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

"AVAILABLE PRINCIPAL" means, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all Collections allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period; (iii) all related Recoveries, to the extent allocable to principal, and (iv) all related Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

"CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of interest on the Class A Notes.

"CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, (A) with respect to the Class A-1 Notes and the Class A-2 Notes and any Distribution Date the product of (i) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for such class of Class A Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date (or the Closing Date, in the case of the initial period), and the denominator of which is 360 and (B) with respect to the Class A-3 Notes, the product of (i) the outstanding principal balance of the Class A-3 Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class A-3 Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for such class and 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which is the number of days elapsed from the Closing Date and the denominator of which is 30).

"CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of payments of interest on the Class B Notes.

"CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

"CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for the Class B Notes and 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which is the number of days elapsed from the Closing Date and the denominator of which is 30).

"COLLECTIONS" means all collections on the Receivables.

"INTEREST COLLECTIONS" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary procedures, (ii) all related Liquidation Proceeds, to the extent allocable to interest, (iii) to the extent allocable to interest, all related Recoveries, and (iv) to the extent attributable to interest, the Repurchase Amount of all Receivables that are repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

"LIQUIDATION PROCEEDS" means, with respect to any Distribution Date, and a Receivable that became a Liquidating Receivable during the related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer with respect to Insurance Policies relating to the Financed Vehicles or the Obligors, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Liquidating Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or a deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Liquidating Receivable, net of any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle and any payments required by law to be remitted to the Obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Receivable Balance thereof.

"NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, on a Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount over the Principal Payment Amount on such Distribution Date.

"NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any Distribution Date, the sum of (i) the Principal Distributable Amount, (ii) the Noteholders' Principal Carryover Shortfall for the prior Distribution Date and (iii) without duplication, on the Final Scheduled Distribution Date for a class of Notes, the amount necessary to reduce the outstanding principal balance of such class of Notes to zero.

"PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and the related Collection Period, the excess of (i) Available Principal for such Distribution Date plus Realized Losses over (ii) all related Recoveries, to the extent allocable to principal.

"PURCHASED RECEIVABLE" means, at any time, a Receivable as to which payment of the Repurchase Amount has previously been made by the Seller or the Servicer pursuant to the applicable Agreement.

"REALIZED LOSSES" means, with respect to any Distribution Date and a Receivable that became a Liquidating Receivable during the related Collection Period, the excess of (i) the Receivable Balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

"RECOVERIES" means, with respect to any Distribution Date, all monies received by the Servicer with respect to any Liquidating Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Liquidating Receivable net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor but, in any event, not less than zero.

SERVICING COMPENSATION

On each Distribution Date, the Servicer will be entitled to receive the "TOTAL SERVICING FEE," which consists of the Servicing Fee for the related Collection Period and any unpaid Servicing Fees from prior Distribution Dates. The Servicing Fee Rate will be 1.0% per annum.

ADVANCES

On each Deposit Date, the Servicer may, subject to the following, make an Advance with respect to each Receivable serviced by it (other than a Liquidating Receivable) equal to the excess, if any, of (x) the product of the Receivables Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor during or with respect to such Collection Period. The Servicer may elect not to make an Advance of interest due and unpaid to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. On each Distribution Date, the Servicer will be reimbursed for all Outstanding Advances as described above.

RESERVE ACCOUNT
Pursuant to the Sale and Servicing Agreement, the Seller will establish in the name of the Indenture Trustee the Reserve Account with the Indenture Trustee. The Reserve Account will be funded by a deposit by the Seller of $______________ of cash on the Closing Date (the "RESERVE ACCOUNT INITIAL DEPOSIT"). On each Deposit Date, an amount equal to the Available Amount remaining with respect to such Distribution Date after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "Distributions--Monthly Withdrawals and Deposits") shall be deposited in the Reserve Account. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the related Deposit Date, including the deposit pursuant to the preceding sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including: (i) such action will not result in a reduction or withdrawal of the rating of any class of the Notes, (ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, and (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

"AGGREGATE NET LOSSES" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Liquidating Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Liquidating Receivables (whether or not newly designated as such).

"AVERAGE DELINQUENCY RATIO" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

"AVERAGE NET LOSS RATIO" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

"DELINQUENCY RATIO" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Liquidating Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (i) the Aggregate Receivables Balance as of the last day of such Collection Period.

"NET LOSS RATIO" means, for any Collection Period, an amount, expressed as percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period and (b) twelve, divided by (ii) the average of the Aggregate Receivables Balance on each of the first day of such Collection Period and the last day of such Collection Period.

"SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date will equal __% of the Aggregate Receivables Balance, except that the Specified Reserve Account Balance will never be less than the lesser of: (i) $______________ and (ii) the aggregate outstanding principal amount of the Notes. The Specified Reserve Account Balance will be calculated as __% of the Aggregate Receivables Balance for any Distribution Date (beginning on _______________) on which the Average Net Loss Ratio exceeds __% or the Average Delinquency Ratio exceeds __%. The Specified Reserve Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing or fail to object in writing after having received notice thereof, that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Class A Notes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Class A Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Class A Notes in the initial distribution thereof, who are citizens or residents of the United States (except as set forth under "Certain Tax Consequences to Foreign Noteholders"), including domestic corporations and partnerships, and who hold the Class A Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. ACCORDINGLY, TAXPAYERS SHOULD CONSULT THEIR OWN TAX ADVISORS AND TAX RETURN PREPARERS REGARDING THE PREPARATION OF ANY ITEM ON A TAX RETURN, EVEN WHERE THE ANTICIPATED TAX TREATMENT HAS BEEN DISCUSSED HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSIDER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BY A PROSPECTIVE INVESTOR, ESPECIALLY IN LIGHT

OF SUCH INVESTOR'S PERSONAL CIRCUMSTANCES. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A NOTES.

This discussion is based upon the Code, existing regulations thereunder, and current administrative rulings and court decisions. The discussion below under "Original Issue Discount" takes into consideration the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued under the OID provisions of the Code. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

CHARACTERIZATION AS DEBT

With respect to the Class A Notes, Kirkland & Ellis, special tax counsel to the Seller ("TAX COUNSEL"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Class A Notes, based on the terms of the Class A Notes and the transactions relating to the Receivables as set forth herein, the Class A Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Class A Noteholder, by acquiring an interest in a Class A Note, will agree to treat the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes.

CHARACTERIZATION OF THE TRUST

With respect to the Trust, Tax Counsel will deliver its opinion to the effect that the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

INTEREST INCOME TO NOTEHOLDERS

If the Class A Notes do not have OID, interest payments on the Class A Notes will be taxable as ordinary income for Federal income tax purposes when received by Class A Noteholders utilizing the cash method of accounting and when accrued by Class A Noteholders utilizing the accrual method of accounting. Interest received on the Class A Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

ORIGINAL ISSUE DISCOUNT

Although it is not currently anticipated that the Class A Notes will be issued at a greater than DE MINIMIS discount and therefore should not have OID, the Class A Notes may nevertheless be deemed to have been issued with OID. For example, the IRS could take the position that the Class A Notes have OID pursuant to section 1272(a)(6) of the Code because prepayments of the Receivables could accelerate the Class A Notes. In addition, the IRS could take the position that the Class A Notes have OID because interest payments on the Class A Notes are not "unconditionally payable" and thus do not constitute "qualified stated interest" (as defined below).

The total amount of OID, if any, with respect to a Class A Note will be equal to the excess of the "stated redemption price at maturity" of such Class A Note over its "issue price." The "stated redemption price at maturity" of a Class A Note will be the sum of all payments, whether denominated as interest or principal, required to be made on such Class A Note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. It is anticipated that the "issue price" will be the face amount of the Class A Notes.

The holder of a Class A Note that is treated as having OID (including a cash method holder) would be required to include OID on that Class A Note in his or her income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income in advance of the receipt of cash attributable to that income. This treatment may not significantly affect an accrual method holder of Class A Notes, although such treatment would accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Class A Note has OID falling within the DE MINIMIS exception, the holder must include such DE MINIMIS OID in income proportionately as principal payments are made on such Class A Note.

DISPOSITION OF NOTES

Upon the sale, exchange, redemption, retirement or other disposition of a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the Class A Note. The adjusted tax basis of the Class A Note to a particular Class A Noteholder will equal the holder's cost for the Class A Note, increased by any OID, market discount and gain previously included by such Class A Noteholder in income with respect to the Class A Note and decreased by any cash payments previously received by such Class A Noteholder with respect to such Class A Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Class A Note was held as a capital asset. Capital gain or loss will be long-term if the Class A Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

The Seller will be required to report annually to the IRS, and to each related Class A Noteholder of record, the amount of interest paid on the Class A Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the Seller, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Class A Noteholder fail to provide the required certification, the Seller will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING SUCH EXEMPTION.

CERTAIN TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS

The following discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Class A Notes by any particular non-U.S. Class A Noteholder in light of such holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its Class A Note.

If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Seller or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Class A Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Tax Partnership within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the Trust or the Notes under any state or local tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the Trust, as well as any state and local tax consequences to them of purchasing, holding and disposing of the Notes.

                              ERISA CONSIDERATIONS

Although there is little guidance on the subject, the Seller believes the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Class A Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Class A Notes are suitable investments for such Benefit Plan under ERISA and the Code. For additional information regarding treatment of the Class A Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the underwriters (each, an "UNDERWRITER") named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                                                                 AGGREGATE PRINCIPAL AMOUNT TO BE PURCHASED
                                                             CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES
                                                           -----------------  -----------------  -----------------
 .........................................................  $                  $                  $

                                                           -----------------  -----------------  -----------------
  Total..................................................  $                  $                  $
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to take and pay for all of the Class A Notes offered hereby if any of the Notes are taken. All of the Class B Notes will initially be held by the Seller.

The Seller has been advised by the Underwriters that they propose initially to offer the Class A Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Class A Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of securities. After the initial public offering, the public offering price and such concessions may be changed.

                                                                          SELLING
                                                                       CONCESSION   REALLOWANCE
                                                                       -----------  -------------
Class A-1 Notes......................................................
Class A-2 Notes......................................................
Class A-3 Notes......................................................

The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Motor Vehicle Loans (other than the Securities) for a period of 30 days from the date of this Prospectus Supplement, without the prior written consent of the Underwriters.

____________________, on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit ____________________ to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Class A Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that ____________________ will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

The Seller has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Seller has also agreed to reimburse the Underwriters for certain of their expenses.

In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the Seller.
[First Security Capital Markets, Inc. ("FSCM") is an affiliate of the Seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.]

                                 LEGAL OPINIONS

In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Class A Notes will be passed upon for the Underwriters by Kirkland & Ellis.

                                 INDEX OF TERMS

ABS...................................................................................................        S-12
ABS Table.............................................................................................        S-13
Aggregate Class A Noteholders' Interest Distributable Amount..........................................        S-20
Aggregate Net Losses..................................................................................        S-23
APR...................................................................................................        S-13
Available Amount......................................................................................        S-19
Available Interest....................................................................................        S-20
Available Principal...................................................................................        S-20
Average Delinquency Ratio.............................................................................        S-23
Average Net Loss Ratio................................................................................        S-23
Business Day..........................................................................................        S-17
Class A Noteholders' Interest Carryover Shortfall.....................................................        S-20
Class A Noteholders' Interest Distributable Amount....................................................        S-20
Class A-1 Notes.......................................................................................         S-1
Class A-2 Notes.......................................................................................         S-1
Class A-3 Notes.......................................................................................         S-1
Class B Noteholders' Interest Carryover Shortfall.....................................................        S-21
Class B Noteholders' Interest Distributable Amount....................................................        S-21
Class B Noteholders' Monthly Interest Distributable Amount............................................        S-21
Class B Notes.........................................................................................         S-1
Code..................................................................................................        S-23
Collection Period.....................................................................................        S-17
Collections...........................................................................................        S-21
Contract Rate.........................................................................................        S-10
Delinquency Ratio.....................................................................................        S-23
Deposit Date..........................................................................................        S-17
Determination Date....................................................................................        S-17
Distribution Date.....................................................................................        S-17
Final Scheduled Distribution Date.....................................................................         S-3
foreign person........................................................................................        S-25
FSCM..................................................................................................        S-27
Indenture.............................................................................................        S-16
Interest Collections..................................................................................        S-21
Interest Rate.........................................................................................        S-16
Issuer................................................................................................         S-1
Liquidation Proceeds..................................................................................        S-21
Model.................................................................................................        S-12
Net Loss Ratio........................................................................................        S-23
Noteholders' Principal Carryover Shortfall............................................................        S-21
Noteholders' Principal Distributable Amount...........................................................        S-21
OID...................................................................................................        S-24
Principal Distributable Amount........................................................................        S-21
Principal Payment Amount..............................................................................        S-17
Purchased Receivable..................................................................................        S-21
Rating Agencies.......................................................................................         S-1
Realized Losses.......................................................................................        S-22
Record Date...........................................................................................        S-17
Recoveries............................................................................................        S-22
Reserve Account Initial Deposit.......................................................................        S-22
Simple Interest Receivable............................................................................        S-12
Specified Reserve Account Balance.....................................................................   S-5, S-23
Tax Counsel...........................................................................................        S-24
Total Available Amount................................................................................        S-19
Total Servicing Fee...................................................................................        S-22
Trust.................................................................................................         S-8
Trust Agreement.......................................................................................         S-8
Underwriter...........................................................................................        S-27

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASE PROSPECTUS

    [LOGO]

FIRST SECURITY-REGISTERED TRADEMARK- AUTO OWNER TRUSTS
ASSET BACKED NOTES
ASSET BACKED CERTIFICATES

FIRST SECURITY BANK-REGISTERED TRADEMARK-, N.A.
SELLER AND SERVICER

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 IN THIS PROSPECTUS.
The Notes of any series represent the obligations of the related Trust only. The Certificates of such series represent the beneficial interest in the related Trust only. Neither the Notes nor the Certificates issued by any Trust represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its respective affiliates.
This Prospectus may be used to offer and sell any Securities only if accompanied by an applicable Prospectus Supplement.

    THE TRUSTS--
    - A new trust will be formed to issue each series of Securities.
    - The primary assets of each Trust will be:
       - a pool of fixed rate retail motor vehicle installment sales contracts and installment loans;
       - monies received on such contracts and loans;
       - a security or ownership interest in the automobiles and lights trucks financed under such contracts and loans; and
       - other related assets.
   THE SECURITIES--
       - will represent indebtedness of the related Trust (in the case of the Notes) or beneficial interests in the related Trust (in the case of the Certificates);
       - will be paid only from the assets of the related Trust;
       - will represent the right to payments in the amounts and at the times described in the related Prospectus Supplement;
       - may benefit from one or more forms of credit enhancement; and
       - will be issued as part of a designated series, which will include one or more classes of Notes and one or more classes of Certificates.
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                January 20, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We tell you about the Securities in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to particular Securities, including your Securities, and (b) the accompanying supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"), which will describe the specific terms of your Securities, including:

    - the timing of any interest and principal payments;

    - the priority of any interest and principal payments;

    - financial and other information about the property owned by the related Trust;

    - information about credit enhancement for each class;

    - the ratings of each class; and

    - the method for selling the Securities.

The terms of particular Securities may vary between this Prospectus and the Prospectus Supplement, in which case you should rely on the information in the Prospectus Supplement.

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Securities in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms" beginning on page 50 in this Prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                        ---
PROSPECTUS SUMMARY................           4
  The Parties.....................           4
  The Offered Securities..........           4
  The Trust Property..............           5
  Credit Enhancement..............           6
  Servicing and Administrative
    Arrangements..................           7
  Optional Repurchase.............           8
  The Agreements..................           8
  Tax Status......................           8
  ERISA Considerations............           8
RISK FACTORS......................           9
  Maturity and Prepayment
    Considerations................           9
  Extensions and Deferrals of
    Payments on Receivables.......           9
  Limited Assets of Each Trust....           9
  Potential Priority of Certain
    Liens.........................          10
  Possible Reductions and Delays
    in Payments Due to Bankruptcy
    and Insolvency................          10
  Limited Enforceability of the
    Receivables...................          11
  Limited Reliance on the Bank and
    its Affiliates................          11
  Subordination...................          12
  Risk of Commingling of Assets...          12
  Limited Ability to Resell
    Securities....................          12
  Limited Significance of
    Ratings.......................          12
FORMATION OF THE TRUSTS...........          13
TRUST PROPERTY....................          13
THE MOTOR VEHICLE LOAN
  PORTFOLIO.......................          14
  General.........................          14
  Origination of Receivables......          14
  Underwriting....................          14
  Servicing and Collections.......          15
  Physical Damage Insurance.......          16
  Delinquency and Loss
    Experience....................          16
MATURITY AND PREPAYMENT
  ASSUMPTIONS.....................          17
POOL FACTORS AND TRADING
  INFORMATION.....................          17
USE OF PROCEEDS...................          18
THE BANK..........................          18
DESCRIPTION OF THE NOTES..........          19
  General.........................          19
  Principal and Interest on the
    Notes.........................          19
  The Indenture...................          20
  Certain Covenants...............          22
  The Indenture Trustee...........          23
DESCRIPTION OF THE CERTIFICATES...          24
  General.........................          24

                                       PAGE
                                        ---
  Distributions of Interest and
    Certificate Balance...........          24
  The Owner Trustee...............          24
CERTAIN INFORMATION REGARDING THE
  SECURITIES......................          25
  Fixed Rate Securities...........          25
  Floating Rate Securities........          25
  Indexed Securities..............          25
  Book-Entry Registration.........          26
  Definitive Securities...........          29
  Reports to Securityholders......          29
DESCRIPTION OF THE TRANSFER AND
  SERVICING AGREEMENTS............          32
  Sale and Assignment of
    Receivables...................          32
  Accounts........................          34
  Servicing Procedures............          35
  Collections.....................          35
  Servicing Compensation and
    Payment of Expenses...........          35
  Net Deposits....................          36
  Advances........................          36
  Certain Matters Regarding the
    Servicer......................          36
  Distributions...................          37
  Credit Enhancement..............          37
  Statements to Trustees and
    Trust.........................          38
  Evidence as to Compliance.......          38
  Events of Servicing
    Termination...................          39
  Rights Upon Event of Servicing
    Termination...................          39
  Waiver of Past Defaults.........          40
  Amendment.......................          40
  Payment of Notes................          40
  Termination.....................          40
  Administration Agreement........          41
CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.....................          42
  Rights in the Receivables.......          42
  Security Interests in the
    Financed Vehicles.............          42
  Repossession....................          44
  Notice of Sale; Redemption
    Rights........................          44
  Deficiency Judgments and Excess
    Proceeds......................          45
  Consumer Protection Laws........          45
  Other Limitations...............          46
ERISA CONSIDERATIONS..............          46
PLAN OF DISTRIBUTION..............          47
LEGAL MATTERS.....................          48
WHERE YOU CAN FIND MORE
  INFORMATION.....................          49
INDEX OF TERMS....................          50

                               PROSPECTUS SUMMARY

    - This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Securities, read carefully this entire document and the accompanying Prospectus Supplement.

    - This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this information in this Prospectus and the accompanying Prospectus Supplement.

THE PARTIES

Issuer.......................  Each Series of Securities will be issued by a separate Trust created pursuant to a Trust Agreement.

Seller and Servicer..........  First Security Bank-Registered Trademark-, N.A. will be the
                               Seller and the Servicer for each Trust.

Owner Trustee................  Each Trust will have an Owner Trustee as specified in the related Prospectus Supplement.

Indenture Trustee............  Each Trust will have an Indenture Trustee as specified in the related Prospectus Supplement.

THE OFFERED SECURITIES         We will describe in each Prospectus Supplement the
                               Securities we are offering at that time. The offered
                               Securities will include one or more classes of asset-backed
                               Notes and may include one or more classes of asset-backed
                               Certificates. We sometimes refer to the Notes and
                               Certificates issued by the same Trust as a "SERIES". We may not offer all classes of a Series pursuant to this
                               Prospectus. Instead, we may retain one or more classes and we may sell one or more classes in private placements.

                               THE NOTES

                               Each Note will represent the right to receive payments of
                               principal and interest as described in the related
                               Prospectus Supplement.

                               In general, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates
                               (with respect to each class of Notes, the "INTEREST RATE").
                               The Interest Rate for each class of Notes, or the method for determining the Interest Rate, will be specified in the
                               related Prospectus Supplement. Each class of Notes may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of these. Each class of Notes may also provide for principal payments to be made at
                               different times and in different amounts.

                               If a Series includes two or more classes of Notes, each
                               class may differ as to the timing and priority of payments of principal and interest, seniority and allocations of
                               losses. Some classes of Notes may be subordinated to other classes of Notes of the same Series as described in the
                               related Prospectus

                               Supplement.

                               THE CERTIFICATES

                               The Certificates included in each Series may or may not be offered under this Prospectus and the related Prospectus
                               Supplement. In general, each class of Certificates will have a stated Certificate Balance (the "CERTIFICATE BALANCE") and will accrue interest on such Certificate Balance at a
                               specified rate (with respect to each class of Certificates, the "PASS-THROUGH RATE"). Each Prospectus Supplement will
                               specify the Pass-Through Rate for each class of Certificates offered by that Prospectus Supplement or the method for
                               determining the Pass-Through Rate. Each Certificate offered hereby will represent the right to receive payments of
                               interest and with respect to Certificate Balance as
                               described in the related Prospectus Supplement. Each class of Certificates may also provide for payments in respect of
                               Certificate Balance to be made at different times and in
                               different amounts.

                               Payments on the Certificates issued by a Trust will be
                               subordinated in priority to payments on the related Notes.
                               The details of the subordination will be specified in the
                               related Prospectus Supplement. In addition, if a Series
                               includes two or more classes of Certificates, each class may differ as to timing and priority of payments of interest and with respect to Certificate Balance, seniority and
                               allocations of losses. Some classes of Certificates may be subordinated to other classes of Certificates of the same
                               Series as described in the related Prospectus Supplement.

                               REGISTRATION AND CLEARANCE

                               Unless otherwise provided, Securities offered hereby will be registered in the name of Cede & Co., as the nominee of the
                               Depository Trust Company in the United States or Cedel or
                               Euroclear in Europe. A holder of Securities will not receive a definitive certificate representing its interest, except in certain limited circumstances when Securities in fully
                               registered, certificated form are issued.

                               DENOMINATIONS

                               Securities will be available for purchase in the
                               denominations specified in the related Prospectus
                               Supplement. If no denomination is specified, then the Notes will be available for purchase in minimum denominations of
                               $1,000 and in greater whole-dollar denominations and the
                               Certificates will be available for purchase in minimum
                               denominations of $20,000 and in greater whole-dollar
                               denominations.

                               RATINGS

                               Each Prospectus Supplement will specify the ratings upon
                               which the issuance of the related Securities will be
                               conditioned.

THE TRUST PROPERTY             The primary assets of each Trust will be a pool of fixed
                               rate retail motor vehicle installment sales contracts and
                               installment loans made by the Seller or through a Dealer
                               that sold a motor vehicle. The Receivables in each Trust
                               will be sold by the Seller to the Trust. The Trust Property will also include:

                                   - All monies due or received under the Receivables after
                                   the Cutoff Date specified in the related Prospectus
                                     Supplement;

                                   - A security or ownership interest in the new and used
                                   automobiles and light trucks financed by the
                                     Receivables;

                                   - Any proceeds from claims on certain related insurance
                                   policies or from obligors under the Receivables;

                                   - Certain amounts on deposit in the Trust Accounts as
                                   described herein and in the related Prospectus
                                     Supplement;

                                   - Certain rights of the Seller relating to Receivables
                                   from agreements between the Seller and the Dealers that
                                     sold the Financed Vehicles and related documents; and

                                   - All rights of the Trust under the Sale and Servicing
                                   Agreement.

                               In addition, a Trust may have the right to purchase
                               additional Receivables (the "SUBSEQUENT RECEIVABLES") from the Seller after the related Securities are issued if
                               certain conditions are satisfied. In such case, a portion of the proceeds from the sale of the related Securities
                               (referred to as the "PRE-FUNDED AMOUNT") will be held in a
                               Trust Account (referred to as the "PRE-FUNDING ACCOUNT") and used to pay the purchase price for Subsequent Receivables
                               and related purposes. The related Prospectus Supplement will describe the right, if any, of a Trust to purchase
                               Subsequent Receivables.

                               The Trust Property will be assigned by each Trust to the
                               related Indenture Trustee for the benefit of the Noteholders and the Certificateholders to the extent provided in the
                               related Indenture.

CREDIT ENHANCEMENT             A holder of a class of Securities may benefit from one or
                               more features that provide additional payment protection.
                               These features are called "CREDIT ENHANCEMENT" and may
                               include any one or more of the following, as specified in
                               the related Prospectus Supplement:
                               - subordination of one or more other classes of Securities
                               - a Reserve Account
                               - a Yield Supplement Account
                               - Advances
                               - interest rate swaps or caps

                               - over collateralization
                               - letters of credit
                               - credit or liquidity facilities
                               - repurchase obligations
                               - third party payments or other support
                               - cash deposits

                               RESERVE ACCOUNT

                               If so specified in the related Prospectus Supplement, the
                               Trust will have a RESERVE ACCOUNT. The Reserve Account will be funded as follows:

                                   - On the Closing Date, the Seller will deposit the
                                   Reserve Account Initial Deposit specified in the related
                                     Prospectus Supplement.

                                   - To the extent provided in the related Prospectus
                                   Supplement, additional amounts will be deposited in the
                                     Reserve Account in connection with the purchase of
                                     Subsequent Receivables.

                                   - To the extent specified in the related Prospectus
                                   Supplement, the amount in the Reserve Account will be
                                     supplemented by the deposit of funds remaining after
                                     providing for amounts to be distributed to the holders
                                     of the Notes and the Certificates and the payment to
                                     the Servicer of the Servicing Fee.

                               Funds on deposit in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Securities to the extent
                               described herein and in the related Prospectus Supplement.

                               Unless otherwise specified in the related Prospectus
                               Supplement, amounts in the Reserve Account (after giving
                               effect to all distributions to be made to or for the benefit of the Noteholders, the Certificateholders and the Servicer)
                               in excess of the SPECIFIED RESERVE ACCOUNT BALANCE (as
                               defined in the related Prospectus Supplement) will be paid to the Seller.

                               YIELD SUPPLEMENT AGREEMENT; YIELD SUPPLEMENT ACCOUNT

                               If so specified in the related Prospectus Supplement, the
                               Seller or a third party will enter into a yield supplement agreement for any Trust and/or establish a yield supplement account for the benefit of the holders of the related
                               Securities. A yield supplement agreement or account is
                               designed to provide for payments to Securityholders where
                               the interest rate of a Receivable is less than the sum of
                               the applicable Interest Rate or Pass-Through Rate and the
                               Servicing Fee Rate.

SERVICING AND                  With respect to each Series of Securities, the Seller will
ADMINISTRATIVE                 transfer the Receivables to the related Trust pursuant to a
ARRANGEMENTS                   Sale and Servicing Agreement between the Seller and the
                               Trust (the "SALE AND SERVICING AGREEMENT"). The Servicer
                               will service, manage, maintain custody of and make
                               collections on the Receivables. The Servicer will receive a servicing fee from the related Trust. In addition, the Bank, as the Administrator, will undertake certain administrative duties with respect to each Trust under an Administration
                               Agreement. See "Description of the Transfer and Servicing
                               Agreements-- Servicing Compensation and Payment of
                               Expenses."

                               The Prospectus Supplement may provide that the Servicer may make an Advance with respect to each Receivable in an amount described in the related Prospectus Supplement if payments are due and unpaid on such Receivable. The Servicer will not be obligated to make any Advance in respect of a Receivable to the extent that it does not expect to recover such
                               Advance from subsequent collections or recoveries on such
                               Receivable. The Servicer will be entitled to reimbursement of all Advances.

OPTIONAL REPURCHASE            Unless otherwise provided in the Prospectus Supplement, the
                               Servicer will have the option to purchase the Receivables of a Trust in the manner and on the terms and conditions
                               described under "Description of the Transfer and Servicing
                               Agreements--Termination." Any such purchase would result in the payment in full of all outstanding Securities.

THE AGREEMENTS                 With respect to each Trust, we will enter into the
                               agreements described below. We may also enter into other
                               agreements to provide for Credit Enhancement or other
                               matters.

                               SALE AND SERVICING AGREEMENT

                               A Sale and Servicing Agreement between the Seller, the Trust and the Indenture Trustee will provide for the transfer of the Receivables by the Seller to the related Trust. The Sale and Servicing Agreement will also appoint the Servicer and set forth servicing procedures, compensation and other
                               matters relating to the servicing of the Receivables, as
                               well as matters relating to collections and distributions on the Securities.

                               THE TRUST AGREEMENT

                               A Trust Agreement between the Seller and the Owner Trustee will provide for the formation of each Trust and the
                               issuance of the related Certificates.

                               THE INDENTURE

                               For each Trust, the Notes will be issued pursuant to the
                               terms of an Indenture between the Trust and the related
                               Indenture Trustee. The Trust Property will be pledged by
                               each Trust to the related Indenture Trustee for the benefit of the Notes and Certificates to the extent provided in such
                               Indenture.

                               ADMINISTRATION AGREEMENT

                               Pursuant to an Administration Agreement between the Bank,
                               the Trust and the related Indenture Trustee, the Bank will agree to act as Administrator and provide notices and
                               perform on behalf of the related Trust and Owner Trustee
                               certain other administrative obligations required by the
                               related Indenture.

TAX STATUS                     For information concerning the application of the federal
                               income tax laws, including whether the Notes will be
                               characterized as debt for federal income tax purposes, see the accompanying Prospectus Supplement. We urge you to
                               consult your own tax counsel before you purchase any
                               Securities.

ERISA CONSIDERATIONS           Subject to the considerations discussed under "ERISA
                               Considerations" herein and in the related Prospectus
                               Supplement, the Notes are eligible for purchase by employee benefit plans.

                               No Certificates may be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of
                               1974, as amended, or by any individual retirement account.
                               See "ERISA Considerations" herein and in the related
                               Prospectus Supplement.

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any Securities.

MATURITY AND PREPAYMENT        Obligors may prepay the Receivables in full or in part. In
CONSIDERATIONS                 addition, prepayment may result from defaults or the receipt of proceeds from credit life, disability or physical damage insurance. Also, the Seller may be required to repurchase
                               Receivables from a Trust in certain circumstances, and the
                               Servicer may have the right to purchase all remaining
                               Receivables from a Trust pursuant to its optional purchase right. See "Description of the Transfer and Servicing
                               Agreements--Sale and Assignment of Receivables" and
                               "--Termination." Each such prepayment, repurchase or
                               purchase will shorten the average life of the related
                               Securities. Prepayment rates may be influenced by a variety of economic, social and other factors and cannot be
                               predicted with any assurance. For example, decreases in
                               interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle without the consent of the
                               Seller may affect the rate of prepayment. If prepayments
                               occurred after a decline in interest rates, you may be
                               required to reinvest your funds at a return lower than the applicable Interest Rate or Pass Through Rate. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the Receivables
                               held by your Trust unless otherwise provided in the related
                               Prospectus Supplement. See "Maturity and Prepayment
                               Assumptions."

EXTENSIONS AND DEFERRALS       In certain circumstances, the Servicer may permit an
OF PAYMENTS ON RECEIVABLES     extension on payments due on Receivables on a case-by-case basis. In addition, the Servicer has historically offered
                               payment deferrals to all Obligor's that meet the Bank's
                               eligibility requirements for such deferrals in June and in
                               December of each year. Any such deferrals or extensions may extend the maturity of the Receivables and increase the
                               weighted average life of the related Securities. Any fees
                               received by the Servicer associated with such deferrals or extensions will increase the principal balance of the
                               related Receivable. Any reinvestment risk resulting from
                               extensions or deferrals of payments on Receivables will be borne entirely by you as a Securityholder. However, unless otherwise provided in the related Prospectus Supplement, if any payment deferral of a Receivable results in extending
                               the term beyond the latest FINAL SCHEDULED DISTRIBUTION DATE
                               (as defined in the related Prospectus Supplement) for any
                               class of Securities, the Servicer will be required to
                               purchase the Receivable from the related Trust. See "The
                               Motor Vehicle Loan Portfolio-- Underwriting."

LIMITED ASSETS OF EACH         Each Trust will not have any significant assets or sources
TRUST                          of funds other than the Receivables and any Credit
                               Enhancement provided for in the related Prospectus
                               Supplement. The Notes will represent obligations solely of, and the Certificates will represent interests in, the
                               related Trust. Except to the extent specifically described in the related Prospectus Supplement, the Notes and the
                               Certificates will not be insured or guaranteed by the
                               Seller, any Owner Trustee, any Indenture Trustee, any of
                               their affiliates or any other person or entity. You must
                               rely on payments on the related Receivables and, if
                               available, amounts on deposit in the Trust Accounts and any
                               Credit

                               Enhancement to the extent provided in the related Prospectus
                               Supplement for repayment of your Securities.

POTENTIAL PRIORITY OF          The Seller will file financing statements to perfect the
CERTAIN LIENS                  interest of each Trust in its Receivables as required by the
                               Uniform Commercial Code in the relevant states (the "UCC").
                               Similarly, financing statements will be filed as required by the UCC to perfect the pledge of the Receivables by the
                               Trust to the Indenture Trustee. For each Trust, the Servicer will appoint First Security Service Company, an affiliate of the Servicer, as the custodian to hold the Receivables and the Receivable Files. The Receivables Files will not be
                               segregated, stamped or otherwise marked to indicate that
                               they have been sold to the Trust or pledged to the Indenture
                               Trustee. However, the Servicer and First Security Service
                               Company will note in their computer records that the
                               Receivables have been sold to the Trust and pledged to the
                               Indenture Trustee. If another party purchases or takes a
                               security interest in the Receivables (i) for value, (ii) in the ordinary course of business and (iii) without actual
                               knowledge of the Trust's and the Indenture Trustee's
                               interest, such purchaser or secured party will acquire an
                               interest in the Receivables superior to the interest of the
                               Trust and the Indenture Trustee.

                               The Seller will assign its security interest in the Financed
                               Vehicles to the Trust and the Trust will pledge such
                               security interest to the Indenture Trustee. The certificates of title or ownership of the Financed Vehicles will not
                               identify the Trust or the Indenture Trustee as the new
                               secured party. In Utah, Idaho and most other states, in most cases, if (i) the Bank files an application requesting the
                               Bank's lien be noted on the certificates of title or
                               ownership, and/or (ii) the Bank has possession of such
                               certificates with the notation within 20 days after the
                               Obligor takes possession of the Financed Vehicle, then the security interest of the Trust and the Indenture Trustee in the Financed Vehicle will be perfected against other
                               security interests. Idaho also has procedures allowing for a paperless electronic record of title. There is a risk,
                               however, in certain states that if the Trust or the
                               Indenture Trustee is not identified as the new secured party on the certificate of title, its security interest may not be perfected. In the event a Trust or the Indenture Trustee does not have a perfected security interest in a Financed
                               Vehicle, its security interest, and the security interest of the Indenture Trustee, would be subordinate to a bankruptcy trustee of the Obligor, a subsequent purchaser of the
                               Financed Vehicle or a holder of a perfected security
                               interest. See "Certain Legal Aspects of the Receivables."

POSSIBLE REDUCTIONS AND        The Seller intends that the transfer of Receivables to each
DELAYS IN PAYMENTS DUE TO      Trust be treated as a sale. If the Seller were to become
BANKRUPTCY AND INSOLVENCY      insolvent, the Federal Deposit Insurance Act ("FDIA"), as
                               amended by the Financial Institutions Reform, Recovery and
                               Enforcement Act of 1989 ("FIRREA"), gives certain powers to the Federal Deposit Insurance Corporation ("FDIC"), if it
                               were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to a Trust of payments
                               collected on the related Receivables. Under FIRREA, if the transfer of the Receivables to the Trust were characterized as a loan secured by a pledge of Receivables rather than a sale, such Trust's security interest in the Receivables
                               should be respected by the FDIC if--

                               - the Seller's transfer of the Receivables is the grant of a valid security interest in the Receivables to such Trust;

                                   - the Seller becomes insolvent and the FDIC is appointed
                                   conservator or receiver of the Seller; and

                                   - the security interest (a) is validly perfected before
                                   the Seller's insolvency and (b) was not taken in
                                     contemplation of the Seller's insolvency or with the
                                     intent to hinder, delay or defraud the Seller or its
                                     creditors.

                               If the FDIC were to assert a different position, your
                               payments of outstanding principal and interest could be
                               delayed and possibly reduced or the FDIC might have the
                               right to repay the Securities early and for an amount which may be greater or less than their principal balance. For
                               example, under the FDIA, the FDIC could--

                                   - require the Trust or the Indenture Trustee to go
                                   through an administrative claims procedure to establish
                                     its right to those payments;

                                   - request a stay of proceedings with respect to the
                                   Seller; or

                                   - reject the Seller's sales contract and limit the
                                   Trust's resulting claim to "actual direct compensatory
                                     damages."
                               See "Certain Legal Aspects of the Receivables--Other
                               Limitations" in this Prospectus.

LIMITED ENFORCEABILITY         Federal and state consumer protection laws regulate the
OF THE RECEIVABLES             creation and enforcement of consumer loans such as the
                               Receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory
                               provisions. In some cases, this liability could affect an
                               assignee's ability to enforce secured loans such as the
                               Receivables. If an Obligor had a claim against any Trust for violation of these laws prior to the Cutoff Date, the Seller must repurchase the Receivable unless the breach is cured.
                               If the Seller fails to repurchase such Receivable, payments in respect of your Security may be reduced or delayed.

LIMITED RELIANCE ON THE        The Bank and its affiliates are generally not obligated to
BANK AND ITS AFFILIATES        make any payments to you in respect of your Securities and do not guarantee payments on the Receivables or your
                               Securities. However, the Bank, as Seller will make
                               representations and warranties with respect to the
                               characteristics of the Receivables. In certain
                               circumstances, the Seller may be required to repurchase
                               Receivables with respect to which the representations and
                               warranties have been breached. If the Seller fails to
                               repurchase such Receivables, payments in respect of your
                               Security may be reduced or delayed. See "Description of the
                               Transfer and Servicing Agreements--Sale

                               and Assignment of Receivables."

                               In addition, in certain circumstances, the Servicer may be required to purchase Receivables. If the Servicer fails to purchase Receivables, payments in respect of your Security may be reduced or delayed. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." If the Bank
                               were to stop acting as the Servicer, delays in processing
                               payments on the Receivables and information in respect of
                               the Receivables could occur and result in delays in payments to you.

SUBORDINATION                  To the extent provided in the related Prospectus Supplement, payments of interest and/or principal on the Securities of any class of Securities may be subordinated in priority of payment to interest and/or principal due on one or more
                               other classes of Securities in the same Series. As a result, if your class of Securities is subordinated, you will not
                               receive any distributions on a Distribution Date until the full amount of interest and/or principal of senior classes has been allocated to such senior Securities. In addition, to the extent provided in the related Prospectus Supplement, the Class B Notes of a Series may not be entitled to vote on matters while any Class A Notes remain outstanding.

RISK OF COMMINGLING OF         With respect to each Trust, the Servicer will generally be
ASSETS                         required to deposit all collections and proceeds of the
                               Receivables into the Collection Account of such Trust within two business days of receipt. However, if certain conditions satisfactory to the Rating Agencies are satisfied, the
                               Servicer will not be required to deposit such amounts in the
                               Collection Account until shortly before funds are needed to make required distributions to the Securityholders. Until
                               these funds have been deposited in the Collection Account, the Servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own
                               funds. If the Servicer cannot deposit the funds in the
                               Collection Account on the specified date, you might incur a loss. See "Description of the Transfer and Servicing
                               Agreements--Collections on the Receivables."

LIMITED ABILITY TO RESELL      The related Underwriters may assist in resales of the
SECURITIES                     Securities but they are not required to do so. A secondary market for any Securities may not develop. If a secondary
                               market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your
                               Securities.

LIMITED SIGNIFICANCE OF        Each class of Securities offered hereunder will be issued
RATINGS                        only if the rating specified in the related Prospectus
                               Supplement is received. A security rating is not a
                               recommendation to buy, sell or hold the Securities. The
                               ratings may be revised or withdrawn at any time. Ratings on the Securities do not address the timing of distributions of principal and interest on the Securities prior to the
                               applicable Final Scheduled Distribution Date.

                            FORMATION OF THE TRUSTS

With respect to each Series of Securities, the Seller will establish a separate trust (a "TRUST") by selling and assigning the Receivables and certain other Trust Property to the related Trust in exchange for such Securities. The Notes and Certificates of a Series are collectively referred to as "SECURITIES." Prior to such sale and assignment, such Trust will have no assets or obligations or any operating history. No Trust will engage in any activity other than acquiring and holding the related Trust Property, issuing the related Securities and making payments on the related Securities.

The Servicer will service the Receivables of each Trust, either directly or through subservicers, and will be paid the Servicing Fee out of collections from the Receivables, prior to distributions to the Securityholders. The Servicer will also be entitled to the Supplemental Servicing Fee. Certain other expenses of each Trust will be paid by the Servicer or by the Seller as provided in the applicable Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses."

For each Trust, the Servicer will appoint an affiliate, First Security Service Company, to hold the Receivables and Receivable Files as custodian (the "CUSTODIAN") for the Trust and on behalf of the Indenture Trustee. Although the Receivables will not be marked or stamped to indicate that they have been sold to a Trust or pledged to an Indenture Trustee, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify such Trust or Indenture Trustee as the new secured party, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust and pledged to the related Indenture Trustee. Under such circumstances and in certain jurisdictions, a Trust's or an Indenture Trustee's interest in the Receivables and the Financed Vehicles may be subordinate to certain third parties. See "Certain Legal Aspects of the Receivables--Rights in the Receivables" and "--Security Interests in the Financed Vehicles."

No Trust will acquire any assets other than the related Trust Property, and it is not anticipated that any Trust will have a need for additional capital resources. Because each Trust will have no operating history upon its establishment and will not engage in any activity other than acquiring and holding the Trust Property, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to a Trust have been included herein, nor will any be included in a Prospectus Supplement.

                                 TRUST PROPERTY

The primary assets of each Trust (the "TRUST PROPERTY") will include (i) a pool of fixed rate motor vehicle installment sales contracts and installment loans made by the Seller or through a motor vehicle dealer (a "DEALER") that sold a motor vehicle (collectively, for any Trust, the "RECEIVABLES"), (ii) all monies due or received under such Receivables after a date which is specified in the related Prospectus Supplement (a "CUTOFF DATE"), (iii) certain amounts from time to time on deposit in the related Trust Accounts, including any Reserve Account,
(iv) security interests in the new and used automobiles and light trucks financed by the Receivables (the "FINANCED VEHICLES"), (v) certain rights of such Trust under the related Yield Supplement Agreement (if any), (vi) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering such Financed Vehicles or the related obligors under the Receivables (each, an "OBLIGOR"),
(vii) the Seller's right to all documents and information contained in the Receivable Files, (viii) the rights of such Trust under the related Sale and Servicing Agreement, (ix) certain of the Seller's rights relating to such Receivables under agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents (the "DEALER AGREEMENTS"), (x) the rights under any applicable Credit Enhancement to the extent specified in the applicable Prospectus Supplement and (xi) all proceeds (within the meaning of the UCC) of the foregoing.

                        THE MOTOR VEHICLE LOAN PORTFOLIO

GENERAL

The Bank originates retail motor vehicles installment sales contracts and installment loans secured by new and used automobiles and light-duty trucks manufactured by a number of automobile manufacturers through Dealers and branches of the Bank ("MOTOR VEHICLE LOANS"). The Motor Vehicle Loans to be transferred to any Trust have been or will be originated by participating Dealers or will be made by the Bank directly to borrowers. All applications are reviewed by the Bank in accordance with its established underwriting procedures.

Historically, a substantial portion of the Bank's portfolio of Motor Vehicle Loans are located in Utah and Idaho, and that area of the country generally. Detailed information relating to the geographic distribution of Motor Vehicle Loans will be set forth in the related Prospectus Supplement.

The following is a description of the origination, underwriting and servicing of the Bank's portfolio of Motor Vehicle Loans as of the date of this Prospectus. Any material changes to this information with respect to a Trust known at the time such Trust is created will be set forth in the related Prospectus Supplement.

ORIGINATION OF RECEIVABLES

The Bank's direct loans are referred to, and approved at, the Direct Loan Center located in Boise. Applications for credit which originate with Dealers are sent via facsimile to the Application Processing Center in Boise. These applications are data-entered and transmitted through the Application Processing System to Regional Dealer Services Centers located in Salt Lake City, Utah and Boise and Lewiston, Idaho. These centers are responsible for all credit analysis and credit decisions on indirect loan requests.

Bank wide consumer loan collections are performed by the Consumer Collection Center located in Salt Lake City.

The Consumer Loan Servicing Center located in Boise, reviews and tracks all loan documentation, stores and maintains all loan files, follows up on lien perfection, processes payments, reconciles accounting records and provides for internal and external reporting for all of the Bank's direct and indirect consumer lending business. In addition, this department provides central processing of manufacturers' drafts and flooring requests for the Regional Dealer Services Centers and processing of flooring billing and payments.

Credit administration is provided by the Small Business and Consumer Loan Administration department located in Boise. This department provides policy and functional guidance for all areas of consumer lending.

UNDERWRITING

The Bank uses the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a Dealer and in making an installment loan. Each applicant is evaluated individually by the Bank based on underwriting guidelines developed by the Bank. These underwriting guidelines are intended to assess the applicant's ability to repay such loan and the adequacy of the Financed Vehicle as collateral. Among the criteria considered in evaluating the individual applications are (i) stability of the applicant with specific regard to the applicant's length of residence in the area, occupation, length of employment, and whether the applicant rents or owns a residence, (ii) the applicant's payment history, (iii) a debt service to net monthly income ratio test, and (iv) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle.

The Bank obtains information from the loan application form which generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history, and a description of the Financed Vehicle. Upon receipt of an application, the Bank obtains a credit bureau report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. The Bank's analysts generally verify the applicant's employment or, where appropriate, check directly with the applicant's creditors. The Bank's general policy has been to reject applications for applicants whose debt service to net monthly income ratio exceeds 45%.

The amount financed by the Bank under a retail installment sale contract generally will not exceed (i) for a new Financed Vehicle, the Dealer wholesale price, plus sales tax, license fees, title fees, service and warranty contracts, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing and (ii) for a used Financed Vehicle, the wholesale value of the Financed Vehicle (as determined according to industry standards and price quotations), plus sales tax, license fees, title fees, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing. However, the maximum amounts advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the Financed Vehicle. These adjustments are made to assure the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan.

Since January 1994, an empirically based credit scoring process has been used to objectively index an applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles in order to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and validated and, if necessary, updated based upon statistical sampling of actual credit results. The Bank's credit scoring process is intended to provide a basis for lending decisions, but is not meant to supersede the judgment of the credit analyst.

The information for an applicant is evaluated by the Bank's experienced credit officers as a package; no one factor is determinative to the analysis. As a result, certain Motor Vehicle Loans may not comply with all of the Bank's guidelines. Deviations from the guidelines must be approved by a lending officer with appropriate authority. Motor Vehicle Loans which do not comply with all of the Bank's guidelines must have strong compensating factors which indicate a high ability of the applicant to repay the loan. Any Receivables sold by the Bank to any Trust which were the subject of special financing or other promotional programs will have been approved by the Bank in accordance with its normal and customary underwriting practices and procedures for all Motor Vehicle Loans.

The Bank has established internal control procedures and performs periodic audits to ensure compliance with the underwriting guidelines and its established policies and procedures for Motor Vehicle Loans originated directly by the Bank as well as those originated through Dealers.

Dealers from which the Bank purchases retail installment sale contracts have been selected by the Bank based on the Dealer's financial and operating history. Each such Dealer has made representations and warranties to the Bank with respect to the contracts originated through it and the security interests in the Financed Vehicles relating thereto, although such representations and warranties do not relate to the creditworthiness of any applicant or the collectibility of any loans. However, as to a generally small percentage of the Motor Vehicle Loans, there is recourse to a Dealer ("DIRECT RECOURSE") if an applicant defaults under a Receivable, subject to certain conditions to be fulfilled by the Bank. Upon breach of any representation or warranty made by a Dealer with respect to a retail installment sale contract originated through it, the Bank has a right against such Dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right or any right of direct recourse, the Bank considers the prior performance of the Dealer and other business and commercial considerations. The Bank, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the applicable Trust.

SERVICING AND COLLECTIONS

Collection activities with respect to delinquent Motor Vehicle Loans are performed by the Bank's collection personnel. Under current practices, collection personnel generally initiate contact, by mail, with obligors whose Motor Vehicle Loans have become more than 10 days delinquent. In the event that such contact fails to resolve the delinquency, the collection personnel typically contact the obligor by telephone after the Motor Vehicle Loan becomes 13 days delinquent. Generally, after a Motor Vehicle Loan continues delinquent for 90 days, the Financed Vehicle is repossessed; however, under certain circumstances, the Financed Vehicle may be repossessed immediately after a Motor Vehicle Loan has become delinquent. After repossession, the Bank is required to give reasonable notice of any proposed sale of the Financed Vehicle, and the Bank's practice is to give the obligor 10 days' notice. Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the vehicle to be repossessed. The Bank recognizes losses on Motor Vehicle Loans at the time it deems such Motor Vehicle Loans to be uncollectible, which is generally at the time it has exhausted all of its non-legal remedies, typically no later than the 120th day of delinquency. The servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment. Upon repossession and disposition of the Financed Vehicle, any deficiency remaining will be pursued to the extent deemed practical.

The Bank, as Servicer, may, on a case-by-case basis, permit extensions with respect to the due dates of Receivables or payment deferrals in the discretion of a senior credit officer other than the origination officer. In addition to such extensions, the Bank, as Servicer, has historically offered payment deferrals to a broader population of qualifying applicants in June and in December of each year. Unless otherwise specified in a Prospectus Supplement, all obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of such payment deferrals. Any such deferrals or extensions may extend the maturity of the applicable Receivable and increase the weighted average life of the Receivables and any fees associated therewith will increase the principal balance of the related Receivable. Any deferral or extension could also result in delays of payments on the related Securities.

PHYSICAL DAMAGE INSURANCE

The Bank requires that an obligor provide an insurance policy covering collision and comprehensive insurance. The deductibles are a maximum of $1,000 (or such other amount as the Servicer determines, consistent with the standard of care required by the applicable Sale and Servicing Agreement) each for the collision insurance and the comprehensive insurance. The Bank uses an automatic insurance tracking system. If, after 42 days, the Bank has not received evidence of the proper insurance, a notice is sent to the obligor. After giving the obligor another 28 days to purchase the required insurance, the Bank force places "collateral protection insurance" policies on the Financed Vehicle. If the principal balance of a Motor Vehicle Loan is less than $3,500 (or such other amount as the Servicer determines, consistent with the standard of care required by the applicable Sale and Servicing Agreement) the Bank does not force place insurance. An amount equal to the premium to cover the policy is added to the loan, and monthly payments are adjusted to pay for the insurance premium over a nine-month period. Unless otherwise specified in the Prospectus Supplement, such additional principal and any interest thereon will not be deemed Trust Property. Virtually all of such force placed insurance policies are written for one year and then re-issued for subsequent years if necessary. Insurance on the Motor Vehicle Loans is currently written through Balboa Life and Casualty Company. Balboa Life and Casualty Company also currently provides the Bank with an errors and omissions policy for insurance follow-ups.

DELINQUENCY AND LOSS EXPERIENCE

Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, rising consumer debt burden per household and increases in personal bankruptcies. Information with respect to delinquencies, repossessions and charge-offs will be set forth in the Prospectus Supplement, including, to the extent appropriate, data indicating the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans. No assurance can be made that the performance of the Receivables in any Trust will be similar to historical experience.

                      MATURITY AND PREPAYMENT ASSUMPTIONS

Full or partial prepayments on the Receivables in a Trust will have the effect of reducing the weighted average life of the Securities, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Securities. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the related Financed Vehicle or the Receivable becoming a Liquidating Receivable. If a Prospectus Supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption on or immediately following the end of the FUNDING PERIOD (as defined in the related Prospectus Supplement) in an amount and in the manner specified in the related Prospectus Supplement. No assurance can be given as to the level or timing of prepayments. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Interest Rate or Pass-Through Rate. Securityholders will bear all reinvestment risk resulting from prepayment of the Receivables in the related Trust.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables in a Trust. Any reinvestment risks resulting from a faster or slower incidence of prepayment of such Receivables will be borne by the related Securityholders. See "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase all of the Receivables in a Trust in certain circumstances.

The Bank maintains certain records of the historical prepayment experience of its portfolio of Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful information with respect to the Receivables in a Trust. In any event, no assurance can be given that prepayments on such Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to any Receivables.

                      POOL FACTORS AND TRADING INFORMATION

The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the close of such date (after giving effect to payments to be made on such date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates, if any, will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates, as of the close of such date (after giving effect to distributions to be made on such date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be
1.0000000 as of the date of the initial issuance of the Securities (the "CLOSING DATE") and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

Securityholders will receive periodic reports concerning payments received on the Receivables, the Aggregate Receivables Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, in each case related to such Trust, and various other items of information specified in the related Prospectus Supplement. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                USE OF PROCEEDS

Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given Series (after making the initial deposit in the related Reserve Account, if any, Yield Supplement Account, if any, or the deposit of the Pre-Funded Amount into the related Pre-Funding Account, if any) will be added to the Seller's general funds.

                                    THE BANK

First Security Bank-Registered Trademark-, N.A., a national banking association (the "BANK"), which will act as the Seller and Servicer for the Trusts, is a subsidiary of First Security Corporation, a Delaware multi-state financial services corporation based in Salt Lake City, Utah. First Security Corporation is the oldest continuously operating multi-state bank holding company in the United States. The Bank is a major participant in the motor vehicle financing and dealer flooring markets in Utah, Idaho and neighboring market areas, as well as in all facets of consumer and commercial lending.

                            DESCRIPTION OF THE NOTES

GENERAL

With respect to each Trust, one or more classes of asset-backed notes (the "NOTES") will be issued pursuant to the terms of an Indenture (each, an "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. With respect to each Series, the rights and benefits of the Trust in the Trust Property will be assigned to the Indenture Trustee as collateral for the related Notes and Certificates to the extent provided in the related Indenture. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Notes of any Series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Notes and the related Indenture.

Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY"), except as set forth below.

PRINCIPAL AND INTEREST ON THE NOTES

The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes will be described in the related Prospectus Supplement. Each Prospectus Supplement will specify the Distribution Dates on which payments will be made (each, a "PAYMENT DATE"), which may be monthly, quarterly or otherwise. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of each Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Notes ("STRIP NOTES") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate or the method for determining the Interest Rate for each class of Notes of a given Series. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of any applicable Funding Period or as a result of the Servicer's exercise of its purchase option.

In the case of a Series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest of each such class, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

Unless the related Prospectus Supplement specifies that Notes of different classes within a Series will have different priorities, payments to Noteholders of all classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available could be less than the amount of total interest required with respect to the Notes on any of the Payment Dates; in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to each such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of Notes may be entitled to receive principal payments prior to the receipt of principal payments by other classes of such Series. If so provided in the related Prospectus Supplement, a class or classes of Notes may have a Final Scheduled Distribution Date of less than 397 days from the applicable Closing Date and such class or classes may have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related Final Scheduled Distribution Date would constitute an Event of Default under the related Indenture.

To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of Notes may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of the related Series of Notes may be designated to receive principal payments on a Payment Date only if principal payments have been made to another class of Notes, and to receive any excess payments over the amount required to be paid to another class of Notes on such Payment Date. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

If the Servicer exercises its option, if any, to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" herein, the related outstanding Notes will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Noteholders of the related Series may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

THE INDENTURE

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power therein conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trustee Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, such Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required (a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes required to direct the related Indenture Trustee to sell or liquidate the Receivables, the consent of the holders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements;
(vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of: (i) a default in the payment of any interest on any such Note for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture which default materially and adversely affects the rights of the related Noteholders, and which default continues for a period of 30 days after written notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least a majority in principal amount of such Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less); or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the related Trust. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the related Note Distribution Account (absent acceleration of the Notes). Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes on any Payment Date generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

If an Event of Default should occur and be continuing with respect to the Notes of any Series, unless otherwise specified in the related Prospectus Supplement, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

If the Notes of any Series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the related Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal and the accrued interest on such outstanding Notes at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any such Notes, and such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of such Notes.

If an Event of Default occurs and is continuing with respect to a Series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

Unless and to the extent the related Prospectus Supplement specifies other circumstances in which a holder of a Note of a Series will have the right to institute the proceedings described below, no holder of such a Note will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than a majority in principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request,
(iv) such Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

CERTAIN COVENANTS

Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments of principal and interest on the related Notes and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default with respect to such Series shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the ratings, if any, of the Notes and the Certificates, if any, then in effect would not be downgraded or withdrawn by the related Rating Agencies as a result of such merger or consolidation, (v) such action as was necessary to maintain the lien and security interest created by such Indenture shall have been taken, and (vi) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder or Certificateholder.

Each Trust will not, among other things, (i) except as expressly permitted by the related Indenture, the related Transfer and Servicing Agreements and the related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, or (v) permit any lien of such Indenture not to constitute a valid first priority security interest in the related Receivables (other than with respect to any such tax, mechanics' or other lien).

No Trust may engage in any activity other than as specified herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the related Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time. The Administrator of the related Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Administrator of the related Trust will be obligated to appoint a successor indenture trustee for the related Series of Notes. If an Event of Default occurs under an Indenture and the related Prospectus Supplement provides that a given class of Notes of the related Series is subordinated to one or more other classes of Notes of such Series, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of such classes of Notes. In any such case, the related Indenture will provide for a successor trustee to be appointed for one or more of such classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the related Indenture Trustee which are different from those of subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any Series of Notes will not become effective until acceptance of the appointment by the successor indenture trustee for such Series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

With respect to each Trust, one or more classes of asset-backed certificates (the "CERTIFICATES") of the related Series may be issued pursuant to the terms of a Trust Agreement (each, a "TRUST AGREEMENT"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Certificates of any Series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Certificates and the related Trust Agreement.

The related Prospectus Supplement will specify whether each class of Certificates of the related Series offered thereby will initially be represented by one or more Certificates, in each case registered in the name of the Depository or its nominee (except as set forth below) or will be issued in fully registered, certificated form.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest of each class of Certificates with respect to any Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Dates and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Certificates ("STRIP CERTIFICATES") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate (which may be zero for certain classes of Strip Certificates). The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given Series. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series will be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal on each such class, and any schedule or formula or other provisions applicable to the determination thereof, shall be as set forth in the related Prospectus Supplement.

If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" herein, related Certificateholders will receive as prepayment an amount in respect of such Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, related Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

THE OWNER TRUSTEE

The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. The Owner Trustee under each Trust Agreement will perform administrative functions including, if specified in the related Prospectus Supplement, making distributions from the related Certificate Distribution Account. An Owner Trustee may resign at any time by giving written notice thereof to the Administrator under the related Trust Agreement, in which event the Administrator or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee if such Owner

Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement, becomes legally unable to act or if such Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the related Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the related Prospectus Supplement. Unless otherwise set forth in the related Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Interest and Certificate Balance" herein.

FLOATING RATE SECURITIES

Each class of Floating Rate Securities will bear interest for each related Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, an "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the related Prospectus Supplement as being applicable to such class.

The related Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

As specified in the related Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The related Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given Series, which may be either the Owner Trustee or any Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the related Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

INDEXED SECURITIES

To the extent so specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("INDEXED SECURITIES") in which the principal amount payable at the Final Scheduled Distribution Date for such class (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the related Prospectus Supplement (such Indexed Securities, "CURRENCY INDEXED SECURITIES"); (ii) the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (such Indexed Securities, "COMMODITY INDEXED SECURITIES"); (iii) the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "STOCK INDEXED SECURITIES"); or (iv) such other objective price or economic measures as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the related Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the related Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the related Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the related Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

Unless otherwise specified in the related Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the related Prospectus Supplement as the "FACE AMOUNT" of such Indexed Security. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable Final Scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

Securityholders may hold their Securities through the Depository Trust Company ("DTC") (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

DTC's nominee will be Cede & Co. ("CEDE"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any book-entry securities of any class or Series. Unless and until Definitive Securities are issued under the limited circumstances described therein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing its interest in such Security. All references herein and in the related Prospectus Supplement to actions by Securityholders refer to actions taken by DTC upon instructions from its Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable Securities, for distribution to Securityholders in accordance with DTC's procedures with respect thereto. See "--Definitive Securities" herein.

Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. "PARTICIPANTS" include securities brokers and dealers (who may include an underwriter with respect to any series), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to "INDIRECT PARTICIPANTS" such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

A "SECURITYHOLDER," as used herein, shall mean a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on Securities from the related Owner Trustee or Indenture Trustee, as applicable (the "APPLICABLE TRUSTEE"), through the Participants, who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Securityholders will not be recognized by the Trustee as Noteholders ("NOTEHOLDERS") or Certificateholders ("CERTIFICATEHOLDERS"), as such term is used in the related Trust Agreement and Indenture, as applicable, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participants or organizations.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not physically possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of physical certificates for such Securities.

DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United

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
States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement, as applicable, on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Except as required by law, neither the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

Unless otherwise specified in the related Prospectus Supplement, any Notes or Certificates of a given Series will be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES" or "DEFINITIVE NOTES," together, the "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to the Depository or its nominee, only if (i) the related Administrator notifies the Applicable Trustee in writing that it has been advised that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes or the Certificates and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, with respect to such Securities, the holders representing at least a majority of the outstanding principal amount of the related Notes or the Certificates, as applicable, of such Series advise the Applicable Trustee and DTC through Participants in writing that they have determined that the continuation of a book-entry system through the Depository (or successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Securities. Upon surrender by DTC to the Applicable Trustee of the global certificates representing the corresponding Securities and receipt by the Applicable Trustee of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities and thereafter the Applicable Trustee will recognize the holders of such Definitive Securities as Noteholders or Certificateholders under the related Indenture or Trust Agreement ("HOLDERS").

Distributions of principal with respect to, and interest on, such Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture or Trust Agreement, as applicable, directly to the Holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the related Applicable Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the related notice of final distribution mailed to Holders.

Definitive Securities will be transferable and exchangeable subject to such reasonable regulations as the Applicable Trustee may prescribe. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other government charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

With respect to each Series of Securities, on each Distribution Date, the Paying Agent will include with each distribution to each Noteholder and/or Certificateholder a statement prepared by the Servicer, which will include (to the extent applicable), among other things, the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes or Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

         (i) the amount of the distribution allocable to principal with respect to each class of such Notes and to the Certificate Balance of each class of such Certificates and the derivation of such amounts;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Notes and each class of Certificates of such Series;

        (iii) amount of the Servicing Fee paid to the Servicer in respect of the related Collection Period;

        (iv) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

        (v) the aggregate unreimbursed Advances (if any) as of the last day of the preceding Collection Period and the change in such amount from the previous Collection Period;

        (vi) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Collection Period;

       (vii) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, in each case after giving effect to all payments reported under clause (i) above on such date;

       (viii) the Interest Rate or Pass-Through Rate for the next period with respect to any class of Notes or any class of Certificates of such Series with variable or adjustable rates;

        (ix) the amount of the aggregate realized losses, if any, for the preceding Collection Period;

        (x) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities and the change in such amounts from the preceding statement;

        (xi) the aggregate Repurchase Amounts with respect to the Receivables, if any, that were repurchased by the Seller or purchased by the Servicer in such Collection Period;

       (xii) the balance of the Reserve Account (if any) or any other enhancement account, as of such date, after giving effect to changes therein on such date, the calculation of the Specified Reserve Account Balance and the calculation of the components of the Specified Reserve Account Balance on such date (as defined in the related Prospectus Supplement) or any other required enhancement account balance on such date, and the components of calculating any such required balance;

       (xiii) for each date during the Funding Period, if any, the remaining Pre-Funded Amount; and

       (xiv) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series.

Each amount set forth pursuant to subclauses (i), (ii), (iii) and (iv) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

"INITIAL RECEIVABLE BALANCE" means, with respect to a Receivable, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, including insurance premiums, federal excise taxes, sales taxes and other items customarily financed as part of Motor Vehicle Loans and related costs, less payments received from the Obligor prior to the related Cutoff Date allocable to principal in accordance with the terms of the Receivable.

"RECEIVABLE BALANCE" means, as of the last day of the related Collection Period, with respect to any Receivable, the Initial Receivable Balance minus the sum, in each case computed in accordance with the terms of the Receivable, of (i) that portion of payments due on and after the Cutoff Date and on or prior to the last day of the related Collection Period allocated to principal, (ii) any prepayments applied by the Servicer to reduce the Receivable Balance and (iii) that portion of the following received and allocated to principal by the
Servicer: proceeds from any insurance policies covering the Financed Vehicle or Financed Vehicles, Liquidation Proceeds and proceeds from any Dealer Agreement. The Obligor on a Receivable secured by multiple Financed Vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of such Financed Vehicles and the security interest in such vehicles will generally be released.

"AGGREGATE RECEIVABLES BALANCE" means, as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date.

Unless otherwise specified in the related Prospectus Supplement, the statements for each Collection Period will be delivered to DTC for further distribution to Securityholders in accordance with DTC procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" herein. The Servicer, on behalf of each Trust, will file with the Commission such periodic reports with respect to each Trust as required under the Exchange Act and the rules and regulations of the Commission thereunder.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Servicer or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder or Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of (i) the Sale and Servicing Agreement pursuant to which each Trust will acquire Receivables from the Seller and the Servicer will agree to service such Receivables; (ii) the Trust Agreement pursuant to which each Trust will be created and (iii) the Administration Agreement pursuant to which the Bank will undertake certain administrative duties with respect to each Trust (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Transfer and Servicing Agreements related to any Series. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

On or before the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Seller will transfer and assign in consideration of the receipt of the related Securities, without recourse, to the related Trust pursuant to a Sale and Servicing Agreement its entire interest in the Receivables, if any, certain related property and the proceeds thereof, including, among other things, its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The Seller will sell the related Securities offered hereby (which may or may not include all Securities of such Series) to the respective underwriters set forth in the Prospectus Supplement. See "Plan of Distribution." To the extent specified in the related Prospectus Supplement, a portion of the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account and/or to the initial deposit into a Reserve Account, if any, or a Yield Supplement Account, if any. The related Prospectus Supplement for each Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the related Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "SUBSEQUENT TRANSFER DATE").

Each Sale and Servicing Agreement will set forth criteria that must be satisfied by each Receivable. Unless the related Prospectus Supplement specifies that certain of the criteria set forth below are not required to be satisfied, the criteria will include, among others, the following: (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated by the Seller in the ordinary course of its business or has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business and has been purchased by the Seller in the ordinary course of the Seller's business and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting and enforceable security interest in favor of the Seller in the related Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by the Seller to the Trust, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the first and last payments may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) in the event of a complete prepayment, provides for a payment that will fully pay the principal balance of such Receivable as of the first day of the Collection Period in which the Receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related interest rate; (ii) the information set forth in the related Schedule of Receivables was true and correct as of the close of business of the Seller on the Cutoff Date;
(iii) the Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable Federal, state and local laws, and regulations thereunder; (iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has no notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; (v) the Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the related Sale and Servicing Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this paragraph; (vii) the Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen;
(ix) if the principal balance of a Receivable exceeds $3,500 (or such other amount as is specified in the related Prospectus Supplement or as determined by the Servicer, consistent with the standard of care required by the Sale and Servicing Agreement), the Financed Vehicle securing such Receivable is insured under an insurance policy covering theft and physical damage, the premiums for which have been paid in full, and such insurance policy is in full force and effect; (x) the Receivable has not been sold, assigned, pledged or otherwise conveyed by the Seller to any person other than the related Trust, and, immediately prior to the transfer and assignment under the related Sale and Servicing Agreement, the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, such Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if such transfer to such Trust is deemed to be a transfer for security, such Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (xi) the Receivables are "chattel paper" as defined in the UCC; (xii) the Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable; and (xiii) there is only one original executed Receivable, and immediately prior to the related Closing Date, the Seller will have possession of such original executed Receivable.

Unless otherwise provided in the related Prospectus Supplement, as of the last day of the month following the date (or, if the Seller elects, the last day of the month including such date) on which the Seller discovers or receives written notice from the Indenture Trustee that a Receivable does not meet any of the criteria set forth in the related Sale and Servicing Agreement and such failure materially and adversely affects the interests of the related Securityholders in such Receivable, the Seller, unless it has cured the failed criterion, will repurchase such Receivable from the related Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective contract rate of interest through the last day of the month of repurchase (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to any Securityholder, the Owner Trustee or the Indenture Trustee for the failure of a Receivable to meet any of the criteria set forth in the related Sale and Servicing Agreement.

Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer and the Servicer will appoint the Custodian to hold such Receivables and the motor vehicle certificates of title relating thereto (each a "RECEIVABLE FILE") on behalf of the Trust and the related Indenture Trustee for the benefit of the Noteholders and Certificateholders to the extent set forth in the related Indenture. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to a Trust or the pledge to the Indenture Trustee and will not be segregated from the other Motor Vehicle Loans owned or serviced by the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to a Trust or the pledge of the Receivables to the related Indenture Trustee, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust and the pledge to the related Indenture Trustee. See "Certain Legal Aspects of the Receivables."

ACCOUNTS

With respect to each Trust, the Indenture Trustee will establish one or more segregated accounts in the name of the Indenture Trustee on behalf of the related Trust and for the benefit of the related Noteholders and any Certificateholders, into which all payments made on or with respect to the Receivables will be deposited (the "COLLECTION ACCOUNT"). The Servicer will also establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which, to the extent and in the manner described in the related Prospectus Supplement, amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholder will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will establish and maintain an account, in the name of the Trust on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT").

The Collection Account, Note Distribution Account, Certificate Distribution Account, Pre-Funding Account, if any, Reserve Account, if any, Yield Supplement Account, if any, and any other accounts identified as such in a related Prospectus Supplement for a Series are collectively referred to as the "TRUST ACCOUNTS."

Each Trust Account will be at all times an Eligible Deposit Account, unless otherwise provided in the related Prospectus Supplement. If any Trust Account held by the Indenture Trustee in its own trust department ceases to be an Eligible Deposit Account, the Indenture Trustee will be required to transfer such Account to an Eligible Bank or otherwise cause such Account to again become an Eligible Deposit Account. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

"ELIGIBLE BANK" means any institution with trust powers (which may be the Bank or the Owner Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a combined capital and surplus in excess of $100,000,000, the deposits of which are insured to the full extent permitted by law by the FDIC, which is subject to supervision and examination by Federal or state banking authorities and which has (A) (i) a rating of at least P-1 from Moody's Investors Service, Inc. ("MOODY'S") and A-l+ from Standard & Poor's Ratings Service, a Division of the McGraw Hill Companies ("S&P") with respect to short-term deposits obligations, and (ii) a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations, or (B) such other ratings as may be described in a Prospectus Supplement.

The Trust Accounts may be maintained with the Bank, or any affiliate of the Bank, if the Bank or such affiliate, as the case may be, and the Trust Accounts meet the eligibility criteria described in the preceding paragraphs.

Funds in the Trust Accounts will be invested in Eligible Investments. "ELIGIBLE INVESTMENTS" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Securities and may include, if otherwise eligible, debt securities of the Owner Trustees, the Bank or any of their affiliates and money market funds for which the Owner Trustees, the Indenture Trustees, the Bank or any of their affiliates is an investment manager or investment advisor. Investments of amounts on deposit in the Trust Accounts with respect to any Collection Period or Distribution Date are limited to obligations or securities that mature not later than the business day preceding the related Distribution Date or, with respect to the Note Distribution Account, the next Payment Date (each, a "DEPOSIT DATE"). However, to the extent permitted by each Rating Agency, funds on deposit in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities. Unless otherwise provided in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts will be paid to the Servicer and will not be available to Securityholders.

The Bank, in its capacity as the initial paying agent (the "PAYING AGENT") under each Indenture, will have the revocable right to withdraw funds from a Trust Account for the purpose of making distributions to the Noteholders in the manner provided therein.

SERVICING PROCEDURES

The Servicer will service the Receivables of each Trust and will make reasonable efforts to collect all payments due with respect to such Receivables and, in a manner consistent with the related Sale and Servicing Agreement and with the terms of the Receivables, will follow such collection and servicing procedures as it follows with respect to comparable new or used automobile Receivables that it services for itself and that are consistent with prudent industry standards. See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, unless otherwise provided in the related Prospectus Supplement, if any such modification of a Receivable alters the initial principal amount of such Receivable, the interest rate or the total number of payments such that the term is extended beyond the latest Final Scheduled Distribution Date for any class of Securities, the Servicer will be obligated to purchase the Receivable. Any such required purchase will constitute the sole remedy available to the Securityholders, the related Indenture Trustee or the related Owner Trustee for any such uncured breach.

Each Sale and Servicing Agreement will provide that the Servicer, on behalf of the related Trust, shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer has determined to charge off during any Collection Period in accordance with its customary servicing practices (each such Receivable, a "LIQUIDATING RECEIVABLE"). Proceeds of any Liquidating Receivable are "LIQUIDATION PROCEEDS." See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile Receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to receive an amount specified in the applicable Sale and Servicing Agreement as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation (collectively, "LIQUIDATION EXPENSES").

COLLECTIONS

With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "COLLECTION PERIOD") into the related Collection Account on a daily basis within forty-eight hours of receipt. However, at any time that and for so long as each condition to making deposits less frequently than daily as may be required by the related Rating Agencies or any enhancement provider or as set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Deposit Date preceding the related day in each month specified in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"). Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. The Servicer may, in order to satisfy the requirements described above, obtain letters of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a fee (the "SERVICING FEE") for each Collection Period payable on the related Distribution Date in an amount equal to the sum of (i) the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") and the Aggregate Receivables Balance as of the close of business on the last day of the second Collection Period immediately preceding the Collection Period in which such

Distribution Date occurs and (ii) unless otherwise specified in the related Prospectus Supplement with respect to any Trust, any late fees, prepayment charges (other than deferral fees) and other fees and charges collected during the related Collection Period. The Servicing Fee will also include any interest earned during the Collection Period on deposits in the Trust Accounts to the extent set forth in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, the "TOTAL SERVICING FEE") will be paid solely to the extent of amounts allocable thereto as specified in the related Prospectus Supplement. The Servicer will be entitled to reimbursement from each Trust for certain liabilities.

The Servicing Fee will compensate the Servicer for performing the functions of a third-party Servicer of motor vehicle Receivables as an agent for the Securityholders, including collecting and posting all payments and responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors and paying costs of collection and disposition of Financed Vehicles under Liquidating Receivables. The Servicing Fee also will compensate the Servicer for administering the Receivables of a Trust, accounting for collections and furnishing monthly and annual statements to the related Owner Trustee and the related Indenture Trustee with respect to distributions. The Servicing Fee will also compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent, the Transfer Agent, the Registrar and the Owner Trustee and its counsel, data processing costs and other costs incurred in connection with administering the applicable Receivables.

NET DEPOSITS

As an administrative convenience, the Servicer, so long as (i) no Event of Servicing Termination has occurred and is continuing and (ii) the Servicer has not been terminated as such, will be permitted to deposit the collections, aggregate Advances and Repurchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Seller for such Trust with respect to such Collection Period (remitting amounts to the Seller directly).

ADVANCES

The Prospectus Supplement may provide that the Servicer may, in its sole discretion, make a payment (an "ADVANCE") with respect to each delinquent Receivable in an amount described in such Prospectus Supplement. The Servicer may elect not to make any Advance with respect to a Receivable under the circumstances described in the related Prospectus Supplement. The Servicer will be entitled to be reimbursed for outstanding Advances in the manner described in the related Prospectus Supplement. The Servicer will deposit all Advances with respect to any Distribution Date on the related Deposit Date.

CERTAIN MATTERS REGARDING THE SERVICER

Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity assumes the obligations of the Servicer under a Sale and Servicing Agreement, will be the successor to the Servicer under that Sale and Servicing Agreement.

Each Sale and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under such Sale and Servicing Agreement and will have no other obligations or liabilities thereunder. Each Sale and Servicing Agreement will also provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's Servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The

Servicer may, however, at its own expense, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder.

DISTRIBUTIONS

With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, in respect of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable related Owner Trustee or Paying Agent to the Noteholders and the Certificateholders of such Series. The timing (monthly, quarterly or otherwise), calculation, allocation, order, source, priorities of and requirements for all payments to any class of Noteholders of such Series and all distributions to any class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the Collection Account directly to the Note Distribution Account and the Certificate Distribution Account, if any, for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a Reserve Account or Yield Supplement Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement.

Except as otherwise provided in the related Prospectus Supplement, distributions in respect of interest on the Notes will be made prior to distributions of principal thereon. Distributions in respect of Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

CREDIT ENHANCEMENT

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of one or more subordinate classes of Securities, a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account, over collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement. Credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit or cash flow enhancement for a Series of Securities may cover one or more other Series of Securities.

The presence of a Yield Supplement Agreement, a Reserve Account, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any form of credit enhancement, Securityholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.

The Seller may add to or supplement the Credit Enhancement for any class of Securities with another form of Credit Enhancement without the consent of the related Securityholders, provided that if any such addition shall affect any class of Noteholders or Certificateholders differently from any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholder or Certificateholder.

RESERVE ACCOUNT. If provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish a Reserve Account which will be maintained in the name of the related Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be included in the property of the related Trust. The Reserve Account will be funded by an initial deposit on the Closing Date and, if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date. As described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions will be made out of the related Reserve Account (i) to holders of the Securities covered thereby in the event of shortfalls and (ii) with respect to amounts, if any, in excess of the Specified Reserve Account Balance, to the Seller or to a third-party specified therein.

In the event the funds on deposit in a Reserve Account are reduced to zero, the Securityholders of such Series will bear directly the credit and other risks associated with ownership of the Receivables held by the related Trust, including the risk that such Trust may not have a perfected security interest in the Financed Vehicles. In such case, the amount available for distribution may be less than that described in the related Prospectus Supplement and the Securityholders may experience delays or suffer losses as a result, among other things, of defaults and delinquencies by the Obligors or previous extensions made by the Servicer.

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT. If so provided in the related Prospectus Supplement, the Seller or a third party will enter into a Yield Supplement Agreement (each, a "YIELD SUPPLEMENT AGREEMENT") and/or establish a Yield Supplement Account (each, a "YIELD SUPPLEMENT ACCOUNT") with the related Indenture Trustee or related Owner Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the sum of the applicable Interest Rate or Pass-Through Rate and the Servicing Fee Rate.

STATEMENTS TO TRUSTEES AND TRUST

Prior to each Distribution Date with respect to the Securities, the Servicer will provide to the related Owner Trustee and any Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Securityholders of such Series described herein under "Certain Information Regarding the Securities--Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will annually furnish to the related Trust and related Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the related Indenture Trustee on or before March 15 of each year, beginning the first March 15 that is at least three months after the related Closing Date, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under such Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing such default.

Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

EVENTS OF SERVICING TERMINATION

Except as otherwise provided in the related Prospectus Supplement, "EVENTS OF SERVICING TERMINATION" under each Sale and Servicing Agreement will consist of
(i) any failure by the Servicer to deliver to the related Owner Trustee or any Indenture Trustee the Servicer's report for the related Collection Period or any failure by the Servicer to deliver to the related Owner Trustee or Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of such Securities or the related Sale and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five business days after the due date;
(ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the related Sale and Servicing Agreement, which failure materially and adversely affects the rights of the related Trust or the Securityholders (which determination shall be made without regard to whether funds are available to the Securityholders pursuant to any related Credit Enhancement) and which continues unremedied for 60 days after the date of written notice of such failure (A) to the Servicer by the related Owner Trustee or the related Indenture Trustee or (B) to the related Owner Trustee or the related Indenture Trustee and the Servicer by holders of the related Notes (so long as Notes are outstanding) evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding); or (iii) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions by the Servicer indicating its insolvency pursuant to bankruptcy, receivership, conservatorship, insolvency or similar proceedings or its inability to pay its obligations. The holders of the related Notes (so long as Notes are outstanding) evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding) may, with the written consent of any provider of enhancement specified in the related Prospectus Supplement, waive certain defaults by the Servicer in the performance of its obligations.

RIGHTS UPON EVENT OF SERVICING TERMINATION

Unless otherwise provided in the related Prospectus Supplement, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the related Owner Trustee or holders of Certificates evidencing not less than a majority of the Certificate Balance then outstanding) by notice given in writing to the Servicer (and to the related Owner Trustee if given by the Certificateholders), may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor Servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If no Notes are outstanding, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement remains unremedied, the related Owner Trustee or holders of Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding, by notice given in writing to the Servicer (and to the related Owner Trustee if given by Certificateholders), may terminate all of the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement, whereupon a successor Servicer appointed by such Owner Trustee will succeed to all of the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that such Indenture Trustee or successor Servicer appointed by the Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. Such Indenture Trustee or successor Servicer may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee payable under such Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

Unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related Series (or, the holders of any Certificates of such Series evidencing not less than a majority of the Certificate Balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. No such waiver will impair such Securityholder's rights with respect to subsequent defaults.

AMENDMENT

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in the Related Documents, (iii) to add or supplement any credit enhancement for the benefit of Noteholders or Certificateholders (provided that if any such addition affects any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, or (v) to add, change or eliminate any other provision of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of such Noteholders or Certificateholders; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass-Through Rate or the Specified Reserve Account Balance or (ii) reduce the aforesaid percentage required of Noteholders or Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

PAYMENT OF NOTES

Upon payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and any Certificateholders of such Series, will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

With respect to each Trust, the obligations of the Servicer, the Seller, the related Owner Trustee and any related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the related Trust and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase all remaining Trust Property at a purchase price equal to the aggregate of the Repurchase Amounts of the remaining Receivables (other than Liquidating Receivables) from each Trust, as of the last day of any applicable Collection Period in which (i) the outstanding Aggregate Receivables

Balance with respect to the Receivables held by such Trust is 10% or less (or such other percentage as is specified in the related Prospectus Supplement) of the Aggregate Starting Receivables Balance and (ii) the Repurchase Amount for the Receivables (other than the Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all of the Securities, plus accrued and unpaid interest thereon. The "AGGREGATE STARTING RECEIVABLES BALANCE" shall mean the sum of the aggregate Starting Receivables Balance of all Receivables transferred to the related Trust.

As more fully described in the related Prospectus Supplement, concurrently with the purchase event specified above, any outstanding Notes of the related Series will be redeemed and the subsequent distribution to any related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such Series.

The related Owner Trustee and the related Indenture Trustee will give written notice of termination to each Securityholder of the related Series of record, which notice will specify the Distribution Date upon which such Securityholders may surrender their Securities to the related Owner Trustee for final payment. Upon receipt of written notice by the Trust, the Indenture Trustee will give written notice of redemption to each Noteholder of record and the Owner Trustee will give written notice of redemption to each related Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Owner Trustee specified in the notice of termination.

Subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or any Paying Agent in trust for payment on the Notes which remain unclaimed for two years shall, upon request of such Trust, be paid to such Trust (or its successor). Following any such payment, the Owner Trustee and any Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against such Trust. If, within 18 months after the first notice of final payment on any Certificates, there remain Certificates which have not been surrendered for cancellation, the related Owner Trustee may take appropriate steps to notify the applicable Certificateholders (the cost thereof paid out of the unclaimed amounts). Subject to applicable law, any funds that then remain shall be paid to the Seller.

ADMINISTRATION AGREEMENT

With respect to each Trust, the Bank, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, the "ADMINISTRATION AGREEMENT") with such Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust and Owner Trustee certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE"), which will be paid by the Servicer or as otherwise set forth in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

The Receivables are "chattel paper" as defined in Article 9 of the UCC. Article 9 of the UCC specifically states that with respect to a sale of chattel paper, the provisions of Article 9 apply. In that connection and to avail each Trust and related Indenture Trustee of the benefits and protections afforded by the UCC to a purchaser of chattel paper whether by reason of a sale thereof or the grant of a security interest therein against other competing claimants, actions prescribed by the UCC will be taken to "perfect" the interests of each Trust and related Indenture Trustee in the Receivables transferred to such Trust and pledged or granted to the related Indenture Trustee. First, the Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of Washington, Utah and Idaho to evidence the sale to such Trust and also the pledge to the Indenture Trustee. Second, following the sale and assignment of the Receivables to a Trust, pursuant to the related Sale and Servicing Agreement, the Custodian will be appointed by the Servicer to have physical possession of the Receivables and the Receivable Files as custodian for the Trust and the related Indenture Trustee. The Receivables will not be stamped, or otherwise marked to indicate that they have been sold to such Trust or further pledged to the Indenture Trustee; however, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust and pledged or granted to the Indenture Trustee and both will have notice of the interest of such Trust and the Indenture Trustee in such Receivables. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and somehow manages to take possession of the Receivables without actual knowledge of the Trust's or the Indenture Trustee's interests, such purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of that Trust and the Indenture Trustee. Under the related Sale and Servicing Agreement, in addition to the obligation to provide for perfection as above-described, the Seller is also obligated to assure that the interest of the Trust in the Receivables is perfected in such a manner as to affect the highest priority afforded by the UCC to such interests. Under the Indenture, the Trust shall designate the Indenture Trustee as its agent to assure that its security interest is maintained.

SECURITY INTERESTS IN THE FINANCED VEHICLES

Generally, retail motor vehicle installment sale contracts and installment loans such as the Receivables evidence loans to obligors to finance the purchase of motor vehicles. The loan documents also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Washington, Utah, Idaho and most other states, with the exception of the Idaho electronic title option hereinafter described, perfection of a security interest in the vehicle is accomplished by taking action to have the secured party's lien noted on the certificate of title. If the filing of the registration, title and lien application papers necessary to cause such notation to occur is accomplished within the appropriate period (20 days for Idaho and Washington and 30 days for Utah), the date of perfection is generally the date that such papers were executed except that the date of perfection in Washington is the date of attachment. Otherwise, perfection is deemed to occur at the time of filing such papers. Accordingly, if for any reason there is a failure to file such papers, or take other appropriate action, within the aforesaid period, subsequent purchasers and lien or security interest claimants whose interests are perfected before the filing of such papers would have prior claims to the vehicle. Also, even though the laws in Utah allow 30 days for such filing, a filing after 20 days exposes the secured party to a possible claim in a bankruptcy proceeding that the Obligor's grant of the security interest is a preferential transfer.

According to recent revisions to the laws of Washington, a security interest in a certificated vehicle may be temporarily perfected through the use of a "transitional ownership record." This is an electronic record of the interests of secured parties in a particular vehicle. It is only effective when a secured party does not possess the actual title to the vehicle and the department of licensing already has a computer record of the vehicles. None of the Receivables will be perfected utilizing this revision.

In Idaho, upon receipt of a properly completed title application, the department of motor vehicles is authorized to create a paperless electronic record of title to a vehicle in lieu of issuing a paper certificate of title if the department and the lienholder so agree in writing. Under this alternative method of registering and maintaining title to a motor vehicle, liens filed with the department shall be perfected and take priority according to the order of time in which the same are entered into the electronic records of the department. In the absence of a written agreement between the department and the lienholder to create a paperless electronic title, the paper certificate of title is the controlling title document evidencing the recording date.

The Bank's practice is to take such action as is required in accordance with its normal and customary servicing practices and procedures to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of title is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Bank will warrant in each Sale and Servicing Agreement that it has an enforceable first priority perfected security interest with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

Pursuant to each Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the related Trust. The Trust will pledge such interest to the Indenture Trustee for the benefit of the Noteholders and the Certificateholders to the extent provided in the related Indenture. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved.

In Utah, Idaho and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the notation of the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust and Indenture Trustee against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Indenture Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the related Trust or Indenture Trustee has failed to obtain or maintain a perfected security interest in a Financed Vehicle, their security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

With respect to each Trust, the Seller will warrant in the related Sale and Servicing Agreement as to each Receivable conveyed by it to such Trust that, on the Closing Date, it has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency) and such security interest will be assigned by the Seller to the related Trust. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Repurchase Amount. The repurchase obligation will constitute the sole remedy available to the affected Trust, the related Indenture Trustee, the related Owner Trustee and the related Securityholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Washington, Utah, Idaho and most other states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to reregister a motor vehicle, and many require that notice of such surrender be given to each secured party noticed on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would likely learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would likely learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Servicer would therefore have the opportunity to re-perfect the Seller's security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Motor Vehicle Loans, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor of a relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

Under the laws of Washington, Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain Federal tax liens over the lien of a secured party. The laws of certain states and Federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. For each Trust, the Seller will warrant in the related Sale and Servicing Agreement that, as of the Closing Date, the Seller has not taken any action which would have a material and adverse effect on the interests of the related Trust and Securityholders. If the Seller takes any such action, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the related Trust, Owner Trustee, Indenture Trustee and Securityholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

REPOSSESSION

In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, the laws of many jurisdictions (but not Washington, Utah and Idaho) require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession, except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest and, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states (but not Washington, Utah and Idaho), the Obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and other states that do not prohibit or limit such judgments (assuming proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions). Although a deficiency judgment can be sought in Washington, deficiency judgments are limited to the extent (i) the agreement so provides and
(ii) the collateral is chattel paper or accounts. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Financed Vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the Obligor.

CONSUMER PROTECTION LAWS

Numerous Federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts and regulations, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and other similar laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as a Trust or an Indenture Trustee, to enforce secured loans such as the Receivables.

The FTC's holder-in-due-course rule (the "FTC RULE") has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in most states. Although the Bank is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Bank, and each Trust as a holder of Receivables, will be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle. In Washington, Utah and Idaho, such claims and defenses could also arise under state "lemon laws," statutes governing the sale of "salvage" vehicles, and other consumer protection laws. Other examples of such claims include, but are not limited to, breach of implied UCC warranties and fraud.

Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage of such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle

Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Bank is not a seller of motor vehicles and is not subject to those laws, a violation thereof may form the basis for a claim or defense against the Bank or a Trust as a holder of the affected Receivable.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

The Seller will warrant in each Sale and Servicing Agreement as to each Receivable conveyed by it to the related Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the applicable Cutoff Date, an Obligor had a claim against such Trust for violation of any law and such claim materially and adversely affects that Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the related Trust, Indenture Trustee, Owner Trustee and Securityholders against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

The Seller intends that the transfer of the Receivables under each Sale and Servicing Agreement constitute a sale. FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to a Trust of payments collected on the Receivables. To the extent that the Seller is deemed to have granted a security interest in the Receivables to a Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to such Trust with respect to the affected Receivables should not be subject to recovery by the FDIC as receiver. If, however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee, on behalf of the Trust, to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in distributions on the Securities and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repay the Securities for an amount which may be greater or less than the principal balance thereof and which would shorten their weighted average life.

                              ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975
of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to such Plan Assets.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("PARTIES IN INTEREST" under ERISA and "DISQUALIFIED PERSONS" under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. The acquisition or holding of Securities by a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related Trust or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.

In addition, certain transactions involving a related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Securities if assets of the Trust were deemed to be Plan Assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as Plan Assets only if the Plan acquired an "equity interest" in the Trust and none of the exceptions in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY SECURITIES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THE RELATED PROSPECTUS SUPPLEMENT FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE SECURITIES OFFERED THEREBY.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described herein, subject to the provisions of our applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement (the "UNDERWRITING AGREEMENT") with respect to each Trust, the Seller will sell to each of the underwriters named therein and in the related Prospectus Supplement (each, an "UNDERWRITER"), and each of such Underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related Series set forth therein and in the related Prospectus Supplement. One or more classes of a Series may not be subject to an Underwriting Agreement. Any such classes will be retained by the Seller or sold in a private placement.

In each Underwriting Agreement, the Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such Underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

Each Underwriting Agreement will provide that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

Each Trust may, from time to time, invest funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from the Seller or any of its Affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such Underwriters to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters will represent that they will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that Series.

The place and time of delivery for the Securities of any Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

Certain legal matters will be passed upon for the Seller by Ray, Quinney & Nebeker, Salt Lake City, Utah and for the Underwriters by Kirkland & Ellis. Certain federal income tax and other matters will be passed upon for the Seller by Kirkland & Ellis. Certain Idaho state tax and other matters will be passed upon for the Seller by Moffatt, Thomas, Barrett, Rock & Fields, Alonzo W. Watson, a shareholder and director of Ray, Quinney & Nebeker, is also an officer of First Security Corporation. A daughter of the chief executive officer of First Security Corporation is a shareholder and director of Ray, Quinney & Nebeker.

                      WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the Securities with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov.).

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement.

As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 801-246-5976.

                                 INDEX OF TERMS

                                                                                                             PAGE
                                                                                                           ---------
Administration Agreement.................................................................................         41
Administration Fee.......................................................................................         41
Administrator............................................................................................         41
Advance..................................................................................................         36
Aggregate Receivables Balance............................................................................         31
Aggregate Starting Receivables Balance...................................................................         41
Applicable Trustee.......................................................................................         27
Bank.....................................................................................................         18
Base Rate................................................................................................         25
Calculation Agent........................................................................................         25
Cede.....................................................................................................         26
Cedel....................................................................................................         28
Cedel Participants.......................................................................................         28
Certificate Balance......................................................................................          5
Certificate Distribution Account.........................................................................         34
Certificateholders.......................................................................................         27
Certificate Pool Factor..................................................................................         17
Certificates.............................................................................................         24
Closing Date.............................................................................................         17
Code.....................................................................................................         46
Collection Account.......................................................................................         34
Collection Period........................................................................................         35
Commodity Indexed Securities.............................................................................         26
Cooperative..............................................................................................         28
Credit Enhancement.......................................................................................          6
Currency Indexed Securities..............................................................................         26
Custodian................................................................................................         13
Cutoff Date..............................................................................................         13
Dealer...................................................................................................         13
Dealer Agreements........................................................................................         13
Definitive Certificates..................................................................................         29
Definitive Notes.........................................................................................         29
Definitive Securities....................................................................................         29
Deposit Date.............................................................................................         34
Depositaries.............................................................................................         26
Depository...............................................................................................         19
direct recourse..........................................................................................         15
Disqualified Persons.....................................................................................         47
Distribution Date........................................................................................         35
DTC......................................................................................................         26
Eligible Bank............................................................................................         34
Eligible Deposit Account.................................................................................         34
Eligible Investments.....................................................................................         34
ERISA....................................................................................................         46
Euroclear................................................................................................         28
Euroclear Operator.......................................................................................         28
Euroclear Participants...................................................................................         28
Events of Default........................................................................................         21

Events of Servicing Termination..........................................................................         39
Face Amount..............................................................................................         26
FDIA.....................................................................................................         10
FDIC.....................................................................................................         10
Final Scheduled Distribution Date........................................................................          9
Financed Vehicles........................................................................................         13
FIRREA...................................................................................................         10
Fixed Rate Securities....................................................................................         25
Floating Rate Securities.................................................................................         25
FTC Rule.................................................................................................         45
Funding Period...........................................................................................         17
Holders..................................................................................................         29
Indenture................................................................................................         19
Indenture Trustee........................................................................................          4
Index....................................................................................................         26
Indexed Commodity........................................................................................         26
Indexed Currency.........................................................................................         26
Indexed Principal Amount.................................................................................         26
Indexed Securities.......................................................................................         25
Indirect Participants....................................................................................         27
Initial Receivable Balance...............................................................................         30
Interest Rate............................................................................................          4
Interest Reset Period....................................................................................         25
Issuer...................................................................................................          4
LIBOR....................................................................................................         25
Liquidating Receivable...................................................................................         35
Liquidation Expenses.....................................................................................         35
Liquidation Proceeds.....................................................................................         35
Moody's..................................................................................................         34
Motor Vehicle Loans......................................................................................         14
Note Distribution Account................................................................................         34
Noteholders..............................................................................................         27
Note Pool Factor.........................................................................................         17
Notes....................................................................................................         19
Obligor..................................................................................................         13
Owner Trustee............................................................................................          4
Participants.............................................................................................         27
Parties in Interest......................................................................................         47
Pass-Through Rate........................................................................................          5
Paying Agent.............................................................................................         35
Payment Date.............................................................................................         19
Plan Assets..............................................................................................         47
Plans....................................................................................................         47
Pre-Funded Amount........................................................................................          6
Pre-Funding Account......................................................................................          6
Prospectus Supplement....................................................................................          2
Receivable Balance.......................................................................................         31
Receivable File..........................................................................................         33
Receivables..............................................................................................         13
Related Documents........................................................................................         22
Repurchase Amount........................................................................................         33

Reserve Account..........................................................................................          7
Reserve Account Initial Deposit..........................................................................          7
Rules....................................................................................................         27
S&P......................................................................................................         34
Sale and Servicing Agreement.............................................................................          7
Schedule of Receivables..................................................................................         32
Securities...............................................................................................         13
Securityholder...........................................................................................         27
Seller...................................................................................................          4
Series...................................................................................................          4
Servicer.................................................................................................          4
Servicing Fee............................................................................................         35
Servicing Fee Rate.......................................................................................         35
Specified Reserve Account Balance........................................................................          7
Spread...................................................................................................         25
Spread Multiplier........................................................................................         25
Staring Receivables Balance..............................................................................         42
Stock Index..............................................................................................         26
Stock Indexed Securities.................................................................................         26
Strip Certificates.......................................................................................         24
Strip Notes..............................................................................................         19
Subsequent Receivables...................................................................................          6
Subsequent Transfer Date.................................................................................         32
Terms and Conditions.....................................................................................         28
Total Servicing Fee......................................................................................         36
Transfer and Servicing Agreements........................................................................         32
Trust....................................................................................................         13
Trust Account............................................................................................         34
Trust Agreement..........................................................................................         24
Trust Property...........................................................................................         13
UCC......................................................................................................          9
Underwriter..............................................................................................         47
Underwriting Agreement...................................................................................         47
Yield Supplement Account.................................................................................         38
Yield Supplement Agreement...............................................................................         38

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by First Security Bank, N.A. (the "Bank").

Securities and Exchange Commission Registration Fee...............  $ 695,000
Accounting Fees and Expenses......................................  $ 120,000
Legal Fees and Expenses...........................................  $ 400,000
Trustee's Fees....................................................  $  45,000
Printing and Engraving............................................  $ 125,000
Blue Sky Fees and Expenses (including counsel)....................  $  75,000
Rating Agency Fees................................................  $ 570,000
Miscellaneous.....................................................  $ 200,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles of Association of the Bank requires the Bank to indemnify its officers and directors against reasonable expenses (in the event of a derivative claim), and against reasonable expenses and damages (in the event of a third-party claim). This indemnity is available only if the officer or director in question was at the time of the acts complained of acting in his or her official capacity, in good faith and in or not opposed to the best interests of the Bank. However, no indemnity is allowed by the Bank if the officer or director is found to have been guilty of a crime, or to have acted in a manner evidencing willful misconduct or gross negligence, or where there is a final order assessing civil money penalties or requiring payments by the officer or director to the Bank. The Bank will not provide indemnity for a derivative claim if the officer or director shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Bank, unless a court shall nevertheless determine that indemnity is proper. The availability of indemnification for an officer or director will be determined under the foregoing standards by (a) a majority of disinterested directors, (b) the opinion of independent legal counsel retained to examine the conduct in question, or (c) a vote of the shareholders of the Bank.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

    The exhibits to this Registration Statement are listed in the Exhibit Index below.

    (b) Financial Statement Schedules: Not applicable with respect to this Registrant.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of the Registration Fee table in the effective Registration Statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, State of Utah on January 20, 1999.



                                FIRST SECURITY BANK, N.A., Registrant

                                By:                      *
                                     -----------------------------------------
                                                  L. Scott Nelson
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                SIGNATURE                                       TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

                    *
    ---------------------------------       Chairman (a Principal Executive Officer) and      January 20, 1999
             L. Scott Nelson                Director

                    *
    ---------------------------------       President (a Principal Executive Officer) and     January 20, 1999
           J. Patrick McMurray              Director

                    *                       Executive Vice President and Cashier
    ---------------------------------       (a Principal Financial and Accounting             January 20, 1999
              Brad D. Hardy                 Officer) and Director

                    *
    ---------------------------------       Director                                          January 20, 1999
            Spencer F. Eccles

                    *
    ---------------------------------       Director                                          January 20, 1999
             Morgan J. Evans

                    *
    ---------------------------------       Director                                          January 20, 1999
           Michael P. Caughlin

                    *
    ---------------------------------       Director                                          January 20, 1999
              Mark D. Howell

                    *
    ---------------------------------       Director                                          January 20, 1999
             David R. Golden



    The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of each of the above indicated officers and directors of the Registrant pursuant to the power of attorney signed by such officers and directors.



*By:      /s/ BRAD D. HARDY
      -------------------------
            Brad D. Hardy
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                                                   EXHIBIT
----------  ------------------------------------------------------------------------------------------------------
     *1.1   Form of Underwriting Agreement

     *3.1   Articles of Association, as amended, of First Security Bank, N.A.

     *3.2   Bylaws, as amended, of First Security Bank, N.A.

     *4.1   Form of Indenture between the Owner Trustee and the Indenture Trustee, including the form of Notes as exhibits thereto

     *4.2   Form of Owner Trust Agreement between First Security Bank, N.A. and the Owner Trustee

     *4.3   Form of Owner Trust Sale and Servicing Agreement between First Security Bank, N.A. and the Trust

     *4.4   Form of Administration Agreement

     *4.5   Form of Grantor Trust Pooling and Servicing Agreement between First Security Bank, N.A. and the Trust, including the form of Class A Certificate and the form of Class B Certificate and Yield Supplement
              Agreement and exhibits thereto

    **5.1   Opinion of Kirkland & Ellis re Legality for Grantor Trusts

    **5.2   Opinion of Kirkland & Ellis re Legality for Owner Trusts

    **8.1   Opinion of Kirkland & Ellis re Tax Consequences for Grantor Trusts

    **8.2   Opinion of Kirkland & Ellis re Tax Consequences for Owner Trusts

   **23.1   Consent of Kirkland & Ellis (contained in Exhibits 5.1 and 8.1)

   **23.2   Consent of Kirkland & Ellis (contained in Exhibits 5.2 and 8.2)

   **23.3   Consent of Ray, Quinney & Nebeker for Grantor Trusts

   **23.4   Consent of Ray, Quinney & Nebeker for Owner Trusts

   **23.5   Consent of Moffatt, Thomas, Barrett, Rock & Fields

   **23.6   Consent of Moffatt, Thomas, Barrett, Rock & Fields

   **24.1   Powers of Attorney of directors and officers of First Security Bank, N.A. (included on the signature pages to the Registration Statement)

  ***25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.


------------------------

*   Incorporated by reference to registrant's Registration Statement No.
    333-35847.


**  Previously filed.



*** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.